                                                                    Exhibit 99.2

                                    EXECUTION

                       AMENDED AND RESTATED LOAN AGREEMENT

                            Dated as of May 12, 2003

                                      among

                          PINNACLE ENTERTAINMENT, INC.

                         The Lenders referred to herein

                                       and

                 BANK OF AMERICA, N.A., as Administrative Agent

            BEAR STEARNS CORPORATE LENDING INC., as Syndication Agent

             CIBC INC. and SOCIETE GENERALE, as Documentation Agents

  Banc of America Securities LLC and Bear, Stearns & Co. Inc. have acted as the Joint Lead Arrangers and Joint Book Managers of the credit facilities described herein, and Societe Generale has acted as a Co-Arranger.

                                TABLE OF CONTENTS

                                                                                                     Page
                                                                                                     ----
ARTICLE 1 DEFINITIONS AND ACCOUNTING TERMS.............................................................6

   1.1     Defined Terms...............................................................................6
   1.2     Use of Defined Terms.......................................................................39
   1.3     Accounting Terms...........................................................................39
   1.4     Rounding...................................................................................39
   1.5     Exhibits and Schedules.....................................................................39
   1.6     References to "Borrower and its Subsidiaries"..............................................39
   1.7     Miscellaneous Terms........................................................................39

ARTICLE 2 LOANS AND LETTERS OF CREDIT.................................................................41

   2.1     Loans -- General...........................................................................41
   2.2     Base Loans.................................................................................42
   2.3     LIBOR Loans................................................................................42
   2.4     Letters of Credit..........................................................................43
   2.5     Voluntary Reduction of Commitments.........................................................49
   2.6     Scheduled Reduction of Commitments.........................................................49
   2.7     Optional Termination of Commitments........................................................49
   2.8     Optional Increase to the Commitments.......................................................50
   2.9     Administrative Agent's Right to Assume Funds Available for Advances........................51
   2.10    Swing Line.................................................................................52
   2.11    Collateral and Guarantees..................................................................53
   2.12    Activation of Reserved Portion of the Revolving Commitment.................................53

ARTICLE 3 PAYMENTS AND FEES...........................................................................54

   3.1     Principal and Interest.....................................................................54
   3.2     The Incremental Margin.....................................................................55
   3.3     Upfront Fees and Arrangement Fees..........................................................56
   3.4     Original Issue Discount....................................................................56
   3.5     Early Termination Fee......................................................................56
   3.6     Commitment Fees............................................................................56
   3.7     Letter of Credit Fees......................................................................56
   3.8     Agency Fees................................................................................57
   3.9     Increased Commitment Costs.................................................................57
   3.10    LIBOR Costs and Related Matters............................................................57
   3.11    Late Payments..............................................................................60
   3.12    Computation of Interest and Fees...........................................................60
   3.13    Non-Business Days..........................................................................60
   3.14    Manner and Treatment of Payments...........................................................60
   3.15    Funding Sources............................................................................63
   3.16    Failure to Charge Not Subsequent Waiver....................................................63
   3.17    Administrative Agent's Right to Assume Payments Will be Made by Borrower...................63
   3.18    Fee Determination Detail...................................................................63
   3.19    Survivability..............................................................................63

ARTICLE 4 REPRESENTATIONS AND WARRANTIES..............................................................64

   4.1     Existence and Qualification; Power; Compliance With Laws...................................64

                                      -i-

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
   4.2     Authority; Compliance With Other Agreements and Instruments and Government Regulations.....64
   4.3     No Governmental Approvals Required.........................................................65
   4.4     Subsidiaries...............................................................................65
   4.5     Financial Statements.......................................................................66
   4.6     No Other Liabilities; No Material Adverse Changes..........................................66
   4.7     Title to Property..........................................................................66
   4.8     Intangible Assets..........................................................................66
   4.9     Public Utility Holding Company Act.........................................................66
   4.10    Litigation.................................................................................66
   4.11    Binding Obligations........................................................................67
   4.12    No Default.................................................................................67
   4.13    ERISA......................................................................................67
   4.14    Regulations T, U and X; Investment Company Act.............................................67
   4.15    Disclosure.................................................................................67
   4.16    Tax Liability..............................................................................68
   4.17    Projections................................................................................68
   4.18    Hazardous Materials........................................................................68
   4.19    Gaming Laws................................................................................68
   4.20    Land Sales.................................................................................68
   4.21    Security Interests.........................................................................68
   4.22    Lake Charles Project Entitlements..........................................................70

ARTICLE 5 AFFIRMATIVE COVENANTS (OTHER THAN INFORMATION AND REPORTING REQUIREMENTS)...................71

   5.1     Payment of Taxes and Other Potential Liens.................................................71
   5.2     Preservation of Existence..................................................................71
   5.3     Maintenance of Properties..................................................................71
   5.4     Maintenance of Insurance...................................................................71
   5.5     Compliance With Laws.......................................................................73
   5.6     Inspection Rights..........................................................................73
   5.7     Keeping of Records and Books of Account....................................................73
   5.8     Compliance With Agreements.................................................................73
   5.9     Use of Proceeds............................................................................73
   5.10    Future Collateral..........................................................................73
   5.11    New Significant Subsidiaries...............................................................74
   5.12    Hazardous Materials Laws...................................................................74
   5.13    Post-Closing Filings with Gaming Authorities...............................................74
   5.14    The Lake Charles Vessel....................................................................74

ARTICLE 6 NEGATIVE COVENANTS..........................................................................76

   6.1     Payment of Subordinated Obligations........................................................76
   6.2     Disposition of Property....................................................................76
   6.3     Mergers....................................................................................77
   6.4     Hostile Acquisitions.......................................................................77
   6.5     Distributions..............................................................................77
   6.6     ERISA......................................................................................78
   6.7     Change in Nature of Business...............................................................78
   6.8     Liens and Negative Pledges.................................................................78
   6.9     Indebtedness and Guaranty Obligations......................................................79
   6.10    Transactions with Affiliates...............................................................80

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
   6.11    Fixed Charge Coverage Ratio................................................................80
   6.12    Net Senior Debt Ratio......................................................................80
   6.13    Net Total Debt Ratio.......................................................................80
   6.14    Capital Expenditures.......................................................................81
   6.15    Investments................................................................................82
   6.16    Subsidiary Indebtedness....................................................................83
   6.17    Amendments to Subordinated Obligations.....................................................83
   6.18    In-Balance Requirement.....................................................................83
   6.19    Lake Charles Project.......................................................................83
   6.20    Permitted Asset Sales......................................................................85
   6.21    Commencement of Lake Charles Project.......................................................86
   6.22    Impediments to Distributions...............................................................86

ARTICLE 7 INFORMATION AND REPORTING REQUIREMENTS......................................................87

   7.1     Financial and Business Information.........................................................87
   7.2     Compliance Certificates....................................................................89

ARTICLE 8 CONDITIONS..................................................................................90

   8.1     Conditions to the Closing Date.............................................................90
   8.2     Each Revolving Obligation and each Withdrawal from the Completion Reserve Account..........93
   8.3     Conditions to Revolving Obligations Which Exceed $25,000,000 and to Withdrawals
              From The Completion Reserve Account.....................................................96
   8.4     Conditions to Lake Charles Project Financings..............................................97

ARTICLE 9 THE COMPLETION RESERVE ACCOUNT..............................................................99

   9.1     General....................................................................................99
   9.2     Investments and Withdrawals................................................................99
   9.3     Priority of Distributions..................................................................99
   9.4     Required Deposits..........................................................................99
   9.5     Post Construction Termination of the Completion Reserve Account...........................100
   9.6     Early Termination of the Completion Reserve Account.......................................100

ARTICLE 10 EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT......................................101

   10.1    Events of Default.........................................................................101
   10.2    Remedies Upon Event of Default............................................................103
   10.3    Gaming Laws and Liquor Laws...............................................................104

ARTICLE 11 THE ADMINISTRATIVE AGENT..................................................................106

   11.1    Appointment and Authorization.............................................................106
   11.2    Delegation of Duties......................................................................106
   11.3    Liability of Administrative Agent.........................................................106
   11.4    Reliance by Administrative Agent..........................................................107
   11.5    Notice of Default.........................................................................107
   11.6    Credit Decision; Disclosure of Information by Administrative Agent........................107
   11.7    Indemnification of Administrative Agent...................................................108
   11.8    Administrative Agent in its Individual Capacity...........................................108
   11.9    Successor Administrative Agent............................................................109
   11.10   Administrative Agent May File Proofs of Claim.............................................109
   11.11   Collateral and Guaranty Matters...........................................................110
   11.12   Other Agents; Arrangers and Managers......................................................110

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
ARTICLE 12 MISCELLANEOUS.............................................................................111

   12.1    Cumulative Remedies; No Waiver............................................................111
   12.2    Amendments; Consents......................................................................111
   12.3    Costs, Expenses and Taxes.................................................................112
   12.4    Nature of Lenders' Obligations............................................................113
   12.5    Survival of Representations and Warranties................................................113
   12.6    Notices and Other Communications; Facsimile Copies........................................113
   12.7    Execution of Loan Documents...............................................................115
   12.8    Successors and Assigns....................................................................115
   12.9    Right of Setoff...........................................................................118
   12.10   Sharing of Setoffs........................................................................118
   12.11   Indemnity by Borrower.....................................................................119
   12.12   Nonliability of the Lenders...............................................................120
   12.13   No Third Parties Benefited................................................................120
   12.14   Confidentiality...........................................................................120
   12.15   Further Assurances........................................................................121
   12.16   Integration...............................................................................121
   12.17   Governing Law.............................................................................121
   12.18   Severability of Provisions................................................................121
   12.19   Headings..................................................................................122
   12.20   Time of the Essence.......................................................................122
   12.21   Foreign Lenders and Participants..........................................................122
   12.22   Hazardous Material Indemnity..............................................................123
   12.23   Gaming Boards.............................................................................124
   12.24   Waiver of Right to Trial by Jury..........................................................124
   12.25   Purported Oral Amendments.................................................................125

Exhibits
--------
A -        Assignment and Acceptance
B -        Belterra Mortgage
C -        Collateral Assignment of Architect's Contract
D - 1      Collateral Assignment of Construction Contract
D - 2      Collateral Assignment of Vessel Construction Contract
D - 3      Collateral Assignment of Cooperative Agreement
E -        Compliance Certificate
F -        In-Balance Certificate
G -        Lake Charles Mortgage
H - 1      Model Landlord Consent and Agreement
H - 2      Lake Charles Landlord Consent
I -        Mortgages
J -        Preferred Ship Mortgages
K -        Pricing Certificate
L -        Request for Letter of Credit
M-         Request for Loan\\Withdrawal Certificate
N -        Revolving Note
O -        Security Agreement
P -        Term Note
Q -        Trademark Assignment

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Schedules
---------
1.1A       Permitted Sale Assets
1.1B       Excluded Taxes
1.1C       Existing Mortgages
1.1D       Principal Amenities of the Lake Charles Project
1.1E       Preferred Ship Mortgages
1.1F       Existing Gaming Properties
4.3        Governmental Approvals
4.4        Subsidiaries
4.7        Existing Liens, Negative Pledges and Rights of Others
4.8        Trademarks and Trade Names
4.10       Material Litigation
4.18       Environmental Matters
4.22       Lake Charles Entitlements
6.8        Existing Indebtedness
6.15       Existing Investments

                       AMENDED AND RESTATED LOAN AGREEMENT

                            Dated as of May 12, 2003

          This AMENDED AND RESTATED LOAN AGREEMENT ("Agreement") is entered into by and among Pinnacle Entertainment, Inc., a Delaware corporation ("Borrower"), each Lender whose name is set forth on the signature pages of this Agreement and each Lender which may hereafter become a party to this Agreement pursuant to
Section 12.8, Bear Stearns Corporate Lending Inc., as Syndication Agent, CIBC Inc. and Societe Generale, as Documentation Agents, and Bank of America, N.A., as Administrative Agent. While not parties hereto in such capacities, Banc of America Securities LLC and Bear, Stearns & Co. Inc. have acted as the Joint Lead Arrangers and Joint Book Managers of the credit facilities described herein and Societe Generale has acted as a Co-Arranger.

                                    RECITALS

          A. Borrower has heretofore entered that certain Reducing Revolving Loan Agreement dated as of March 27, 1997 (as amended, including by way of an Amended and Restated Reducing Revolving Loan Agreement dated as of October 14, 1998, the "Existing Loan Agreement"), with the Administrative Agent and the other lenders party thereto.

          B. Borrower has requested that the Existing Loan Agreement be amended and restated as hereinafter set forth.

          In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE 1
                        DEFINITIONS AND ACCOUNTING TERMS

          1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

          "Administrative Agent" means Bank of America, when acting in its capacity as the Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.

          "Administrative Agent's Office" means the Administrative Agent's address as set forth on the signature pages of this Agreement, or such other address as the Administrative Agent hereafter may designate by written notice to Borrower and the Lenders.

          "Administrative Questionnaire" means, as to each Lender, the Administrative Questionnaire submitted by that Lender to the Administrative Agent through the Joint Lead Arrangers in connection with the syndication of the credit facilities described herein, as supplemented from time to time by notice from that Lender to the Administrative Agent, and any records submitted to the Administrative Agent in connection with any proposed assignment pursuant to Section 12.8.

          "Advance" means any advance made or to be made by any Lender to Borrower as provided in Article 2, and includes each Base Advance and LIBOR Advance.

          "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns, directly or indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be deemed to control such corporation, partnership or other Person.

          "Agent-Related Persons" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the BAS), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Aggregate Effective Amount" means as of any date of determination the sum of (i) the aggregate effective face amounts of all outstanding Letters of Credit not then paid by the Issuing Lender plus (ii) the aggregate amounts paid by the Issuing Lender under such Letters of Credit not then reimbursed to the Issuing Lender by Borrower pursuant to Section 2.4(h) and not the subject of Advances made pursuant to Sections 2.4(i) and 2.4(j).

          "Agreement" means this Amended and Restated Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

          "Annualized Adjusted EBITDA" means, as of each date of determination, EBITDA for the four Fiscal Quarter period then ended plus (a) Indiana Settlement Expenses deducted in determining Net Income for that period, plus (b) to the extent reflected in EBITDA for that period, non-cash asset write-downs made (x) prior to December 31, 2002, in an aggregate amount not to exceed $2,800,000, (y) during the Fiscal Years ending December 31, 2003 and December 31, 2004 (but not later), in an aggregate amount not to exceed $3,000,000 during such two year period, plus (c) any pre-opening and related promotional expenses recorded during that fiscal period for a new Gaming Property (including expenses associated with the rebranding of Boomtown Bossier City to the extent incurred during the relevant period and to the extent that the aggregate amount of all such expenses do not exceed $2,129,000), plus (d) to the extent deducted in arriving at EBITDA for that period, expenses incurred prior to the Closing Date in an aggregate amount not to exceed $541,000 associated with Borrower's proposed acquisition of the Aladdin Hotel and Casino, plus (e) to the extent deducted in arriving at EBITDA for that period, expenses incurred prior to the Closing Date in an aggregate amount not to exceed $2,000,000 associated with the relocation of Borrower's corporate offices, plus (f) to the extent deducted in arriving at EBITDA for that period, non-cash write downs to goodwill required by Financial Accounting Standards Board Statement No. 142, and any non-cash reductions to the value of the assets of Borrower and its Restricted Subsidiaries required by Financial Accounting Standards Board Statement No. 121, minus (g) that portion of EBITDA, if any, which is attributable to Unrestricted Subsidiaries except to the extent of Distributed Unrestricted Subsidiary Income received by Borrower and its Restricted Subsidiaries during that period, provided that for each of the first three full Post Completion Fiscal Quarters, that portion of EBITDA which is attributable to the Lake Charles Project shall be included only for the period consisting of the then completed Post Completion Fiscal Quarters (ignoring any stub periods), annualized on a straight-line basis.

          "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

          "Assignment and Acceptance" means an Assignment and Acceptance substantially in the form of Exhibit A.

          "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all expenses and disbursements of internal counsel.

          "Auto-Renewal Letter of Credit" has the meaning set forth in Section 2.4(f).

          "Available FF&E Amount" means, as of each date of determination, the principal amount of committed financing available to Borrower pursuant to a credit facility for Indebtedness of the type described in Section 6.9(f), for which Borrower has entered into definitive documentation, and which is subject only to conditions precedent which are reasonably consistent with other similar facilities from a market perspective.

          "Average Revolving Balance" means, in respect of the Revolving Commitment and for any period, the arithmetic average Outstanding Amount of the Revolving Commitment as of the last day of each calendar month which ends during the period.

          "Bank of America" means Bank of America, N.A. and its successors.

          "BAS" means Banc of America Securities LLC and its successors.

          "Base Advance" means an Advance made hereunder and specified to be a Base Advance in accordance with Article 2.

          "Base Loan" means a Loan made hereunder and specified to be a Base Loan in accordance with Article 2.

          "Base Margin" means (a) as to each Term Loan which is designated as a Base Loan, 362.5 basis points per annum, and (b) as to each Revolving Loan with is designated as a Base Loan and as to each Swing Line Loan, the interest rate margin set forth below (expressed in basis points per annum) opposite the Pricing Level for that Pricing Period, provided that during the period between the Closing Date and six months following the Closing Date the Base Margin for Revolving Loans and Swing Line Loans shall be
     337.5 basis points:

     Pricing Level                        Base Margin
     -------------                        -----------
           I                               362.5 bps.
          II                               337.5 bps.
          III                              312.5 bps.
          IV                               287.5 bps.
           V                               262.5 bps.

          "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Belterra" means riverboat and dockside facilities of that name (including the associated hotel and entertainment complex) operated by Belterra Resort Indiana, LLC in Switzerland County, Indiana.

          "Belterra Mortgage" means the Mortgage with Assignment of Rents, Security Agreement and Fixture Filing executed by Belterra Resort Indiana, LLC on the Closing Date to secure the Subsidiary Guaranty, substantially in the form of Exhibit B, either as originally executed or as it may from time be supplemented, modified, amended, extended or supplanted.

          "Belterra Tower Project" means the proposed hotel tower consisting of approximately 300 additional guest rooms to be constructed at Belterra.

          "Business Day" means any Monday, Tuesday, Wednesday, Thursday or Friday, other than a day on which banks are authorized or required to be closed in California or New York.

          "Capital Expenditure" means any expenditure by Borrower or the Restricted Subsidiaries for or related to fixed assets or purchased intangibles that is treated as a capital expenditure under GAAP, including any amount which is required to be treated as an asset subject to a Capital Lease Obligation, provided that casualty insurance proceeds and amounts received by Borrower and its Restricted Subsidiaries in connection with eminent domain proceedings or other similar "takings" of their Property, and used to repair the related Property or to replace it, shall not be considered Capital Expenditures.

          "Capital Lease Obligations" means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

          "Capital Stock" means any and all shares, interests, participations or other equivalents of capital stock of a corporation, any and all classes of membership interest in a limited liability company, any and all classes of partnership interests in a partnership, any and all equivalent ownership interests in a Person and any and all warrants, rights or options to purchase any of the foregoing.

          "Cash" means, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with GAAP, consistently applied.

          "Cash Collateral" and "Cash Collateralize" have the meaning set forth in Section 2.4(r).

          "Cash Equivalents" means, when used in connection with any Person, that Person's Investments in:

               (a) Government Securities due within one year after the date of the making of the Investment;

               (b) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least Aa by Moody's or AA by Standard & Poor's, in each case due within one year from the making of the Investment;

               (c) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any Lender or any bank incorporated under the Laws of the United States of America, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or total assets of at least $5,000,000,000, in each case due within one year after the date of the making of the Investment;

               (d) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any Lender or any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, or total assets of at least $15,000,000,000, in each case due within one year after the date of the making of the Investment;

               (e) repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934, as amended, having on the date of the Investment capital of at least $50,000,000, due within 90 days after the date of the making of the Investment; provided that the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in such Government Securities or on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

               (f) readily marketable commercial paper or other debt securities issued by corporations doing business in and incorporated under the Laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clause (c) or (d) above given on the date of such Investment a credit rating of at least P-1 by Moody's or A-1 by Standard & Poor's, in each case due within one year after the date of the making of the Investment;

               (g) "money market preferred stock" issued by a corporation incorporated under the Laws of the United States of America or any State thereof (i) given on the date of such Investment a credit rating of at least Aa by Moody's and AA by Standard & Poor's, in each case having an investment period not exceeding 50 days or (ii) to the extent that investors therein have the benefit of a standby letter of credit issued by a Lender or a bank described in clauses (c) or (d) above; provided that (y) the amount of all such Investments issued by the same issuer does not exceed $5,000,000 and (z) the aggregate amount of all such Investments does not exceed $15,000,000;

               (h) a readily redeemable "money market mutual fund" sponsored by a bank described in clause (c) or (d) hereof, or a registered broker or dealer described in clause (e) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and given on the date of such Investment a credit rating of at least Aa by Moody's and AA by Standard & Poor's; and

               (i) corporate notes or bonds having an original term to maturity of not more than one year issued by a corporation incorporated under the Laws of the United States of America, or a participation interest therein; provided that commercial paper issued by such corporation is given on the date of such Investment a credit rating of at least Aa by Moody's and AA by Standard & Poor's.

          "Cash Income Taxes" means, with respect to any fiscal period, taxes on or measured by income that are paid or currently payable by Borrower and its Restricted Subsidiaries in Cash in respect of that fiscal period, without giving effect to any income tax refunds received during that period in respect of income taxes paid during any prior period.

          "Cash Interest Expense" means, for any period, Interest Expense that is paid or currently payable during that period in Cash.

          "Certificate" means a certificate signed by a Responsible Official of the Person providing the certificate.

          "Change in Control" means (a) any transaction or series of related transactions in which any Unrelated Person or two or more Unrelated Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 25% or more of the outstanding Common Stock, or
     (b) Borrower consolidates with or merges into another Person or transfers or leases its Properties and assets substantially as an entirety to any Person or any Person consolidates with or merges into Borrower, in either event pursuant to a transaction in which the outstanding Common Stock is converted into or exchanged for Cash, securities or other Property, with the effect that any Unrelated Person becomes the beneficial owner, directly or indirectly, of 25% or more of the outstanding Common Stock, (c) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new or replacement directors whose election by the board of directors, or whose nomination for election, was approved by a vote of at least a majority of the directors at the beginning of such period or whose election or nomination for reelection was previously so approved) cease for any reason to constitute a majority of the directors then in office or (d) any event or circumstance constituting a "change in control" or other similar occurrence under documentation evidencing or governing any Indebtedness of Borrower of $25,000,000 or more which results in an obligation of Borrower to prepay, purchase, offer to purchase, redeem or defease all or a portion of such Indebtedness. For purposes of the foregoing, the term "Unrelated Person" means any Person other than (i) a Subsidiary of Borrower or (ii) an employee stock ownership plan or other employee benefit plan covering the employees of Borrower and its Subsidiaries.

          "Closing Date" means the time and Business Day on which the conditions set forth in Section 8.1 are satisfied or waived. The Administrative Agent shall notify Borrower and the Lenders of the date that is the Closing Date.

          "Co-Arranger" means Societe Generale in its capacity as a Co-Arranger of the credit facilities described herein. The Co-Arranger shall have no duties or liabilities under this Agreement or the other Loan Documents beyond its duties as a Lender, and is entitled to the benefits of the indemnity contained in Section 12.11

          "Code" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

          "Collateral" means all of the collateral covered by the Collateral Documents (which shall not include the assets of the Unrestricted Subsidiaries).

          "Collateral Assignment of Architect's Contract" means a Collateral Assignment of the prime architectural contract for the Lake Charles Project executed by Lake Charles and the Lake Charles Architect in favor of the Administrative Agent on or prior to the Initial Funding Date, substantially in the form of Exhibit C, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

          "Collateral Assignment of Construction Contract" means a Collateral Assignment of the prime construction contract for the Lake Charles Project executed by Lake Charles and the Lake Charles Contractor in favor of the Administrative Agent on or prior to the Initial Funding Date, substantially in the form of Exhibit D-1, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

          "Collateral Assignment of Cooperative Agreement" means a Collateral Assignment of the Cooperative Agreement executed in favor of the Administrative Agent on or prior to the Initial Funding Date, substantially in the form of Exhibit D-3, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

          "Collateral Assignment of Vessel Construction Agreement" means a Collateral Assignment of the Vessel Construction Agreement executed by Lake Charles and LEEVAC in favor of the Administrative Agent on or prior to the Initial Funding Date, substantially in the form of Exhibit D-2, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

          "Collateral Documents" means, collectively, the Security Agreement, the Trademark Collateral Assignment, the Pledge Agreements (Gaming Regulated), the Pledge Agreement (General), the Mortgages, the Preferred Ship Mortgages, the Collateral Assignment of Construction Contract, the Collateral Assignment of Vessel Construction Contract, the Collateral Assignment of Cooperative Agreement, the Collateral Assignment of Architect's Contract and any other security agreement, pledge agreement, deed of trust, mortgage, notice to or acknowledgment of a registrar or depositary institution, control agreement or other collateral security agreement executed and delivered by Borrower or any Significant Subsidiary (and executed by any third party whose signature is necessary) to secure the Obligations.

          "Commitment Fee Rate" means, as of each date of determination, the percentage per annum set forth in the appropriate column below opposite the percentage of the Revolving Commitment which is then outstanding in the forms of Loans, Letters of Credit or Swing Line Loans:

     ----------------------------------------------------------------
     Percentage of Revolving                  Commitment Fee Rate for
      Commitment Outstanding                   Revolving Commitment
     ----------------------------------------------------------------
     Less than 33%                                     1.250%
     ----------------------------------------------------------------
     Equal to or greater than 33%, but less            1.000%
     than 66%
     ----------------------------------------------------------------
     66% or more                                       0.750%
     ----------------------------------------------------------------

          "Commitments" means, collectively, the Revolving Commitment and the Term Commitment.

          "Committed Capital Expenditure Amount" means, as of each date of determination, the sum of (a) the then remaining unexpended Construction Budget for the Lake Charles Project, plus (b) the then remaining unexpended $37,000,000 construction budget for the Belterra Tower Project, plus (c) the then remaining unexpended construction budget for each other Committed Project (in each case excluding capitalized interest).

          "Committed Project" means, collectively, the Belterra Tower Project, the Lake Charles Project, and each other capital project hereafter commenced by Borrower or any of its Restricted Subsidiaries involving Capital Expenditure of the types contemplated by Section 6.14(c) for which Borrower has become contractually committed (in each case excluding capitalized interest).

          "Common Stock" means the common stock of Borrower or its successor by merger.

          "Compensation Period" shall have the meaning set forth in Section 3.14(c)(ii).

          "Completion Reserve Account" means an account established by the Administrative Agent and entitled "Bank of America, N.A. Collateral Account for Pinnacle Entertainment, Inc. (Lake Charles Project Completion Reserve Account) under Loan Agreement dated May 12, 2003".

          "Compliance Certificate" means a Compliance Certificate, substantially in the form of Exhibit E, properly completed and signed by a Senior Officer of Borrower.

          "Construction Budget" means the $325,000,000 construction budget for the Lake Charles Project heretofore delivered, as at any time supplemented or amended in accordance with the terms of this Agreement (but in any event without increasing the aggregate amount thereof except as expressly provided in Section 6.14(a)).

          "Construction Consultant" means Professional Associates Construction Services or any successor construction consultant acceptable to the Administrative Agent.

          "Construction Plans" means the construction plans for the Lake Charles Project heretofore delivered to the Lenders, as at any time supplemented or amended in accordance with the terms of this Agreement.

          "Construction Progress Report" means a report prepared by the Construction Consultant in a form which is reasonably acceptable to the Administrative Agent describing the progress of construction of the Lake Charles Project, which report shall include an analysis and comparison of the progress of construction to the Construction Plans and Construction Budget, as at any time amended in accordance with the terms of this Agreement.

          "Construction Timetable" means the construction timetable for the Lake Charles Project heretofore delivered to the Construction Consultant, as at any time amended in accordance with the terms of this Agreement.

          "Contractual Obligation" means, as to any Person, any provision of any outstanding security issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

          "Cooperative Agreement" means the Cooperative Endeavor Development Agreement between Borrower (under its former name), the Lake Charles Harbor & Terminal District, the Calcasieu Parish Police Jury, and the City of Lake Charles, Louisiana, as amended at any time in accordance with this Agreement.

          "Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

          "Crystal Park" means Crystal Park Hotel and Casino Development Company, LLC, a California limited liability company, its successors and permitted assigns.

          "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

          "Default" means any event that, with the giving of any applicable notice or passage of time specified in Section 10.1, or both, would be an Event of Default.

          "Default Rate" means the interest rate described in Section 3.11.

          "Designated Deposit Account" means a deposit account to be maintained by Borrower with Bank of America, as from time to time designated by Borrower by written notification to the Administrative Agent.

          "Designated Eurodollar Market" means, with respect to any LIBOR Loan,
     (a) the London Eurodollar Market, (b) if prime banks in the London Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines in good faith that the London Eurodollar Market does not represent at the relevant time the effective pricing to the Lenders for deposits of Dollars in the London Eurodollar Market, the Cayman Islands Eurodollar Market or (c) if prime banks in the Cayman Islands Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines in good faith that the Cayman Islands Eurodollar Market does not represent at the relevant time the effective pricing to the Lenders for deposits of Dollars in the Cayman Islands Eurodollar Market, such other Eurodollar Market as may from time to time be selected by the Administrative Agent with the approval of Borrower and the Majority Lenders.

          "Disposition" means the voluntary sale, transfer or other disposition of any asset of Borrower or any of the Restricted Subsidiaries (a) which constitutes (i) any Real Property or (ii) an improvement to Real Property which is a Gaming Property or (b) which is for a consideration to Borrower and its Restricted Subsidiaries in excess of $1,000,000, but not including any sale, transfer or other disposition of (y) Cash, Cash Equivalents, Investments (other than Investments in any Subsidiary of Borrower), inventory or other assets sold, leased or otherwise disposed of in the ordinary course of business of Borrower or a Restricted Subsidiary or (z) equipment sold or otherwise disposed of, where (i) substantially similar equipment in replacement thereof has theretofore been acquired, or as soon as is practicable under the circumstances thereafter is acquired, by Borrower or a Restricted Subsidiary, or (ii) Borrower or the Restricted Subsidiary determines in good faith that the failure to replace such equipment will not be detrimental to the business of Borrower or the Restricted Subsidiary.

          "Disqualified Stock" means any Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock) of Borrower or its Restricted Subsidiaries, which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Term Maturity Date; provided that the aforementioned interests shall not be Disqualified Stock if they are redeemable prior to the Term Maturity Date only if the board of directors of Borrower determines in its judgment that as a result of a holder or beneficial owner owning such interests (i) Borrower or its Restricted Subsidiary has lost or may lose any license or franchise from any Gaming Board held by Borrower or any Restricted Subsidiary of Borrower necessary to conduct any portion of the business of Borrower or such Restricted Subsidiary of Borrower or (ii) any Gaming Board has taken or may take action to materially restrict or impair the operations of Borrower or its Restricted Subsidiaries, which license, franchise or action is conditioned upon some or all of the holders or beneficial owners of such interests being licensed or found qualified or suitable to own such interests.

          "Distributed Unrestricted Subsidiary Income" means, for any fiscal period, the amount of Cash received as Distributions by Borrower and its Restricted Subsidiaries during that period in Dollars from the Unrestricted Subsidiaries, after deduction of all applicable withholding and other foreign taxes and other amounts applicable to any such Distribution.

          "Distribution" means, with respect to any Capital Stock issued by a Person, (a) the retirement, redemption, purchase or other acquisition for Cash or for Property by such Person of any such Capital Stock, (b) the declaration or (without duplication) payment by such Person of any dividend in Cash or in other Property on or with respect to any such Capital Stock,
     (c) any Investment by such Person in the holder of 5% or more of any such Capital Stock if a purpose of such Investment is to avoid characterization of the transaction as a Distribution, and (d) any other payment in Cash or other Property by such Person constituting a distribution under applicable Laws with respect to such Capital Stock.

          "Documentation Agents" means Societe Generale and CIBC Inc. The capacity of the Documentation Agents is titular in nature, and the Documentation Agents shall have no rights or duties hereunder over those arising hereunder by reason of their status as Lenders.

          "Dollars" or "$" means United States dollars.

          "Draw Package" means a monthly submission made by the Borrower to the Administrative Agent and the Construction Consultant in accordance with
     Section 8.4, which shall include without limitation:

               (a) an Application and Certification for Payment in the form commonly referred to as American Institute of Architects Document G702 and a detailed continuation sheet in the form commonly referred to as American Institute of Architects Document G703, in each case in form and substance satisfactory to the Administrative Agent and the Construction Consultant, setting forth the amount anticipated to be paid to contractors and vendors in connection with the Lake Charles Project as of the last Business Day of that calendar month from the Loans and from withdrawals from the Completion Reserve Account;

               (b) a certification from the Lake Charles Contractor (or other relevant contracting party) stating in substance that, to the best of the Lake Charles Contractor's (or such other contracting party's) knowledge, information and belief, the work covered by the application has been completed in accordance with the contract documents for the Lake Charles Project, that all amounts have been paid by the Lake Charles Contractor (or such other contracting party) for the work for which any previous applications were issued (except in respect of any amounts described therein), and certifying the amounts then due to the Lake Charles Contractor (or other contracting party) under their contracts with the Borrower;

               (c) a certification from the Lake Charles Architect (or other relevant contracting party) stating in substance that, in accordance with the contract documents for the Lake Charles Project, based upon on-site observations and the data comprising the application, the Lake Charles Architect (or other relevant contracting party) certifies to the Borrower that to the best of its knowledge, information and belief, the work associated with the Lake Charles Project has progressed as indicated therein, that the quality of such work is in accordance with such contract documents, and that the Lake Charles Contractor (or other indicated contracting party) is entitled to the payment of the amount certified to be due to them; and

               (d) such other supporting materials as the Administrative Agent or the Construction Consultant may reasonably require.

          "Early Maturity Date" means the earliest to occur of the following dates, unless the contingencies set forth after each such date have occurred by the required dates:

               (a) September 30, 2004, unless on or prior to June 30, 2004, not less than $40,000,000 of Net After Tax Proceeds have been deposited into the Completion Reserve Account in accordance with Section 9.4(b);

               (b) August 15, 2006, unless by such date Borrower's 9.25% Senior Subordinated Notes have either been repaid in full or refinanced in their entirety with New Subordinated Obligations; or

               (c) February 1, 2007, unless by such date Borrower's 9.5% Senior Subordinated Notes have either been repaid in full or refinanced in their entirety with New Subordinated Obligations.

          "EBITDA" means, with respect to any fiscal period, the sum of (a) Net Income for that fiscal period, plus (b) Net Cash Interest Expense for that fiscal period (excluding capitalized interest), plus (c) non-cash amortization during that period of debt issuance costs, plus (d) the aggregate amount of federal and state taxes on or measured by income for that fiscal period (whether or not payable during that fiscal period), plus (e) depreciation and amortization, and plus (f) any extraordinary non-cash loss (or minus any extraordinary non-cash gain) for that fiscal period, minus (g) the amount of any extraordinary non-cash loss reflected in EBITDA for any prior period which has resulted in a Cash loss during the current fiscal period (or plus the amount of any extraordinary non-cash gain reflected in EBITDA for any prior period which has resulted in a Cash gain in the current fiscal period), in each case as determined in accordance with GAAP and only to the extent reflected in the determination of Net Income for that fiscal period.

          "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
     (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the Issuing Lender and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, (x) "Eligible Assignee" shall not include Borrower or any of Borrower's Affiliates or Subsidiaries, (y) no proposed Eligible Assignee shall be a Person which has been found to be unsuitable as a lender to Borrower by any Gaming Board,
     (z) no Person which is known by the Administrative Agent or the relevant assigning Lender to be an owner or operator of a gaming company shall be an "Eligible Assignee."

          "ERISA" means the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

          "ERISA Affiliate" means each Person (whether or not incorporated) which is required to be aggregated with Borrower pursuant to Section 414 of the Code.

          "Eurodollar Lending Office" means, as to each Lender, its office or branch so designated by written notice to Borrower and the Administrative Agent as its Eurodollar Lending Office. If no Eurodollar Lending Office is designated by a Lender, its Eurodollar Lending Office shall be its office at its address for purposes of notices hereunder.

          "Eurodollar Market" means a regular established market located outside the United States of America by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.

          "Eurodollar Obligations" means eurocurrency liabilities, as defined in Regulation D or any comparable regulation of any Government Agency having jurisdiction over any Lender.

          "Event of Default" is defined in Section 10.1.

          "Excess Cash" means, as of each date of determination, the sum of the Cash and Cash Equivalents owned by Borrower and its Restricted Subsidiaries as of that date, net of any restricted Cash or Cash Equivalents as of that date (except to the extent that the restriction relates to their dedication to Committed Capital Expenditures, and in any event excluding any Cash or Cash Equivalents owned by any Unrestricted Subsidiaries, including the Foreign Subsidiaries) and net of the amount, not less than $45,000,000 as of any date, which is then being utilized by Borrower and its Restricted Subsidiaries for cage cash.

          "Excluded Taxes" means, collectively, (a) the potential tax liabilities of Borrower and its Subsidiaries described on Schedule 1.1B, and (b) capital gains taxes associated with the Disposition of the Permitted Sale Assets.

          "Existing Letter of Credit" means the letter of credit issued by Bank of America for the account of Borrower as its letter of credit no. 3034403 in the face amount of $2,600,000.

          "Existing Loan Agreement" has the meaning set forth in the recitals to this Agreement.

          "Existing Mortgages" means the deeds of trust and mortgages described on Schedule 1.1C.

          "Existing Subordinated Obligations" means, collectively, (a) the $125,000,000 9.5% Senior Subordinated Notes due 2007 of Borrower (under its former name, Hollywood Park, Inc.) and Hollywood Park Operating Company issued pursuant to the Indenture dated as of August 1, 1997 among Borrower, Hollywood Park Operating Company, the initial guarantors referred to therein, and The Bank of New York, as Trustee, as amended from time to time, and (b) the $350,000,000 9.25% Senior Subordinated Notes due 2007 of Borrower issued pursuant to the Indenture dated as of February 18, 1998 among Borrower (under its former name), the initial guarantors referred to therein, and The Bank of New York, as Trustee, as amended from time to time.

          "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

          "FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as it may be amended from time to time.

          "Fiscal Quarter" means the fiscal quarter of Borrower ending on each March 31, June 30, September 30 and December 31.

          "Fiscal Year" means the fiscal year of Borrower ending on each December 31.

          "Fixed Charge Coverage Ratio" means, as of the last day of each Fiscal Quarter, the ratio of (a) Annualized Adjusted EBITDA determined as of that date minus the aggregate Maintenance and Miscellaneous Capital Expenditures made during the four Fiscal Quarter period ending on that date and minus Cash Income Taxes paid during that period (other than Excluded Taxes paid during that period) to (b) Fixed Charges for the four Fiscal Quarter period then ended.

          "Fixed Charges" means, for any period, the sum of (a) Net Cash Interest Expense during that period, (b) principal payments required to be made by Borrower and its Restricted

     Subsidiaries during that period in respect of Indebtedness (including Capital Lease Obligations) (in the case of the Revolving Commitment, being equal to the excess, if any, of the Average Revolving Balance of the Revolving Commitment over the amount of the Revolving Commitment as of the last day of the period) except in the case of any Subordinated Obligations which are refinanced using New Subordinated Obligations, and (c) Distributions made by Borrower in Cash during that fiscal period.

          "Foreign Lender" means each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code.

          "Foreign Subsidiaries" means (a) Casino Magic Neuquen, S.A., an Argentina corporation, (b) Casino Magic Support Services, S.A., an Argentina corporation, (c) Casino Magic Buenos Aires, SA, (d) Casino Magic Hellas, SA (Greece), and (e) Casino Magic Europe BV (Netherlands) and any other Subsidiary of Borrower that is organized under the Laws of a jurisdiction outside the United States of America and substantially all of the assets of which are located outside the United States of America.

          "Free Cash Flow" means, for the period ending on any date, that portion of Annualized Adjusted EBITDA (as determined on that date) occurring during the relevant period minus Fixed Charges, minus Maintenance and Miscellaneous Capital Expenditures made in cash and minus Cash Income Taxes paid (other than any Excluded Taxes), in each case for the same period.

          "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          "Funded Debt" means, as of any date of determination (without duplication and on a consolidated basis), the sum of (a) the outstanding principal Indebtedness of Borrower and the Restricted Subsidiaries for borrowed money on that date plus (b) the aggregate amount of the principal portion of all Capital Lease Obligations of Borrower and the Restricted Subsidiaries on that date.

          "GAAP" means, as of any date of determination, accounting principles
     (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "consistently applied," as used in connection therewith, means that the accounting principles applied are consistent in all material respects with those applied at prior dates or for prior periods.

          "Gaming Board" means, collectively, (a) the California Attorney General (acting pursuant to the California Gambling Control Act), (b) the Nevada Gaming Commission, (c) the Nevada State Gaming Control Board, (d) the Indiana Gaming Commission, (e) the Mississippi Gaming Commission, (f) the Louisiana Gaming Control Board, and (g) any other Government Agency that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrower and the Restricted Subsidiaries within its jurisdiction.

          "Gaming Laws" means all Laws pursuant to which any Gaming Board possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrower and the Restricted Subsidiaries within its jurisdiction.

          "Gaming Properties" means, collectively, the properties commonly known as (a) Hollywood Park-Casino, (b) the Boomtown Reno Hotel & Casino, (c) Belterra, (d) the Lake Charles Project, (e) Boomtown New Orleans Casino,
     (f) Casino Magic Biloxi, (g) Boomtown Bossier City, each of which is further described on Schedule 1.1F and (h) any other gaming or entertainment facility hereafter owned by Borrower or any Restricted Subsidiary.

          "Government Agency" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof,
     (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or (c) any court or administrative tribunal of competent jurisdiction.

          "Government Securities" means readily marketable (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and
     (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

          "Granting Lender" shall have the meaning set forth in Section 12.8(g).

          "Guaranty Obligation" means, as to any Person, any (a) guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assurance given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation in respect of Indebtedness shall be deemed to be an amount equal to the stated or determinable amount of the related Indebtedness (unless the Guaranty Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith. The amount of any other Guaranty Obligation shall be deemed to be zero unless and until the amount thereof has been (or in accordance with Financial Accounting Standards Board Statement No. 5 should
     be) quantified and reflected or disclosed in the consolidated financial statements (or notes thereto) of Borrower and the Restricted Subsidiaries.

          "Hazardous Materials" means substances defined as "hazardous substances" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., or as "hazardous", "toxic" or "pollutant" substances or as "solid waste" pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801, et seq., the

     Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901, et seq., or as "friable asbestos" pursuant to the Toxic Substances Control Act, 15 U.S.C.
     (S) 2601 et seq. or any other applicable Hazardous Materials Law, in each case as such Laws are amended from time to time.

          "Hazardous Materials Laws" means all Laws governing the treatment, transportation or disposal of Hazardous Materials applicable to any of the Real Property.

          "Honor Date" shall have the meaning set forth in Section 2.4(h).

          "In-Balance Certificate" means an In-Balance Certificate substantially in the form of Exhibit F, properly completed and signed by a Senior Officer of Borrower, demonstrating that the In-Balance Requirement has been satisfied as of the last day of the relevant calendar month.

          "In-Balance Requirement" means, as of each date of determination, that:

          (a) the sum of (i) the then undrawn portion of the Revolving Commitment, plus (ii) the balance of the Completion Reserve Account, plus
     (iii) the Excess Cash, plus (iv) Projected Free Cash Flow, plus (v) the Projected Land Sale Amount, plus (vi) the Available FF&E Amount;

          exceeds,

          (b) the Committed Capital Expenditure Amount as of that date.

          "Incremental Margin" means an incremental margin to be added to the interest rate payable in respect of the outstanding Loans and Swing Line Loans hereunder (except that the Incremental Margin shall not apply to or be paid in respect of any portion of the Term Loans outstanding from time to time which do not exceed the balance of the Completion Reserve Account from time to time), and an incremental increase of the fees payable under
     Section 3.7 in respect of all issued and outstanding Letters of Credit, equal to 0.50% per annum.

          "Indebtedness" means, as to any Person (without duplication), (a) indebtedness of such Person for borrowed money or for the deferred purchase price of Property (excluding trade and other accounts payable in the ordinary course of business in accordance with ordinary trade terms), including any Guaranty Obligation for any such indebtedness, (b) indebtedness of such Person of the nature described in clause (a) that is non-recourse to the credit of such Person but is secured by assets of such Person, to the extent of the value of such assets, (c) Capital Lease Obligations of such Person, (d) indebtedness of such Person arising under bankers' acceptance facilities or under facilities for the discount of accounts receivable of such Person, (e) any direct or contingent obligations of such Person under letters of credit issued for the account of such Person and (f) any net obligations of such Person under Swap Agreements.

          "Indemnified Liabilities" shall have the meaning set forth in Section 12.11.

          "Indiana Settlement Expenses" means, the amount of fines, settlement payments, legal and related expenses, lost income, expenses associated with required share repurchases and all other amounts expensed in relation to or arising out of the Settlement Agreement dated as of August 5, 2002 to which Borrower and the Indiana State Gaming Commission are parties, provided that the aggregate amount of Indiana Settlement Expenses deducted in determining

     EBITDA shall not exceed (a) $5,000,000, to the extent expensed following the Closing Date, or (b) $12,000,000, in the aggregate.

          "Initial Funding Date" means the date upon which the conditions precedent set forth in Section 8.2 are satisfied.

          "Intangible Assets" means assets that are considered intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks and patents.

          "Interest Differential" means, with respect to any prepayment of a LIBOR Loan on a day other than the last day of the applicable Interest Period and with respect to any failure to borrow a LIBOR Loan on the date or in the amount specified in any Request for Loan\\Withdrawal Certificate,
     (a) the LIBOR Rate payable (or, with respect to a failure to borrow, the LIBOR Rate which would have been payable) with respect to the LIBOR Loan minus (b) the LIBOR Rate on, or as near as practicable to the date of the prepayment or failure to borrow for a LIBOR Loan with an Interest Period commencing on such date and ending on the last day of the Interest Period of the LIBOR Loan so prepaid or which would have been borrowed on such date.

          "Interest Expense" means, as of the last day of any fiscal period, the sum of (a) all interest, fees and finance charges paid or payable (without duplication, on a consolidated basis) for that fiscal period by Borrower and the Restricted Subsidiaries to a lender for money borrowed (including any obligations for fees and finance charges payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered "interest expense" under GAAP, plus (b) the portion of rent paid or payable (without duplication, on a consolidated basis) for that fiscal period by Borrower and the Restricted Subsidiaries under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13.

          "Interest Period" means, as to each LIBOR Loan, the period commencing on the date specified by Borrower pursuant to Section 2.1(c) and ending 1, 2, 3 or 6 months (or, with the written consent of all of the Lenders, any other period) thereafter, as specified by Borrower in the applicable Request for Loan\\Withdrawal Certificate; provided that:

               (a) The first day of any Interest Period shall be a LIBOR Business Day;

               (b) Any Interest Period that would otherwise end on a day that is not a LIBOR Business Day shall be extended to the next succeeding LIBOR Business Day unless such LIBOR Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day;

               (c) Borrower may not specify an Interest Period in respect of any Revolving Loan that extends beyond the next Quarterly Payment Date unless the sum of (i) the aggregate principal amount of the Revolving Loans which are LIBOR Loans having an Interest Period ending after that Quarterly Payment Date plus (ii) the Aggregate Effective Amount under Letters of Credit for which the expiry date is after that Quarterly Payment Date, does not exceed the Revolving Commitment (after giving effect to any reduction thereto scheduled to be made on such Quarterly Payment Date pursuant to
     Section 2.6);

               (d) Borrower may not specify an Interest Period in respect of any Term Loan that extends beyond the next Quarterly Payment Date unless the aggregate principal amount of the Term Loans which are LIBOR Loans having an Interest Period ending after that Quarterly Payment Date does not exceed the Term Commitment (after giving effect to any reduction thereto scheduled to be made on that Quarterly Payment Date pursuant to Section 2.6); and

               (e) No Interest Period in respect of the Loans under the Revolving Commitment shall extend beyond the Revolving Maturity Date.

               (f) No Interest Period in respect of the Loans under the Term Commitment shall extend beyond the Term Maturity Date.

          "Investment" means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested (minus any return of capital with respect to such Investment which has actually been received in Cash or Cash Equivalents or has been converted into Cash or Cash Equivalents), without adjustment for subsequent increases or decreases in the value of such Investment.

          "Issuing Lender" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

          "Joint Lead Arrangers" means Banc of America Securities LLC and Bear, Stearns & Co. Inc. in their capacities as the Joint Lead Arrangers and Joint Book Managers of the credit facilities described herein. The Joint Book Managers and Joint Lead Arrangers shall have no duties or liabilities under this Agreement or the other Loan Documents, and are entitled to the benefits of the indemnity contained in Section 12.11.

          "Lake Charles" means PNK (Lake Charles), L.L.C., a Louisiana limited liability company which is a wholly owned Subsidiary of the Borrower, its successors and permitted assigns.

          "Lake Charles Architect" means Bergman, Walls and Associates, Ltd.

          "Lake Charles Completion Date" means the date upon which each of the following has occurred:

          (a) the Construction Consultant shall have delivered a certificate to the Administrative Agent to the effect that the Lake Charles Project shall have been substantially completed in accordance with the Construction Plans, and, without limitation on the foregoing, (i) at least 95% of the hotel rooms provided for in the Construction Plans shall be ready for occupancy, (ii) at least 95% of contemplated gaming units (including table games and slot machines) shall be ready for gaming operations;

          (b) the Construction Consultant shall have delivered a certificate to the Administrative Agent to the effect that the Lake Charles Project, and all of the amenities described on Schedule 1.1D, shall be legally open for business to gaming patrons, with all required consents and approvals of Government Agencies obtained; and

          (c) the Administrative Agent shall have received appropriate endorsements to its ALTA policy of title insurance at the sole expense of Borrower insuring against any mechanics liens, materialmen's liens and other similar claims (in each case, other than Permitted Encumbrances) in respect of the construction of the Lake Charles Project, and insuring that the completed Lake Charles Project does not encroach upon any adjacent property.

          "Lake Charles Contractor" means Manhattan Construction Company or another prime contractor for the Lake Charles Project designated by the Borrower in a writing delivered to the Lenders, and which is reasonably acceptable to the Majority Lenders.

          "Lake Charles Lease" means the lease by Lake Charles of the Lake Charles Project site from the Lake Charles Harbor and Terminal District, substantially in the form of the draft delivered to the Administrative Agent prior to the Closing Date.

          "Lake Charles Mortgage" means the Mortgage with Assignment of Rents, Security Agreement and Fixture Filing executed by Lake Charles on or before the Initial Funding Date to secure the Subsidiary Guaranty, substantially in the form of Exhibit G, either as originally executed or as it may from time be supplemented, modified, amended, extended or supplanted.

          "Lake Charles Opening Date" means the date upon which all of the following have occurred (a) the Lake Charles Project is substantially complete, with all of the amenities described on Schedule 1.1D as being scheduled for completion by the Lake Charles Opening Date actually completed, (b) a certificate of occupancy (which may be a temporary certificate of occupancy) has been issued in respect of the Lake Charles Project, and (c) the Lake Charles Project is legally open for business to hotel, resort and gaming patrons.

          "Lake Charles Project" means the resort casino and hotel project contemplated to be constructed by Borrower and its Restricted Subsidiaries in Lake Charles, Louisiana, and anticipated to include the amenities described on Schedule 1.1D, to be constructed in accordance with the Construction Plans and the Construction Budget.

          "Lake Charles Vessel" means the vessel to be constructed pursuant to the Vessel Construction Contract, upon which the gaming facilities associated with the Lake Charles Project are to be located.

          "Land Sale Contracts" means, collectively, (a) The Agreement of Purchase and Sale dated as of September 10, 2002 between Borrower and Watt Developers LLC, as amended by amendments dated as of December 9, 2002, January 17, 2003, February 14, 2003, February 27, 2003, March 14, 2003 and March 31, 2003, and (b) the Purchase Agreement dated as of June 14, 2002 between Borrower and Rothbart Development Corporation, and countersigned as to certain provisions by Wal-Mart Real Estate Business Trust, as amended by an Amendment dated November 14, 2002 and by letter agreement dated January 16, 2003, true copies of which have been delivered to the Administrative Agent.

          "Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents, including, without limitation, Gaming Laws.

          "LEEVAC" means LEEVAC Industries, LLC and its successors.

          "Lender" means each bank whose name is set forth in the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Section 12.8.

          "Letter of Credit Advance" means, with respect to each Lender, such Lender's funding of its participation in any Letter of Credit Loan in accordance with its Pro Rata Share.

          "Letter of Credit Application" means, in respect of each Letter of Credit, a Letter of Credit Application and Agreement on the Issuing Lender's then standard form.

          "Letter of Credit Fee" means, for each Pricing Period, the per annum rate set forth as the interest rate margin in the definition of "LIBOR Margin" opposite the Pricing Level for that Pricing Period plus any then applicable Incremental Margin.

          "Letter of Credit Loan" means an extension of credit by the Issuing Lender resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Loan consisting of Advances by each of the Lenders.

          "Letters of Credit" means any of the letters of credit issued by the Issuing Lender under the Revolving Commitment pursuant to Section 2.4, either as originally issued or as the same may be supplemented, modified, amended, renewed, extended or supplanted.

          "Letter of Credit Expiration Date" means the day that is seven days prior to the Revolving Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

          "LIBOR Advance" means an Advance made hereunder and specified to be a LIBOR Advance in accordance with Article 2.

          "LIBOR Business Day" means any Business Day on which dealings in Dollar deposits are conducted by and among banks in the Designated Eurodollar Market.

          "LIBOR Loan" means a Loan made hereunder and specified to be a LIBOR Loan in accordance with Article 2.

          "LIBOR Margin" means (a) as to each Term Loan which is designated as a LIBOR Loan, 462.5 basis points per annum, and (b) as to each Revolving Loan with is designated as a LIBOR Loan, the interest rate margin set forth below (expressed in basis points per annum) opposite the Pricing Level for that Pricing Period, provided that during the period between the Closing Date and six months following the Closing Date the LIBOR Margin for Revolving Loans shall be 437.5 basis points:

     Pricing Level                    Base Margin
     -------------                    -----------
           I                           462.5 bps.
          II                           437.5 bps.
          III                          412.5 bps.
          IV                           387.5 bps.
           V                           362.5 bps.

          "LIBOR Rate" means for any Interest Period with respect to any LIBOR
     Loan:

               (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

               (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

               (c) if the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

          "License Revocation" means the revocation, failure to renew or suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any casino, gambling or gaming license issued by any Gaming Board covering any casino or gaming facility of Borrower or any Restricted Subsidiary.

          "Liquor Authorities" shall mean, in any jurisdiction in which Borrower or any of its Restricted Subsidiaries sells and/or distributes liquor, the Government Agency responsible for interpreting, administering and enforcing the Liquor Laws.

          "Liquor Laws" shall mean the laws, regulations and orders applicable to or involving the sale and distribution of liquor by Borrower or any of its Restricted Subsidiaries in any jurisdiction as in effect from time to time, including the policies, interpretations and administration thereof by the applicable Liquor Authorities.

          "Liquor License" shall mean, in any jurisdiction in which Borrower or any of its Restricted Subsidiaries sells and distributes liquor, any license, permit or other authorization to sell and/or distribute liquor that is granted or issued by the Government Agency responsible for interpreting, administering and enforcing the Liquor Laws.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

          "Loan" means the aggregate of the Advances made at any one time by the Lenders pursuant to Article 2.

          "Loan Documents" means, collectively, this Agreement, the Notes, the Subsidiary Guaranty, the Swing Line Note, the Collateral Documents, any Secured Swap Agreement, and any other agreements of any type or nature hereafter executed and delivered by Borrower or any of the Significant Subsidiaries to the Administrative Agent or to any Lender in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

          "Maintenance and Miscellaneous Capital Expenditures" means Capital Expenditures of the type described in Section 6.14(d).

          "Majority Lenders" means, as of any date of determination (a) if the Commitments are then in effect, Lenders having in the aggregate a majority in interest of the Commitments, and (b) if the Commitments have then been terminated and there are then any outstanding Obligations, Lenders holding a majority in interest of the aggregate outstanding Obligations.

          "Managing Agents" means, as of each date of determination, the Administrative Agent, the Syndication Agent and the Documentation Agents, in each case to the extent that they remain parties to this Agreement as Lenders as of that date. Whenever this Agreement or the other Loan Documents grant discretion to the Majority Lenders to take any action or to approve or disapprove any item, the Administrative Agent and the Managing Agents shall be entitled to exercise their discretion freely, and without liability to Borrower, its Subsidiaries or the other Lenders (each of the Majority Lenders being entitled to the protections afforded to the Administrative Agent in exercising such functions, mutatis mutandis).

          "Margin Stock" means "margin stock" as such term is defined in Regulation U.

          "Material Adverse Effect" means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document,
     (b) is or could reasonably be expected to be material and adverse to the business or condition (financial or otherwise) of Borrower and the Restricted Subsidiaries, taken as a whole or (c) materially impairs or could reasonably be expected to materially impair the ability of Borrower and the Significant Subsidiaries, taken as a whole, to perform the Obligations.

          "Model Landlord Consent and Agreement" means the landlord consent and agreement in the form of Exhibit H -1.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Mortgages" means, collectively, (a) the Existing Mortgages, in each case as amended and restated on the Closing Date substantially in the forms attached as Exhibits I-1 to I-8, (b) the Belterra Mortgage and the Lake Charles Mortgage, and (c) each deed of trust or mortgage hereafter executed and delivered in accordance with Section 5.10, in each case either as originally executed or as they may from time to time be supplemented, modified, amended, extended or supplanted.

          "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which Borrower or any of its ERISA Affiliates contribute or are obligated to contribute.

          "Negative Pledge" means a Contractual Obligation which contains a covenant binding on Borrower or any of the Restricted Subsidiaries that prohibits Liens on any of its or their Property, other than (a) any such covenant contained in a Contractual Obligation granting a Lien permitted under Section 6.8 which affects only the Property that is the subject of such permitted Lien and (b) any such covenant that by its terms does not apply to Liens securing the Obligations.

          "Net After Tax Proceeds" means, in respect of any sale, transfer or other disposition of Permitted Sale Assets by Borrower or any of its Restricted Subsidiaries, or in respect of the issuance by Borrower of any of its equity securities, the Cash proceeds received by Borrower and its Subsidiaries in connection therewith, net of (i) the reasonable and direct expenses payable following the consummation of the related transaction by Borrower and its Restricted Subsidiaries in connection therewith, (ii) in the case of any sale, transfer or other disposition of any Permitted Sale Assets, the amount of any Indebtedness secured by a Lien on any such Permitted Sale Assets which Borrower and its Restricted Subsidiaries are required to discharge in connection with the sale, transfer or other disposition, and (iii) the reasonably estimated income, capital gains and other taxes payable by Borrower in connection therewith and (iv) as and when received, all Cash received by Borrower with respect to any promissory note or non-Cash Property received by Borrower upon such sale, transfer or other disposition.

          "Net Cash Interest Expense" means, for any period, Cash Interest Expense for that period minus the consolidated interest income of Borrower and its Restricted Subsidiaries received in Cash during that period.

          "Net Income" means, with respect to any fiscal period, the consolidated net income of Borrower and the Restricted Subsidiaries for that period, determined in accordance with GAAP, consistently applied.

          "Net Senior Debt Ratio" means, as of the last day of each Fiscal Quarter, the ratio of (a) Senior Debt as of that date, minus the balance of the Completion Reserve Account as of that date to (b) Annualized Adjusted EBITDA determined as of that date.

          "Net Total Debt Ratio" means, as of the last day of each Fiscal Quarter, the ratio of (a) Funded Debt as of that date, minus the balance of the Completion Reserve Account as of that date to (b) Annualized Adjusted EBITDA determined as of that date.

          "New Lender" has the meaning set forth in Section 2.8(d).

          "New Subordinated Obligations" means unsecured Indebtedness of Borrower that (a) does not have any scheduled principal payment, mandatory principal prepayment or sinking fund payment due prior to the date which is six months following the Term Maturity Date, (b) is not secured by any Lien on any Property of Borrower or any of the Restricted Subsidiaries, and (c) is otherwise on terms (except for pricing) which are (i) not more favorable to the holders of such Indebtedness than those contained in the Existing

     Subordinated Obligations as in effect on the date hereof in any manner which is detrimental to the Administrative Agent or the Lenders (as determined by the Administrative Agent in its discretion), or (ii) substantially identical to those governing the Existing Subordinated Obligations as in effect on the date hereof (as determined by the Administrative Agent in its discretion), or (iii) otherwise approved by the Majority Lenders.

          "Non-Renewal Notice Date" shall have the meaning set forth in Section 2.4(f).

          "Notes" means, collectively, the Revolving Notes and the Term Notes.

          "Obligations" means all present and future obligations of every kind or nature of Borrower or any Significant Subsidiary at any time and from time to time owed to the Administrative Agent, the Issuing Lender, the Swing Line Lender or the Lenders or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Borrower or any Subsidiary or Affiliate of Borrower.

          "Ogle Haus Note" means the $1,402,474.06 Mortgage Note dated as of October 26, 1999 made by Ogle Haus, LLC in favor of Peoples Trust Company, which note is secured by a mortgage on the Ogle Haus property, and any amendments or extensions thereof which do not increase the principal balance thereof.

          "Opinions of Counsel" means the favorable written legal opinions of
     (a) Irell & Manella LLP, special counsel to Borrower and the Restricted Subsidiaries, (b) Schreck Brignone , special Nevada counsel to Borrower and certain of the Restricted Subsidiaries, (c) Watkins Ludlam Winter & Stennis, P.A., special Mississippi counsel to Borrower and certain of the Restricted Subsidiaries, (d) Adams and Reese, LLP, special Louisiana counsel to Borrower and certain of the Restricted Subsidiaries, (e) Baker & Daniels, special Indiana counsel to Borrower and certain of the Restricted Subsidiaries, (f) Briol & Associates, PLLC, special Minnesota counsel to Borrower and certain of the Restricted Subsidiaries, and (g) Bryan Cave, LLP, special Missouri counsel to Borrower and certain of the Restricted Subsidiaries, and in each case together with copies of all factual certificates and legal opinions upon which such counsel has relied.

          "Outstanding Amount" means (i) with respect to Advances and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Advances and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any Letter of Credit Obligations on any date, the amount of such Letter of Credit Obligations on such date after giving effect to any Credit Extension occurring on such date and any other changes in the aggregate amount of the Letter of Credit Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

          "Participant" shall have the meaning set forth in Section 12.8(d).

          "Party" means any Person other than the Administrative Agent, the Issuing Lender, the Swing Line Lender and the Lenders, which now or hereafter is a party to any of the Loan Documents.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereof established under ERISA.

          "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to Title IV of ERISA and is maintained by Borrower or any of its Subsidiaries or to which Borrower or any of its Subsidiaries contributes or has an obligation to contribute.

          "Permitted Encumbrances" means:

               (a) Inchoate Liens incident to construction on or maintenance of Property; or Liens incident to construction on or maintenance of Property now or hereafter filed of record for which adequate reserves have been set aside (or deposits made pursuant to applicable Law) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Property is subject to a material risk of loss or forfeiture;

               (b) Liens for taxes and assessments on Property which are not yet past due; or Liens for taxes and assessments on Property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Property is subject to a material risk of loss or forfeiture;

               (c) minor defects and irregularities in title to any Property which in the aggregate do not materially impair the fair market value or use of the Property subject thereto for the purposes for which it is or may reasonably be expected to be held;

               (d) easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Property, facilities, or equipment which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

               (e) easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of Property in or adjacent to a shopping center or similar project affecting Property which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

               (f) rights reserved to or vested in any Government Agency to control or regulate, or obligations or duties to any Government Agency with respect to, the use of any Property;

               (g) rights reserved to or vested in any Government Agency to control or regulate, or obligations or duties to any Government Agency with respect to, any right, power, franchise, grant, license, or permit;

               (h) present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of Property;

               (i) statutory Liens (including, without limitation, carriers and warehouseman's liens), other than those described in clauses (a) or (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, provided that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no Property is subject to a material risk of loss or forfeiture;

               (j) covenants, conditions, and restrictions affecting the use of Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

               (k) rights of tenants under leases and rental agreements covering Property entered into in the ordinary course of business of the Person owning such Property;

               (l) Liens consisting of pledges or deposits to secure obligations under workers' compensation laws, employment insurance or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

               (m) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which Borrower or a Subsidiary of Borrower is a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 20% of the annual fixed rentals payable under such lease;

               (n) Liens consisting of deposits of Property to secure bids made with respect to, or performance of, contracts (other than contracts creating or evidencing an extension of credit to the depositor) in the ordinary course of business;

               (o) Liens consisting of any right of offset, or statutory bankers' lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers' lien;

               (p) Liens consisting of deposits of Property to secure statutory obligations of Borrower or a Subsidiary of Borrower in the ordinary course of business;

               (q) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which Borrower or a Subsidiary of Borrower is a party in the ordinary course of business;

               (r) Liens created by or resulting from any litigation or legal proceeding involving Borrower or a Subsidiary of Borrower in the ordinary course of its business which is currently being contested in good faith by appropriate proceedings, provided that such Lien is junior to the Lien of the Collateral Documents, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture; and

               (s) other non-consensual Liens incurred in the ordinary course of business but not in connection with an extension of credit, which do not in the aggregate, when taken together with all other Liens, materially impair the value or use of the Property of Borrower and the Subsidiaries of Borrower, taken as a whole.

          "Permitted Right of Others" means a Right of Others consisting of (a) an interest (other than a legal or equitable co-ownership interest, an option, warrant or other right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease) that does not materially impair the value or use of Property for the purposes for which it is or may reasonably be expected to be held, (b) an option or right to acquire a Lien that would be a Permitted Encumbrance, (c) the subordination of a lease or sublease in favor of a financing entity holding an obligation not otherwise prohibited hereunder, and (d) a license, or similar right, of or to Intangible Assets granted in the ordinary course of business.

          "Permitted Sale Assets" means the assets described on Schedule 1.1A.

          "Person" means any individual or entity, including a trustee, corporation, limited liability company, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture, Government Agency, or other entity.

          "Pledge Agreements" means, collectively, the Pledge Agreements (Gaming Regulated) and the Pledge Agreement (General).

          "Pledge Agreement (Gaming Regulated)" means (a) the Pledge Agreements heretofore executed by Borrower and Restricted Subsidiaries in respect of each Restricted Subsidiary which is a Nevada or Mississippi gaming licensee or registered holding company for a gaming licensee, as amended by the Amendments thereto to be delivered to the Administrative Agent on or prior to the Closing Date pursuant to Section 8.1, and (b) each of the pledge agreements executed and delivered by Borrower and the Significant Subsidiaries on the Closing Date covering the Pledged Collateral (Gaming Regulated), in each case either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

          "Pledge Agreement (General)" means the pledge agreement executed and delivered by Borrower and the Significant Subsidiaries covering the Pledged Collateral (General), either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

          "Pledged Collateral (Gaming Regulated)" means all of the Capital Stock owned by Borrower or any Subsidiary thereof in (i) Lake Charles, (ii), Belterra Resort Indiana, LLC, (iii) Biloxi Casino Corp., (iv) Boomtown Hotel and Casino, Inc., (v) Casino Magic Corp., and (vi) PNK (Bossier
     City), Inc., (vii) Louisiana - I Gaming, a Louisiana partnership in Commendam and (viii) Boomtown, Inc.

          "Pledged Collateral (General)" means all of the Capital Stock held by Borrower or any of the Significant Subsidiaries in all Subsidiaries of Borrower, other than the Pledged Collateral (Gaming Regulated) and the shares of the Unrestricted Subsidiaries, including the Capital Stock of the Foreign Subsidiaries.

          "Post Completion Fiscal Quarter" means each Fiscal Quarter which begins on or following the Lake Charles Opening Date.

          "Preferred Ship Mortgages" means the Preferred Ship Mortgages referred to on Schedule 1.1E, as amended and restated on the Closing Date to be substantially in the form of

     Exhibit J, and each additional preferred ship mortgage hereafter delivered to the Administrative Agent pursuant to Section 5.10.

          "Pricing Certificate" means a certificate in the form of Exhibit K, properly completed and signed by a Senior Officer of Borrower.

          "Pricing Level" means, for each Pricing Period, the pricing level set forth below opposite the Net Total Debt Ratio as of the last day of the Fiscal Quarter most recently ended prior to the commencement of that Pricing Period:

     Pricing Level                       Net Total Debt Ratio
     -------------                       --------------------
           I         Greater than or equal to 6.25:1.00
          II         Less than 6.25:1.00, but greater than or equal to 5.50:1.00
          III        Less than 5.50:1.00, but greater than or equal to 4.75:1.00
          IV         Less than 4.75:1.00, but greater than or equal to 4.00:1.00
           V         Less than 4.00:1.00

     provided that (i) in the event that Borrower does not deliver a Pricing Certificate with respect to any Pricing Period prior to the commencement of such Pricing Period, then until (but only until) such Pricing Certificate is delivered the Pricing Level for that Pricing Period shall be Pricing Level I and (ii) in the event of any error in a Pricing Certificate, any resulting change to the Pricing Level shall be made retroactively (provided, that any resulting decrease in the Base Margin and LIBOR Margin shall be recouped only as a credit against interest or commitment fees payable thereafter).

          "Pricing Period" means (a) the period commencing on the Closing Date and ending on November 14, 2003, (b) the period beginning on November 15, 2003, and ending on November 30, 2003, and (c) each subsequent period of three calendar months beginning on each December 1, March 1, June 1 and September 1.

          "Primary Earned Basket Amount" means, as of each date of determination, 100% of the first $5,000,000 by which the aggregate Net After Tax Proceeds received by Borrower and its Restricted Subsidiaries exceed $40,000,000.

          "Pro Rata Share" means, with respect to each Lender, the percentage of the relevant Commitment held by that Lender, as such percentage may be increased or decreased pursuant to an Assignment and Acceptance executed in accordance with Section 12.8. As of the Closing Date, each Lender has been advised in writing by the Joint Lead Arrangers of its Pro Rata Shares of the Commitments, and shall receive Notes in the amount of its Pro Rata Shares.

          "Projected Free Cash Flow" means, as of the last day of each calendar month, the product of (a) Free Cash Flow for the one year period ending with the then most recently ended calendar month, times (b) a fraction, the numerator of which is the integral number of months which are then remaining during the period ending on December 31, 2004 and the denominator of which is twelve, adjusted to reflect an annualized growth rate of 10% per annum.

          "Projected Land Sale Amount" means the amount which cannot be below zero and is equal to $40,000,000 minus the amount of Net After Tax Proceeds received by Borrower as a result of sales of Permitted Sale Assets following the Closing Date, provided that the Projected Land Sale Amount shall be reduced to zero as of June 30, 2004.

          "Projections" means the financial projections provided by the Borrower to the Administrative Agent and distributed to the Lenders with the Confidential Information Memorandum for the facilities contemplated herein by the Lead Arrangers.

          "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          "Qualifying Indebtedness" means any Indebtedness hereafter issued by Borrower and its Restricted Subsidiaries, other than (a) any Subordinated Obligations the proceeds of which refinance existing Subordinated Obligations of a like amount, and (b) Indebtedness of the types described in Sections 6.9(c), (d), (f), (g) and (h).

          "Quarterly Payment Date" means each March 31, June 30, September 30, and December 31.

          "Real Property" means, as of any date of determination, all real Property then or theretofore owned, leased or occupied by Borrower or any of the Restricted Subsidiaries.

          "Real Property Collateral" means each parcel of real property owned or leased by Borrower and its Significant Subsidiaries, including without limitation the Real Property located in Inglewood, California, Compton, California, Reno, Nevada, Harvey Canal, Louisiana, Bossier City, Louisiana, Belterra, Indiana, Biloxi, Mississippi, St. Louis, Missouri and the other land listed as Permitted Sale Assets other than the real property underlying the Ogle Haus and the Borrower's headquarters leasehold in Las Vegas, Nevada.

          "Regulations D, T, U and X" means Regulations D, T, U and X, respectively, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulations in substance substituted therefor.

          "Request for Letter of Credit" means a written request for a Letter of Credit substantially in the form of Exhibit L, signed by a Responsible Official of Borrower and properly completed to provide all information required to be included therein.

          "Request for Loan\\Withdrawal Certificate" means a written request for a Loan or for a withdrawal from the Completion Reserve Account substantially in the form of Exhibit M, signed by a Responsible Official of Borrower and properly completed to provide all information required to be included therein.

          "Required Lenders" means, as of any date of determination (a) if the Commitments are then in effect, either (y) the Majority Lenders, but including the Administrative Agent and the Syndication Agent (if then a party hereto), or (z) Lenders having in the aggregate 66 2/3% of the Commitments, and (b) if the Commitments have then been terminated and there are then any outstanding Obligations, the Majority Lenders.

          "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Government Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Responsible Official" means (a) when used with reference to a Person other than an individual, the (i) chief executive officer, (ii) president,
     (iii) chief operating officer, (iv) general counsel, (v) chief financial officer or (vi) controller of such Person, (b) when used with reference to a Person that is a member-managed limited liability company, the natural persons holding such offices in the manager, and (c) when used with reference to a Person who is an individual, such Person. The Lenders shall be entitled to conclusively rely upon any document or certificate that is signed or executed by a Responsible Official of Borrower or any of its Subsidiaries as having been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of Borrower or such Subsidiary.

          "Restricted Subsidiary" means, as of any date of determination, all Subsidiaries of Borrower other than the Foreign Subsidiaries and any Subsidiaries of Borrower which have been designated as Unrestricted Subsidiaries in accordance with the definition thereof.

          "Revolving Commitment" means, subject to Sections 2.5, 2.6, 2.7 and 2.8, $115,000,000, provided that a $5,000,000 portion of the Revolving Commitment shall not be available unless and until a Lender is designated to assume such portion pursuant to Section 2.12.

          "Revolving Lenders" means, as of each date of determination, those Lenders having a Pro Rata Share of the Revolving Commitment as of that date.

          "Revolving Loans" means the Loans made under the Revolving Commitment.

          "Revolving Maturity Date" means the earlier to occur of (a) any Early Maturity Date (should the same occur), and (b) May 15, 2007.

          "Revolving Notes" means the promissory notes made by Borrower to a Lender evidencing the Advances under that Lender's Pro Rata Share of the Revolving Commitment, substantially in the form of Exhibit N, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

          "Revolving Obligations" means, as of each date of determination, the sum of (i) the aggregate principal amount of the outstanding Revolving Loans, plus (ii) the Aggregate Effective Amount, plus (iii) the Swing Line Outstandings.

          "Revolving Reduction Amount" means, as to each applicable Quarterly Payment Date, an amount equal to 5.70% of the Revolving Commitment on September 30, 2005 (prior to giving effect to the reductions thereto scheduled to occur on that date), provided that, if the Revolving Commitment is thereafter increased in accordance with Section 2.8, the Revolving Reduction Amount for each Quarterly Payment Date occurring following such increase shall also be increased in the same proportion which (a) the amount of the Revolving Commitment (as so increased), bears to (b) the Revolving Commitment (as in effect immediately prior to the increase).

          "Right of Others" means, as to any Property in which a Person has an interest, any legal or equitable right, title or other interest (other than a Lien) held by any other Person in that Property, and any option, warrant or other right held by any other Person to acquire any such right, title or other interest in that Property, including any option or right to acquire a Lien; provided, however, that
     (a) any covenant restricting the use or disposition of Property of such Person contained in any Contractual Obligation of such Person and (b) any provision contained in a contract creating a right of payment or performance in favor of a Person that conditions, limits, restricts, diminishes, transfers or terminates such right, shall not be deemed to constitute a Right of Others.

          "Schedule Date" means, with respect to any Schedule to this Agreement, the date as of which the representations made in such Schedule are initially made. However, a Schedule Date shall not qualify any subsequent representation or warranty by Borrower that the statements made in such Schedule continue to be accurate as of any later date.

          "Secondary Earned Basket Amount" means, as of each date of determination, 50% of the amount by which the aggregate Net After Tax Proceeds received by Borrower and its Restricted Subsidiaries after the Closing Date exceed $45,000,000.

          "Secured Swap Agreement" means a Swap Agreement between Borrower and a Lender (or an Affiliate of a Lender).

          "Security Agreement" means the Amended and Restated Security Agreement executed and delivered by Borrower and the Significant Subsidiaries on the Closing Date, substantially in the form of Exhibit O, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

          "Securityholder Notes" means unsecured subordinated promissory notes issued to former securityholders in Borrower in consideration of the repurchase or redemption of their shares pursuant to Article 13 of the Certificate of Incorporation of Borrower (as in effect on the Closing Date) which are in form and substance acceptable to the Administrative Agent and which, in any event, (a) are subordinated in right of payment to the Obligations in a manner which is at least as favorable as the Subordinated Obligations, (b) have the benefit of no operational covenants, (c) do not have the benefit of any guaranty or other suretyship arrangement provided by the Restricted Subsidiaries, and (d) provide for no cash payments prior to the date which is one year following the Term Maturity Date.

          "Senior Debt" means, as of each date of determination, all Funded Debt that is not a Subordinated Obligation.

          "Senior Officer" means the (a) chief executive officer, (b) president,
     (c) chief operating officer, (d) general counsel, (e) chief financial officer or (f) treasurer of Borrower.

          "Significant Subsidiary" means (a) each Restricted Subsidiary that holds title to any portion of the Real Property Collateral, (b) each Restricted Subsidiary that holds title to any Property acquired after the Closing Date which is required to be pledged as future Collateral pursuant to Section 5.10 and (c) as of any date of determination, each other Restricted Subsidiary that had, on the last day of the Fiscal Quarter then most recently ended, total assets with a book value or fair market value of $500,000 or more.

          "SPC" shall have the meaning set forth in Section 12.8(g).

          "Special Eurodollar Circumstance" means the application or adoption after the Closing Date of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Government Agency, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by any Lender or its Eurodollar Lending Office with any request or directive (whether or not having the force of Law) of any such Government Agency, central bank or comparable authority, or the existence or occurrence of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Lenders.

          "Standard & Poor's" means Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.), and its successors.

          "Subordinated Obligations" means (a) the Existing Subordinated Obligations, and (b) any New Subordinated Obligations.

          "Subsidiary" means, as of any date of determination and with respect to any Person, any corporation, limited liability company or partnership (whether or not, in any case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or acquired: (a) in the case of a corporation or limited liability company, of which a majority of the interests having ordinary voting power for the election of directors or other governing body or management control (other than interests having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries.

          "Subsidiary Guaranty" means the continuing guaranty of the Obligations executed and delivered by the Significant Subsidiaries on the Closing Date, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

          "Swap Agreement" means a written agreement between Borrower and one or more financial institutions providing for "swap", "cap", "collar" or other interest rate protection with respect to any Indebtedness.

          "Swing Line" means the revolving line of credit established by the Swing Line Lender in favor of Borrower pursuant to Section 2.10.

          "Swing Line Note" means the promissory note and any other documents executed by Borrower in favor of the Swing Line Lender in connection with the Swing Line.

          "Swing Line Lender" means Bank of America.

          "Swing Line Loans" means loans made by the Swing Line Lender to Borrower pursuant to Section 2.10.

          "Swing Line Outstandings" means, as of any date of determination, the aggregate principal Indebtedness of Borrower on all Swing Line Loans then outstanding.

          "Syndication Agent" means Bear Stearns Corporate Lending Inc. The capacity of the Syndication Agent is titular in nature, and the Syndication Agent shall have no rights or duties hereunder over those arising hereunder by reason of their status as Lenders.

          "Taxes" has the meaning set forth in Section 3.14(f).

          "Term Amortization Amount" means, as to each Quarterly Payment Date, $312,500, provided that, if the Term Commitment is hereafter increased in accordance with Section 2.8, the Term Amortization Amount for each Quarterly Payment Date occurring following such increase shall also be increased in the same proportion which (a) the amount of the Term Commitment (as so increased), bears to (b) the Term Commitment (as in effect immediately prior to the increase).

          "Term Commitment" means, subject to Sections 2.5, 2.6, 2.7 and 2.8, $125,000,000.

          "Term Lenders" means, as of each date of determination, those Lenders having a Pro Rata Share of the Term Commitment as of that date.

          "Term Loans" means Loans made under the Term Commitment.

          "Term Maturity Date" means the earlier of (a) any Early Maturity Date (should the same occur), or (b) May 15, 2008.

          "Term Notes" means the promissory notes made by Borrower to a Lender evidencing the Advances under that Lender's Pro Rata Share of the Term Commitment, substantially in the form of Exhibit P, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

          "Title Company" means Chicago Title Company or such other title insurance company as is reasonably acceptable to the Administrative Agent.

          "to the knowledge of" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Official of that Person).

          "Trademark Collateral Assignment" means the Amended and Restated Trademark Collateral Assignment executed and delivered by Borrower and the Significant Subsidiaries on the Closing Date, substantially in the form of Exhibit Q, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

          "type", when used with respect to any Loan or Advance, means the designation of whether such Loan or Advance is a Base Loan or Advance, or a LIBOR Loan or Advance.

          "Unreimbursed Amount" has the meaning set forth in Section 2.4(h).

          "Unrelated Person" has the meaning set forth in the definition of "Change in Control."

          "Unrestricted Subsidiary" means the Foreign Subsidiaries and any future Subsidiary of Borrower hereafter so designated by Borrower to the Administrative Agent in writing, provided that (a) no Subsidiary may be designated as an Unrestricted Subsidiary at any time when a Default or Event of Default has occurred and remains continuing, or would result from such designation, (b) Borrower shall make any such designation prior to or substantially concurrently with the acquisition or formation of the relevant Subsidiary, and (c) no Unrestricted Subsidiary shall own, directly or indirectly, any portion of or rights in (i) any of the hotel, casino and resort properties described in the definition of "Gaming Properties" or (ii) any equity or debt securities of any Restricted Subsidiary.

          "Vessel Construction Contract" means a Vessel Construction Agreement, substantially in the form delivered pursuant to Section 8.1 between LEEVAC (or another contractor acceptable to the Managing Agents or the Majority Lenders) and Lake Charles.

          1.2 Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

          1.3 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, except as otherwise specifically prescribed herein. In the event that GAAP changes during the term of this Agreement or, to the extent that Borrower is in compliance with GAAP but is directed by the SEC to change its manner of accounting in any respect, in each case in a such way that covenants contained in Sections 6.11 through 6.14 and Section 6.18 would then be calculated in a different manner or with different components, (a) Borrower and the Lenders agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP or SEC direction and (b) Borrower shall be deemed to be in compliance with the covenants contained in the aforesaid Sections if and to the extent that Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change, but shall have the obligation to deliver each of the materials described in Article 7 to the Administrative Agent and the Lenders, on the dates therein specified, with financial data presented in a manner which conforms with GAAP as in effect immediately prior to such change.

          1.4 Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

          1.5 Exhibits and Schedules. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

          1.6 References to "Borrower and its Subsidiaries". Any reference herein to "Borrower and its Subsidiaries" or the like shall refer solely to Borrower during such times, if any, as Borrower shall have no Subsidiaries.

          1.7 Miscellaneous Terms. The term "or" is disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

                                   ARTICLE 2
                           LOANS AND LETTERS OF CREDIT

          2.1 Loans -- General.

               (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Initial Funding Date through the Revolving Maturity Date, the Revolving Lenders shall, pro rata according to their respective Pro Rata Shares of the then applicable Revolving Commitment, make Advances to Borrower under the Revolving Commitment in such amounts as Borrower may request that do not result in the Revolving Obligations being in excess of the then applicable Revolving Commitment. Each Revolving Loan which results in the outstanding Revolving Obligations being in excess of $25,000,000 shall also be subject to the fulfillment of the conditions precedent set forth in Section 8.3. Subject to the limitations set forth herein, Borrower may borrow, repay and reborrow under the Revolving Commitment without premium or penalty.

               (b) Subject to the terms and conditions set forth in this Agreement, on the Closing Date the Term Lenders shall, pro rata according to their respective Pro Rata Shares of the Term Commitment, make a Term Loan to Borrower in the amount of the Term Commitment (net of the amount of any original issue discount), the net proceeds of which shall be deposited into the Completion Reserve Account. In the event that the amount of the Term Commitment is increased following the Closing Date in accordance with
     Section 2.8, then the Term Lenders assuming the increased Term Commitment shall fund the proceeds of their Advances in respect of such increase to the Administrative Agent (net of the amount of any original issue discount) who shall deposit the same into the Completion Reserve Account to the extent required by Article 9. From time to time following the Closing Date, subject to the terms and conditions set forth in this Agreement, the Term Lenders shall refinance the initial Term Loan with new LIBOR Loans made from time to time at the request of Borrower, provided that no Term Loan which results in an increase in the aggregate principal amount of the outstanding Term Loan shall be made following the Closing Date (except in connection with any increase of the Term Commitment of the type contemplated by Section 2.8). Once repaid or prepaid, no Term Loan may be reborrowed, but may be directly refinanced using the proceeds of new Term Loans. No Term Loan may be designated as a Base Loan, except to the extent that LIBOR Loans are not being made available to Borrower under the Revolving Commitment in accordance with the terms of this Agreement.

               (c) Subject to the next sentence, each Loan shall be made pursuant to a Request for Loan\\Withdrawal Certificate which shall specify the requested (i) date of such Loan, (ii) type of Loan, (iii) amount of such Loan, (iv) in the case of a LIBOR Loan, the Interest Period for such Loan, and (v) the Commitment under which the Loan is requested. Unless the Administrative Agent has notified, in its sole and absolute discretion, has notified Borrower to the contrary, a Loan may be requested by telephone by a Responsible Official of Borrower, in which case Borrower shall confirm such request by promptly delivering to the Administrative Agent a Request for Loan\\Withdrawal Certificate in person or by telecopier conforming to the preceding sentence. Administrative Agent shall incur no liability whatsoever hereunder in acting upon any telephonic Request for Loan\\Withdrawal Certificate purportedly made by a Responsible Official of Borrower, and Borrower hereby agrees to indemnify the Administrative Agent from any loss, cost, expense or liability as a result of so acting.

               (d) Promptly following receipt of a Request for Loan\\Withdrawal Certificate, the Administrative Agent shall notify each Lender by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the date and type of the Loan, the applicable Interest Period, and that Lender's Pro Rata Share (if any) of the Loan. Not later than 11:00 a.m. (California time) on the date specified for any Loan (which must be a Business Day), each Lender having a Pro Rata Share of the related Commitment shall make its Pro Rata Share of the Loan in immediately available funds available to the Administrative Agent at the Administrative Agent's Office. Upon satisfaction or waiver of the applicable conditions set forth in Article 8, all Advances shall be credited on that date in immediately available funds to the Designated Deposit Account.

               (e) Unless the Majority Lenders otherwise consent, each Loan shall be in an integral multiple of $1,000,000 which is not less than $5,000,000 (except to the extent that such Loan is in the remaining available principal amount of the applicable Commitment).

               (f) The Advances made by each Lender under the Revolving Commitment shall be evidenced by that Lender's Revolving Note and the Advances made by each Lender under the Term Commitment shall be evidenced by that Lender's Term Note.

               (g) A Request for Loan\\Withdrawal Certificate shall be irrevocable upon the Administrative Agent's first notification thereof.

               (h) If no Request for Loan\\Withdrawal Certificate (or telephonic request for Loan referred to in Section 2.1(c), if applicable) has been made within the requisite notice periods set forth in Section 2.2 or 2.3 prior to the end of the Interest Period for any LIBOR Loan, then on the last day of such Interest Period, such LIBOR Loan shall be automatically converted into a Base Loan in the same amount.

               (i) If a Loan is to be made on the same date that another Loan is due and payable, Borrower or the Lenders, as the case may be, shall make available to the Administrative Agent the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

          2.2 Base Loans. Each request by Borrower for a Base Loan shall be made pursuant to a Request for Loan\\Withdrawal Certificate (or telephonic or other request for loan referred to Section 2.1(c), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 9:00 a.m. (California time) on the Business Day prior to the date of the requested Base Loan. All Loans, other than Term Loans, shall constitute Base Loans unless properly designated as a LIBOR Loan pursuant to Section 2.3.

          2.3 LIBOR Loans.

               (a) Each request by Borrower for a LIBOR Loan shall be made pursuant to a Request for Loan\\Withdrawal Certificate (or telephonic or other request for Loan referred to in Section 2.1(c), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 9:00 a.m. (California time) at least three LIBOR Business Days before the first day of the applicable Interest Period.

               (b) On the date which is two LIBOR Business Days before the first day of the applicable Interest Period, the Administrative Agent shall confirm its determination of the applicable LIBOR Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrower and the Lenders by telephone or telecopier (and if by telephone, promptly confirmed by telecopier).

               (c) Unless the Administrative Agent and the Majority Lenders otherwise consent, no more than fifteen Interest Periods shall be in effect at any one time.

               (d) No LIBOR Loan may be requested during the continuation of a Default or Event of Default.

               (e) Nothing contained herein shall require any Lender to fund any LIBOR Advance in the Designated Eurodollar Market.

          2.4 Letters of Credit.

               (a) On the date upon which the initial Revolving Loans under this Agreement are made, the Existing Letter of Credit shall be deemed to have been issued pursuant hereto, and from and after such date, the Existing Letter of Credit shall be subject to and governed by the terms and conditions of this Agreement. On and following the Initial Funding Date, subject to the terms and conditions set forth herein:

                    (i) the Issuing Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.4, (1) from time to time on any Business Day during the period from the Initial Funding Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of Borrower, and to amend Letters of Credit previously issued by it, in accordance with subsections (d) and (e) below, and (2) to honor drafts under the Letters of Credit; and

                    (ii) the Revolving Lenders severally agree to participate in Letters of Credit in accordance with their respective Pro Rata Shares; provided that the Issuing Lender shall not be obligated to make any Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such Credit Extension, (y) the Revolving Obligations exceed the then applicable Revolving Commitment or (z) the Aggregate Effective Amount exceeds $15,000,000. Each Letter of Credit which results in the outstanding Revolving Obligations being in excess of $25,000,000 shall also be subject to the fulfillment of the conditions precedent set forth in Section 8.3.

               (b) The Issuing Lender shall be under no obligation to issue any Letter of Credit if:

                    (i) any order, judgment or decree of any Government Agency or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Government Agency prohibits, or requests that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material;

                    (ii) subject to Section 2.4(f), unless all the Lenders otherwise consent in writing delivered to the Administrative Agent, the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance (except Letters of Credit in support of Borrower's workers compensation self-insurance program, which may have a term of up to 395 days);

                    (iii) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

                    (iv) the issuance of such Letter of Credit would violate one or more policies of the Issuing Lender; or

                    (v) such Letter of Credit is in an initial amount less than $100,000 or is to be denominated in a currency other than Dollars.

               (c) The Issuing Lender shall be under no obligation to amend any Letter of Credit if (i) the Issuing Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (ii) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

               (d) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower delivered to the Issuing Lender (with a copy to the Administrative Agent) in the form of a Request for Letter of Credit and a Letter of Credit Application, appropriately completed and signed by a Responsible Official of Borrower. These documents must be received by the Issuing Lender and the Administrative Agent not later than 11:00 a.m. (California time) at least two Business Days (or such later date and time as the Issuing Lender may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment. In the case of a request for an initial issuance of a Letter of Credit, the Letter of Credit Application shall specify in form and detail satisfactory to the Issuing Lender: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof;
     (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Issuing Lender may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify, in form and detail satisfactory to the Issuing Lender, the Letter of Credit to be amended, the proposed date of amendment thereof (which shall be a Business Day), the nature of the proposed amendment; and such other matters as the Issuing Lender may require.

               (e) Promptly after receipt of any Letter of Credit Application, the Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application. Upon receipt by the Issuing Lender of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the Issuing Lender shall, on the requested date, issue a Letter of

     Credit for the account of Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Lender's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share of the Revolving Commitment times the face amount of such Letter of Credit.

               (f) If Borrower so requests in any applicable Letter of Credit Application, the Issuing Lender may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit the Issuing Lender to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Renewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Lender, Borrower shall not be required to make a specific request to the Issuing Lender for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Lender to permit the renewal of such Letter of Credit at any time prior to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Issuing Lender shall not permit any such renewal if (i) the Issuing Lender has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.4(b) or otherwise), or (ii) it has received notice on or before the day that is two Business Days before the Non-Renewal Notice Date from the Administrative Agent that the Majority Lenders have elected not to permit such renewal.

               (g) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Issuing Lender will also deliver to Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

               (h) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Lender shall notify Borrower and the Administrative Agent thereof. Not later than 11:00 a.m. (California time) on the date of any payment by the Issuing Lender under a Letter of Credit (each such date, an "Honor Date"), Borrower shall reimburse the Issuing Lender through the Administrative Agent in an amount equal to the amount of such drawing. If Borrower fails to so reimburse the Issuing Lender by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Revolving Lender's Pro Rata Share thereof. In such event, Borrower shall be deemed to have requested a Base Loan to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.1(f) for the principal amount of Base Loans, but subject to the amount of the unutilized portion of the Revolving Commitment and the conditions set forth in Sections 8.2 (other than the delivery of a Request for Letter of Credit). Any notice given by the Issuing Lender or the Administrative Agent pursuant to this Section 2.4(h) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

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

               (i) Each Revolving Lender (including the Revolving Lender acting as Issuing Lender) shall upon any notice pursuant to Section 2.4(h) make funds available to the Administrative Agent for the account of the Issuing Lender at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. (California time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.4(j) each Revolving Lender that so makes funds available shall be deemed to have made a Base Advance to Borrower in such amount. The Administrative Agent shall remit the funds so received to the Issuing Lender.

               (j) With respect to any Unreimbursed Amount that is not fully refinanced by Base Loans because the conditions set forth in Section 8.2 cannot be satisfied or for any other reason, Borrower shall be deemed to have incurred from the Issuing Lender a Letter of Credit Loan in the amount of the Unreimbursed Amount that is not so refinanced, which Letter of Credit Loan shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender's payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.4(i) shall be deemed payment in respect of its participation in such Letter of Credit Loan and shall constitute a Letter of Credit Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.4.

               (k) Until each Revolving Lender funds its Advance or Letter of Credit Advance pursuant to this Section 2.4 to reimburse the Issuing Lender for any amount drawn under any Letter of Credit, interest in respect of such Revolving Lender's Pro Rata Share of such amount shall be solely for the account of the Issuing Lender.

               (l) Each Revolving Lender's obligation to make Advances or Letter of Credit Advances to reimburse the Issuing Lender for amounts drawn under Letters of Credit, as contemplated by this Section 2.4, shall be absolute and unconditional and shall not be affected by any circumstance, including
     (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Issuing Lender, Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender's obligation to make Advances pursuant to this Section 2.4 is subject to the conditions set forth in Section 8.2. No such making of an Letter of Credit Advance shall relieve or otherwise impair the obligation of Borrower to reimburse the Issuing Lender for the amount of any payment made by the Issuing Lender under any Letter of Credit, together with interest as provided herein.

               (m) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Issuing Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.4 by the time specified in Section 2.4(i), the Issuing Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Issuing Lender at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the Issuing Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

               (n) At any time after the Issuing Lender has made a payment under any Letter of Credit and has received from any Revolving Lender such Revolving Lender's Letter of Credit Advance in respect of such payment in accordance with Section 2.4(i), if the Administrative Agent receives for the account of the Issuing Lender any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender's Letter of Credit Advance was outstanding) in the same funds as those received by the Administrative Agent.

               (o) If any payment received by the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.4(i) is required to be returned as a preference or otherwise in any bankruptcy or insolvency of Borrower or any of its Subsidiaries (including pursuant to any settlement entered into by the Issuing Lender in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the Issuing Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

               (p) The obligation of Borrower to reimburse the Issuing Lender for each drawing under each Letter of Credit and to repay each Letter of Credit Loan shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                    (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                    (ii) the existence of any claim, counterclaim, set-off, defense or other right that Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                    (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                    (iv) any payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                    (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower.

     Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower's instructions or other irregularity, Borrower will immediately notify the Issuing Lender. Borrower shall be conclusively deemed to have waived any such claim against the Issuing Lender and its correspondents unless such notice is given as aforesaid.

               (q) Each Revolving Lender and Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Lender, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Lender shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Majority Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Lender, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Lender, shall be liable or responsible for any of the matters described in clauses
     (i) through (v) of Section 2.4(p); provided, however, that anything in such clauses to the contrary notwithstanding, Borrower may have a claim against the Issuing Lender, and the Issuing Lender may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower which Borrower proves were caused by the Issuing Lender's willful misconduct or gross negligence or the Issuing Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

               (r) Upon the request of the Administrative Agent, (i) if the Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an Letter of Credit Loan, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, Borrower shall immediately Cash Collateralize the then Outstanding Amount of all Letter of Credit Obligations (in an amount equal to such Outstanding Amount determined as of the date of such Letter of Credit Loan or the Letter of Credit Expiration Date, as the case may be). For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Lender and the Lenders, as collateral for the Letter of Credit Obligations, cash or deposit account balances ("Cash Collateral") pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the Issuing Lender (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

          2.5 Voluntary Reduction of Commitments. Borrower shall have the right, at any time and from time to time following the Lake Charles Completion Date, without penalty or charge, upon at least three Business Days' prior written notice to the Administrative Agent, to voluntarily, permanently and irrevocably reduce, in aggregate principal amounts in an integral multiple of $1,000,000 but not less than $5,000,000, or to terminate, all or a portion of the then undisbursed portion of the Commitments, or at any time, to prepay any outstanding Obligations with the consent of the remaining Majority Lenders, provided that each such reduction of the Commitments shall be accompanied by the payment by Borrower of any breakage costs resulting from the prepayment of the Loans, computed in accordance with Section 3.10. The Administrative Agent shall promptly notify the Lenders of any reduction or termination of any of the Commitments under this Section. Any reduction of the Commitments under this Section shall be applied (a) in the case of any reduction of the Revolving Commitment, to the Revolving Reduction Amounts, (b) in the case of any reduction of the Term Commitments, to the Term Amortization Amounts, in each case in the inverse order of their occurrence.

          2.6 Scheduled Reduction of Commitments.

               (a) The Revolving Commitment shall automatically reduce on September 30, 2005, and each subsequent Quarterly Payment Date by the related Revolving Reduction Amount.

               (b) The Term Commitment shall automatically reduce on the date of each prepayment of the Term Loans, in the amount of such prepayment (including without limitation upon any voluntary prepayment following the termination of the Completion Reserve Account in accordance with Section 9.5(b)(2), and upon any prepayment in accordance with Sections 3.1(e)(v) or 3.1(e)(vi)).

               (c) The Term Commitment shall also automatically reduce on September 30, 2003 and each subsequent Quarterly Payment Date by the related Term Amortization Amount.

          2.7 Optional Termination of Commitments. Following the occurrence of a Change in Control, the Majority Lenders may in their sole and absolute discretion elect, during the thirty day period immediately subsequent to the later of (a) such occurrence or (b) the earlier of (i) receipt of Borrower's written notice to the Administrative Agent of such occurrence or (ii) if no such notice has been received by the Administrative Agent, the date upon which the Administrative Agent has actual knowledge thereof, to terminate the Commitments, in which case the Commitments shall be terminated effective on the date which is thirty days subsequent to written notice from the Administrative Agent to Borrower thereof.

          2.8 Optional Increase to the Commitments.

               (a) Provided that no Default or Event of Default then exists, Borrower may request in writing that the then effective Revolving Commitment, Term Commitment, or either or both of them, be increased to an aggregate amount which does not result in the principal amount of the Commitments being greater than $250,000,000 minus the amount of any permanent reductions to the Commitments which have then occurred pursuant to Sections 2.5, 2.6 or 2.7, provided that any such increase shall be made prior to the one year anniversary of the Closing Date. Any request under this Section shall be submitted by Borrower to the Lenders through the Administrative Agent not less than fifteen days prior to the proposed increase, specify the proposed effective date and amount of such increase to each of the Commitments, if any, and be accompanied by a Certificate signed by a Senior Officer of Borrower, stating that no Default or Event of Default exists as of the date of the request or will result from the requested increase. The consent of the Lenders, as such, shall not be required for an increase in the amount of either or both of the Commitments pursuant to this Section.

               (b) Each Lender may approve or reject a request for an increase in the amount of the Commitments in its sole and absolute discretion and, absent an affirmative written response within thirty days after receipt of such request, shall be deemed to have rejected the request. The rejection of such a request by any number of Lenders shall not affect Borrower's right to increase the Commitments pursuant to this Section.

               (c) In responding to a request under this Section, each Lender which is willing to increase the amount of its Pro Rata Share of the increased Commitments shall specify the amount of the proposed increase which it is willing to assume. Each consenting Lender shall be entitled to participate ratably (based on its Pro Rata Share of the Commitments before such increase) in any resulting increase in the Commitments, subject to the right of the Administrative Agent to adjust allocations of the increased Commitments so as to result in the amounts of the Pro Rata Shares of the Lenders being in integral multiples of $100,000.

               (d) If the aggregate principal amount offered to be assumed by the consenting Lenders is less than the amount requested, Borrower may (i) reject the proposed increase in its entirety, (ii) accept the offered amounts or (iii) designate new lenders who qualify as Eligible Assignees and which are reasonably acceptable to the Administrative Agent as additional Lenders hereunder in accordance with clause (f) of this Section (each, a "New Lender"), which New Lenders may assume the amount of the increase in the Commitments that has not been assumed by the consenting Lenders.

               (e) After completion of the foregoing, the Administrative Agent shall give written notification to the Lenders and any New Lenders of the increase to the Commitments which shall thereupon become effective.

               (f) Each New Lender shall become an additional party hereto as a New Lender concurrently with the effectiveness of the proposed increase in the Commitments upon its execution of an instrument of joinder to this Agreement which is in form and substance reasonably acceptable to the Administrative Agent and which, in any event, contains the representations, warranties, indemnities and other protections afforded to the Administrative Agent and the other Lenders which would be granted or made by an Eligible Assignee by means of the execution of an Assignment and Acceptance.

               (g) Subject to the foregoing, any increase to the Commitments requested under this Section shall be effective as of the date proposed by Borrower and shall be in the principal amount equal to (i) the amount which consenting Lenders are willing to assume as increases to the amount of their Pro Rata Share plus (ii) the amount offered by any New Lenders. Upon the effectiveness of any such increase, each Loan outstanding under any Commitment which is so increased shall be refinanced with new Advances reflecting the adjusted Pro Rata Shares of the Lenders in that Commitment and Borrower shall:

                    (x) issue replacement Notes to each affected Lender and new Notes to each New Lender (in each case, as may be requested by such Lender), and the percentage of Pro Rata Shares of each Lender will be adjusted to give effect to the increase in the Commitments;

                    (y) execute and deliver to the Administrative Agent such amendments to the Loan Documents as the Administrative Agent may reasonably request relating to such increase (including without limitation, amendments to the Mortgages reflecting the increase of the amounts secured thereby, and, in any such case Borrower shall provide to the Administrative Agent an endorsement to its ALTA lenders policy of title insurance, in form and substance reasonably acceptable to the Administrative Agent, insuring the continued priority and perfection of the Mortgages); and

                    (z) pay to the existing Lenders any breakage costs which are payable in connection with the refinancing of any Loans in the manner contemplated by Section 3.10 (it being understood that in the event of any increase to the Term Commitment, each LIBOR Loan which is then outstanding under the Term Commitment shall be refinanced in a manner which results in each Lender having a Pro Rata Share of the Term Commitment having a ratable share of each Term Loan which is outstanding thereunder).

          2.9 Administrative Agent's Right to Assume Funds Available for Advances. Unless the Administrative Agent shall have been notified by any Lender no later than 10:00 a.m. (California time) on the Business Day of the proposed funding by the Administrative Agent of any Loan that such Lender does not intend to make available to the Administrative Agent such Lender's portion of the total amount of such Loan, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of the Loan and the Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If the Administrative Agent has made funds available to Borrower based on such assumption and such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent promptly shall notify Borrower and Borrower shall pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such Lender interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the daily Federal Funds Rate. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Pro Rata Shares of the Commitments or to prejudice any rights which the Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

          2.10 Swing Line.

               (a) From time to time from the Initial Funding Date through the day prior to the Revolving Maturity Date, the Swing Line Lender shall make Swing Line Loans to Borrower in such amounts as Borrower may request, provided that (a) after giving effect to each Swing Line Loan, the Swing Line Outstandings shall not exceed $15,000,000 and the principal amount of the Revolving Obligations shall not exceed the then effective Revolving Commitment, (b) without the consent of all of the Lenders, no Swing Line Loan may be made during the continuation of an Event of Default and (c) the Swing Line Lender has not given at least twenty-four hours prior notice to Borrower that availability under the Swing Line is suspended or terminated. Each Swing Line Loan which results in the outstanding Revolving Obligations being in excess of $25,000,000 shall also be subject to the fulfillment of the conditions precedent set forth in Section 8.3. Borrower may borrow, repay and reborrow under this Section. Unless notified to the contrary by the Swing Line Lender, borrowings under the Swing Line may be made in amounts which are integral multiples of $100,000 upon telephonic request by a Responsible Official of Borrower made to the Administrative Agent not later than 1:00 p.m. (California time) on the Business Day of the requested borrowing (which telephonic request shall be promptly confirmed in writing by telecopier). Promptly after receipt of such a request for borrowing, the Administrative Agent shall provide telephonic verification to the Swing Line Lender that, after giving effect to such request, availability for Loans will exist under Section 2.1 (and such verification shall be promptly confirmed in writing by telecopier). Unless notified to the contrary by the Swing Line Lender, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000. If Borrower instructs the Swing Line Lender to debit its demand deposit account at the Swing Line Lender in the amount of any payment with respect to a Swing Line Loan, or the Swing Line Lender otherwise receives repayment, after 3:00 p.m. (California time) on a Business Day, such payment shall be deemed received on the next Business Day. The Swing Line Lender shall promptly notify the Administrative Agent of the Swing Loan Outstandings each time there is a change therein.

               (b) Swing Line Loans shall bear interest at a fluctuating rate per annum equal to the Base Rate plus the Base Margin plus any applicable Incremental Margin. Interest shall be payable on such dates, not more frequent than monthly, as may be specified by the Swing Line Lender and in any event on the Revolving Maturity Date. The Swing Line Lender shall be responsible for invoicing Borrower for such interest. The interest payable on Swing Line Loans is solely for the account of the Swing Line Lender (subject to clause (d) below).

               (c) The Swing Line Loans shall be payable on demand made by the Swing Line Lender and in any event on the Revolving Maturity Date.

               (d) Upon the making of a Swing Line Loan, each Revolving Lender shall be deemed to have purchased from the Swing Line Lender a participation therein in an amount equal to that Lender's Pro Rata Share of the Revolving Commitment times the amount of the Swing Line Loan. Upon demand made by the Swing Line Lender, each Revolving Lender shall, according to its Pro Rata Share of the Revolving Commitment, promptly provide to the Swing Line Lender its purchase price therefor in an amount equal to its participation therein. The obligation of each Revolving Lender to so provide its purchase price to the Swing Line Lender shall be absolute and unconditional (except only demand made by the Swing Line Lender) and shall not be affected by the occurrence of a Default or Event of Default after the making of such Swing Line Loan; provided that no Revolving Lender shall be obligated to purchase its Pro Rata Share of (i) Swing Line Loans to the extent that Swing Line

     Outstandings are in excess of $5,000,000 and (ii) any Swing Line Loan made (absent the consent of all of the Lenders) during the continuation of an Event of Default. Each Revolving Lender that has provided to the Swing Line Lender the purchase price due for its participation in Swing Line Loans shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Swing Line Lender against Borrower for principal and interest and shall share, in accordance with that pro rata participation, in any principal payment made by Borrower with respect to such claim and in any interest payment made by Borrower (but only with respect to periods subsequent to the date such Lender paid the Swing Line Lender its purchase price) with respect to such claim.

               (e) In the event that the Swing Line Outstandings are in excess of $1,000,000 on three consecutive Business Days, then on the next Business Day, Borrower shall request a Loan pursuant to Section 2.1 sufficient to reduce the Swing Line Outstandings below $1,000,000. In addition, upon any demand for payment of the Swing Line Outstandings by the Swing Line Lender, Borrower shall request a Loan pursuant to Section 2.1 sufficient to repay all Swing Line Outstandings (and, for this purpose, Section 2.1 shall not apply). In each case, the Administrative Agent shall automatically provide the responsive Advances made by each Lender to the Swing Line Lender (which the Swing Line Lender shall then apply to the Swing Line Outstandings). In the event that Borrower fails to request a Loan within the time specified by Section 2.2 on any such date, the Administrative Agent may, but is not required to, without notice to or the consent of Borrower, cause Advances to be made by the Revolving Lenders under the Revolving Commitment in amounts which are sufficient to reduce the Swing Line Outstandings as required above. The conditions precedent set forth in Article 8 shall not apply to Advances to be made by the Lenders pursuant to the three preceding sentences. The proceeds of such Advances shall be paid directly to the Swing Line Lender for application to the Swing Line Outstandings.

          2.11 Collateral and Guarantees. The Obligations shall be secured by the Collateral pursuant to the Collateral Documents and be guaranteed by the Significant Subsidiaries pursuant to the Subsidiary Guaranty.

          2.12 Activation of Reserved Portion of the Revolving Commitment. At any time prior to the date which is ten Business Days following the Closing Date (but prior to the Initial Funding Date) and provided that no Default or Event of Default then exists, the Borrower may designate (a) any consenting existing Lender or (b) a Person which qualifies as an Eligible Assignee who consents and who is reasonably acceptable to the Administrative Agent to assume the $5,000,000 portion of the Revolving Commitment which has not been allocated to the Lenders on the Closing Date. If the Person so designated agrees, in its sole discretion, to assume such an increase to the Revolving Commitment, such Person shall be issued a Revolving Note reflecting their Pro Rata Share of the Revolving Commitment. Upon the designation of such a Person, and such Person's execution of an assumption agreement which is reasonably acceptable to the Borrower and the Administrative Agent, (a) the available amount of the Revolving Commitment shall be increased from $110,000,000 to $115,000,000, (b) the Person executing the assumption agreement shall become a Lender for all purposes of this Agreement, and (c) each Revolving Lender's Pro Rata Share of the Revolving Commitment shall be adjusted to give effect to the new Lender's $5,000,000 interest in the Revolving Commitment.

                                    ARTICLE 3
                                PAYMENTS AND FEES

          3.1 Principal and Interest.

               (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Advance from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein before and after Default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest at the Default Rate to the fullest extent permitted by applicable Laws.

               (b) Interest accrued on each Base Loan on each Quarterly Payment Date shall be due and payable on that day. Except as otherwise provided in
     Section 3.11 and Section 3.1(d), the unpaid principal amount of each Base Loan shall bear interest at a fluctuating rate per annum equal to the Base Rate plus the applicable Base Margin plus any applicable Incremental Margin. Each change in the interest rate under this Section 3.1(b) due to a change in the Base Rate shall take effect simultaneously with the corresponding change in the Base Rate.

               (c) Interest accrued on each LIBOR Loan which is for a term of three months or less shall be due and payable on the last day of the related Interest Period. Interest accrued on each other LIBOR Loan shall be due and payable on the date which is three months after the date such LIBOR Loan was made (and, in the event that all of the Lenders have approved an Interest Period of longer than six months, every three months thereafter through the last day of the Interest Period) and on the last day of the related Interest Period. Except as otherwise provided in Section 3.11 and
     Section 3.1(d), the unpaid principal amount of any LIBOR Loan shall bear interest at a rate per annum equal to the LIBOR Rate for that LIBOR Loan plus the applicable LIBOR Margin plus any applicable Incremental Margin.

               (d) Notwithstanding Section 3.2 or clause (b) or clause (c) of this Section, the Incremental Margin shall not apply to or be paid in respect of any portion of the Term Loans outstanding from time to time which do not exceed the balance of the Completion Reserve Account from time to time.

               (e) If not sooner paid, the aggregate principal amount of the Loans shall be payable as follows:

                    (i) the principal amount of each LIBOR Loan shall be payable on the last day of the Interest Period for such Loan;

                    (ii) the amount, if any, by which the Revolving Obligations at any time exceeds the then applicable Revolving Commitment, shall be payable immediately;

                    (iii) the principal amount of the Term Loans shall be payable on September 30, 2003 and on each subsequent Quarterly Payment Date in the related Term Amortization Amount and, in any event, the amount, if any, by which the principal amount of the outstanding Term Loans at any time exceeds the then applicable Term Commitment, shall be payable immediately;

                    (iv) the principal amount of the Obligations shall be prepaid (subject to applications of the funds contained therein in the manner contemplated by Section 9.3) upon the termination of the Completion Reserve Account in accordance with Section 9.6;

                    (v) in the event that any Early Maturity Date occurs, the principal amount of the Loans and the Swing Line Loans shall be immediately payable, and Borrower shall immediately cause the return of, or shall Cash Collateralize, each Letter of Credit;

                    (vi) in the event that Borrower or any of its Restricted Subsidiaries receives any Net After Tax Proceeds which result in the aggregate amount of the Net After Tax Proceeds received following the Closing Date being in excess of $45,000,000, and Borrower elects not to deposit the 50% of such Net After Tax Proceeds into the Completion Reserve Account in accordance with Section 9.4(c), then Borrower shall immediately (y) apply 25% of such excess Net After Tax Proceeds to prepay the Term Loans (with application to the most remote installments) in an amount which does not result in the aggregate principal balance of the Term Loans being less than $90,000,000 (any amount which is in excess of the amount required to so reduce the Term Loans being retained by Borrower), and (z) apply 25% of such excess Net After Tax Proceeds to prepay outstanding Revolving Loans (without any reduction of the Revolving Commitment);

                    (vii) the Revolving Loans shall in any event be payable in full on the Revolving Maturity Date; and

                    (viii) the Term Loans shall in any event be payable in full on the Term Maturity Date.

               (f) The Loans may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, except that with respect to any voluntary prepayment under this Section (i) any partial prepayment shall be not less than $5,000,000, (ii) the Administrative Agent shall have received written notice of any prepayment by 9:00 a.m. (California time) on the date of prepayment (which must be a Business Day) in the case of a Base Loan, and, in the case of a LIBOR Loan, three Business Days before the date of prepayment, which notice shall identify the date and amount of the prepayment and the Loan being prepaid,
     (iii) each prepayment of principal on any LIBOR Loan shall be accompanied by payment of interest accrued to the date of payment on the amount of principal paid and (iv) any payment or prepayment of all or any part of any LIBOR Loan on a day other than the last day of the applicable Interest Period shall be subject to Section 3.10(e).

          3.2 The Incremental Margin. In the event that Borrower has not deposited Net After Tax Proceeds in an aggregate amount which is not less than $40,000,000 into the Completion Reserve Account on or prior to December 31, 2003 in accordance with Section 9.4(b), then the Incremental Margin shall apply during the period beginning on January 1, 2004 until the date upon which such Net After Tax Proceeds are so deposited.

          3.3 Upfront Fees and Arrangement Fees. On the Closing Date, Borrower shall pay to the Administrative Agent, for the respective accounts of the Lenders (other than the Administrative Agent) pro rata according to their Pro Rata Share of the Commitments, upfront fees in an amount set forth in a letter from the Joint Lead Arranger to each Lender and acknowledged by that Lender and by Borrower as the applicable upfront fee for such Lender. Such upfront fees are for the credit facilities committed by each Lender under this Agreement and are fully earned when paid. The upfront fees paid to each Lender are solely for its own account and are nonrefundable. Borrower shall also pay certain arrangement fees to the Joint Lead Arrangers as set forth in a letter agreement with the Joint Lead Arrangers.

          3.4 Original Issue Discount. The Term Loans shall be subject to an original issue discount in an amount heretofore agreed upon between the Joint Lead Arrangers and the Borrower and advised to each of the initial Term Lenders in writing, the amount of which shall be retained and reserved from the funded amount of such Term Loans.

          3.5 Early Termination Fee. In the event that on or prior to June 30, 2004, Borrower fails to deposit not less than $40,000,000 of Net After Tax Proceeds into the Completion Reserve Account in accordance with Section 9.4(b), then Borrower shall immediately pay to the Lenders in accordance with their respective Pro Rata Shares of the Commitments, an early termination fee of 0.50% of the then outstanding principal amount of the Obligations (after giving effect to the application of the Completion Reserve Account upon its termination under
Section 9.6 to the prepayment of the Obligations in accordance with Section 3.1(e)(iv)). This fee is fully earned when due and is non-refundable.

          3.6 Commitment Fees. From date of the execution of this Agreement by all parties, Borrower shall pay to the Administrative Agent, for the ratable accounts of the Revolving Lenders pro rata according to their Pro Rata Share of the Revolving Commitment, a commitment fee equal to the applicable Commitment Fee Rate times the actual daily amount by which (i) the Revolving Commitment exceeds (ii) the Revolving Obligations minus the Swing Line Outstandings. These commitment fees shall be payable quarterly in arrears on each Quarterly Payment Date, upon any termination of the Revolving Commitment and on the Revolving Maturity Date.

          3.7 Letter of Credit Fees. With respect to each Letter of Credit, Borrower shall pay the following fees:

               (a) concurrently with the issuance of each Letter of Credit, a letter of credit issuance fee to the Issuing Lender for the sole account of the Issuing Lender, in an amount set forth in a letter agreement between Borrower and the Issuing Lender;

               (b) quarterly in arrears on each Quarterly Payment Date, to the Administrative Agent for the ratable account of the Lenders in accordance with their Pro Rata Share of the Revolving Commitment, Letter of Credit Fees equal to the actual daily amount of the outstanding Letters of Credit during the three month period ending on that date times the face amount of each Letter of Credit outstanding during that period; and

               (c) concurrently with each issuance, negotiation, drawing or amendment of each Letter of Credit, to the Issuing Lender for the sole account of the Issuing Lender, issuance, negotiation, drawing and amendment fees in the amounts set forth from time to time as the Issuing Lender's scheduled fees for such services.

Each of the fees payable with respect to Letters of Credit under this Section is earned when due and is nonrefundable.

          3.8 Agency Fees. Borrower shall pay to the Administrative Agent an agency fee in such amounts and at such times as heretofore agreed upon by letter agreement between Borrower and the Administrative Agent. The agency fee is for the services to be performed by the Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The agency fee paid to the Administrative Agent is solely for its own account and is nonrefundable.

          3.9 Increased Commitment Costs. If any Lender shall determine in good faith that the introduction after the Closing Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Government Agency charged with the interpretation or administration thereof, or compliance by such Lender (or its Eurodollar Lending Office) or any corporation controlling the Lender, with any request, guideline or directive regarding capital adequacy (whether or not having the force of Law) of any such central bank or other authority, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then, within five Business Days after demand of such Lender, Borrower shall pay to such Lender, from time to time as specified in good faith by such Lender, additional amounts sufficient to compensate such Lender in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement, provided that Borrower shall not be obligated to pay any such amount which arose prior to the date which is ninety days preceding the date of such demand or is attributable to periods prior to the date which is ninety days preceding the date of such demand. Each Lender's determination of such amounts shall be conclusive in the absence of manifest error.

          3.10 LIBOR Costs and Related Matters.

               (a) In the event that any Government Agency imposes on any Lender any reserve or comparable requirement (including any emergency, supplemental or other reserve) with respect to the Eurodollar Obligations of that Lender, Borrower shall pay that Lender within five Business Days after demand all amounts necessary to compensate such Lender (determined as though such Lender's Eurodollar Lending Office had funded 100% of its LIBOR Advance in the Designated Eurodollar Market) in respect of the imposition of such reserve requirements. The Lender's determination of such amount shall be conclusive in the absence of manifest error.

               (b) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance:

                    (i) shall subject any Lender or its Eurodollar Lending Office to any tax, duty or other charge or cost with respect to any LIBOR Advance, any of its LIBOR Loans or its obligation to make LIBOR Advances, or shall change the basis of taxation of payments to any Lender attributable to the principal of or interest on any LIBOR Advance or any other amounts due under this Agreement in respect of any LIBOR Advance, any of its LIBOR Loans or its obligation to make LIBOR Advances, excluding (i) taxes imposed on or measured in whole or in part by its overall net income, gross income or gross receipts and franchise taxes imposed on it (including

          United States backup withholding taxes), by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business," (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America (other than withholding taxes and taxes based on gross income resulting from or attributable to any change after the Closing Date in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Government Agency) and (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 12.21, to the extent such forms are then required by applicable Laws;

                    (ii) shall impose, modify or deem applicable any reserve not applicable or deemed applicable on the date hereof (including any reserve imposed by the Board of Governors of the Federal Reserve System, special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Lender or its Eurodollar Lending Office); or

                    (iii) shall impose on any Lender or its Eurodollar Lending Office or the Designated Eurodollar Market any other condition affecting any LIBOR Advance, any of its LIBOR Loans, its obligation to make LIBOR Advances or this Agreement, or shall otherwise affect any of the same;

     and the result of any of the foregoing, as determined in good faith by such Lender, increases the cost to such Lender or its Eurodollar Lending Office of making or maintaining any LIBOR Advance or in respect of any LIBOR Advance, any of its LIBOR Loans or its obligation to make LIBOR Advances or reduces the amount of any sum received or receivable by such Lender or its Eurodollar Lending Office with respect to any LIBOR Advance, any of its LIBOR Loans or its obligation to make LIBOR Advances (assuming such Lender's Eurodollar Lending Office had funded 100% of its LIBOR Advance in the Designated Eurodollar Market), then, within five Business Days after demand by such Lender (with a copy to the Administrative Agent), Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction (determined as though such Lender's Eurodollar Lending Office had funded 100% of its LIBOR Advance in the Designated Eurodollar Market). Each Lender's determination of such amounts shall be conclusive in the absence of manifest error.

               (c) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance shall, in the good faith opinion of any Lender, make it unlawful or impossible for such Lender or its Eurodollar Lending Office to make, maintain or fund its portion of any LIBOR Loan, or materially restrict the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the Designated Eurodollar Market, or to determine or charge interest rates based upon the Eurodollar Rate, and such Lender shall so notify the Administrative Agent, then such Lender's obligation to make LIBOR Advances shall be suspended for the duration of such illegality or impossibility and the Administrative Agent forthwith shall give notice thereof to the other Lenders and Borrower. Upon receipt of such notice, the outstanding principal amount of such Lender's LIBOR Advances, together with accrued interest thereon, automatically shall be converted to Base Advances on either (1) the last day of the Interest Period(s) applicable to such LIBOR Advances if such Lender may lawfully continue to maintain and fund such LIBOR Advances to such day(s) or

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

     (2) immediately if such Lender may not lawfully continue to fund and maintain such LIBOR Advances to such day(s), provided that in such event the conversion shall not be subject to payment of a prepayment fee under
     Section 3.10(e). Each Lender agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will cause that Lender to notify the Administrative Agent under this Section, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. In the event that any Lender is unable, for the reasons set forth above, to make, maintain or fund its portion of any LIBOR Loan, such Lender shall fund such amount as a Base Advance for the same period of time, and such amount shall be treated in all respects as a Base Advance. Any Lender whose obligation to make LIBOR Advances has been suspended under this Section shall promptly notify the Administrative Agent and Borrower of the cessation of the Special Eurodollar Circumstance which gave rise to such suspension.

               (d) If, with respect to any proposed LIBOR Loan:

                    (i) the Administrative Agent reasonably determines that, by reason of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Lenders, deposits in Dollars (in the applicable amounts) are not being offered to any Lender in the Designated Eurodollar Market for the applicable Interest Period; or

                    (ii) the Majority Lenders advise the Administrative Agent that the Eurodollar Rate as determined by the Administrative Agent (i) does not represent the effective pricing to such Lenders for deposits in Dollars in the Designated Eurodollar Market in the relevant amount for the applicable Interest Period, or (ii) will not adequately and fairly reflect the cost to such Lenders of making the applicable LIBOR Advances;

     then the Administrative Agent forthwith shall give notice thereof to Borrower and the Lenders, whereupon until the Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Lenders to make any future LIBOR Advances shall be suspended.

               (e) Upon payment or prepayment of any LIBOR Advance (other than a prepayment resulting from a conversion required under Section 3.10(c)), on a day other than the last day in the applicable Interest Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrower (for a reason other than the failure of a Lender to make an Advance) to borrow on the date or in the amount specified for a LIBOR Loan in any Request for Loan\\Withdrawal Certificate, Borrower shall pay to the appropriate Lender within five Business Days after demand a prepayment fee or failure to borrow fee, as the case may be (determined as though 100% of the LIBOR Advance had been funded in the Designated Eurodollar Market) equal to the sum of:

                    (i) the principal amount of the LIBOR Advance prepaid or not borrowed, as the case may be, times [the number of days from and including the date of prepayment or failure to borrow, as applicable, to but excluding the last day in the applicable Interest Period], divided by 360, times the applicable Interest Differential (provided that the product of the foregoing formula must be a positive number); plus

                    (ii) all out-of-pocket expenses incurred by the Lender reasonably attributable to such payment, prepayment or failure to borrow.

     Each Lender's determination of the amount of any prepayment fee payable under this Section shall be conclusive in the absence of manifest error.

               (f) Each Lender agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will entitle such Lender to compensation pursuant to clause (a) or clause (b) of this Section, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender. Any request for compensation by a Lender under this Section shall set forth the basis upon which it has been determined that such an amount is due from Borrower, a calculation of the amount due, and a certification that the corresponding costs have been incurred by the Lender.

          3.11 Late Payments. If any installment of principal or interest or any fee or cost or other amount payable under any Loan Document to the Administrative Agent or any Lender is not paid when due, commencing on the fourth Business Day after the date when due until paid it shall bear interest at a fluctuating interest rate per annum at all times equal to the sum of the Base Rate plus the Base Margin plus any applicable Incremental Margin plus 2%, to the fullest extent permitted by applicable Laws (the "Default Rate"). Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws.

          3.12 Computation of Interest and Fees. Computation of interest on Base Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed; computation of interest on LIBOR Loans and all fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Borrower acknowledges that such latter calculation method will result in a higher yield to the Lenders than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day. Notwithstanding anything in this Agreement to the contrary, interest in excess of the maximum amount permitted by applicable Laws shall not accrue or be payable hereunder or under the Notes, and any amount paid as interest hereunder or under the Notes which would otherwise be in excess of such maximum permitted amount shall instead be treated as a payment of principal.

          3.13 Non-Business Days. If any payment to be made by Borrower or any other Party under any Loan Document shall come due on a day other than a Business Day, payment shall instead be considered due on the next succeeding Business Day and the extension of time shall be reflected in computing interest and fees.

          3.14 Manner and Treatment of Payments.

               (a) All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

               (b) Each payment hereunder (except payments pursuant to Sections 3.9, 3.10, 12.3, 12.11 and 12.22) or on the Notes or under any other Loan Document shall be made to the Administrative Agent, at the Administrative Agent's Office, for the account of each of

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

     the Lenders or the Administrative Agent, as the case may be, in immediately available funds not later than 11:00 a.m. (other than payments with respect to Swing Line Loans, which must be received by 3:00 p.m.) (California time) on the day of payment (which must be a Business Day). All payments received after such time, on any Business Day, shall be deemed received on the next succeeding Business Day. The amount of all payments received by the Administrative Agent for the account of each Lender shall be immediately paid by the Administrative Agent to the applicable Lender in immediately available funds and, if such payment was received by the Administrative Agent by 11:00 a.m. (California time) on a Business Day and not so made available to the account of a Lender on that Business Day, the Administrative Agent shall reimburse that Lender for the cost to such Lender of funding the amount of such payment at the Federal Funds Rate. All payments shall be made in lawful money of the United States of America without setoff, counterclaim, recoupment or deduction of any kind.

               (c) Unless Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                    (i) if Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

                    (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Advance included in the applicable Advance. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon Borrower, and Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Pro Rata Shares of the Commitments or to prejudice any rights which the Administrative Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

     A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

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

               (d) Each payment or prepayment on account of any Loan shall be applied pro rata according to the outstanding Advances made by each Lender comprising such Loan.

               (e) The Advances made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts and records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error. Any failure to so record or any error in so doing shall not, however, limit or otherwise affect the obligation of the Borrower to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records maintained by the Administrative Agent, the accounts and records maintained by the Administrative Agent shall prevail. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) one or more Notes, which shall evidence such Lender's Loans in addition to such accounts and records.

               (f) Each payment of any amount payable by Borrower or any other Party under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Government Agency, central bank or comparable authority, excluding (i) taxes imposed on or measured in whole or in part by its overall income or gross receipts and franchise taxes imposed on it (including United States backup withholding taxes), by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business," (ii) any withholding taxes or other taxes based on income imposed by the United States of America (other than withholding taxes and taxes based on income resulting from or attributable to any change following the Closing Date in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Government Agency) and
     (iii) any withholding taxes or other taxes based on income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 12.21, to the extent such forms are then required by applicable Laws (all such non-excluded taxes, assessments or other charges being hereinafter referred to as "Taxes"). Subject to Section 12.21(c) hereof, to the extent that Borrower is obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to any Lender under this Agreement, Borrower shall (i) make such deduction or withholding and pay the same to the relevant Government Agency and (ii) pay such additional amount to that Lender as is necessary to result in that Lender's receiving a net after-Tax amount equal to the amount to which that Lender would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to that Lender on account of such Taxes, that Lender shall promptly refund such excess to Borrower. Upon reasonable request of Borrower, each Lender shall use reasonable efforts to cooperate with Borrower with a view to obtaining a refund of any Taxes with respect to which the Borrower has paid any amounts pursuant to this Section 3.14(f) and which were not correctly or legally asserted by the relevant Government Agency. If any Taxes that are imposed on a Lender and excluded from indemnification provided by this
     Section 3.14(f) are required by any Government Agency to be paid by Borrower (other than through withholding from payments made to the affected Lender), then Borrower shall provide notice to the affected Lender within a reasonable time after paying such amounts, together with an explanation in reasonable detail explaining the nature and circumstances of such payment. Within a reasonable time after receipt thereof, the affected Lender shall reimburse Borrower for any payment of such excluded taxes.

               (g) The obligations of the Lenders hereunder to make Advances and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Advance or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Advance or purchase its participation.

          3.15 Funding Sources. Nothing in this Agreement shall be deemed to obligate any Lender to obtain the funds for any Loan or Advance in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan or Advance in any particular place or manner.

          3.16 Failure to Charge Not Subsequent Waiver. Any decision by the Administrative Agent or any Lender not to require payment of any interest (including interest arising under Section 3.11), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Administrative Agent's or such Lender's right to require full payment of any interest (including interest arising under Section 3.11), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

          3.17 Administrative Agent's Right to Assume Payments Will be Made by Borrower. Unless the Administrative Agent shall have been notified by Borrower prior to the date on which any payment to be made by Borrower hereunder is due that Borrower does not intend to remit such payment, the Administrative Agent may, in its discretion, assume that Borrower has remitted such payment when so due and the Administrative Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's share of such assumed payment. If Borrower has not in fact remitted such payment to the Administrative Agent, each Lender shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Lender, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate.

          3.18 Fee Determination Detail. The Administrative Agent, and any Lender, shall provide reasonable detail to Borrower regarding the manner in which the amount of any payment to the Administrative Agent and the Lenders, or that Lender, under Article 3 has been determined, concurrently with demand for such payment.

          3.19 Survivability. All of Borrower's obligations under Sections 3.9 and 3.10 shall survive for ninety days following the date on which the Commitments are terminated, all Loans hereunder are fully paid and all Letters of Credit have expired; provided, however, that following such date such obligations shall not be Obligations secured by the Collateral Documents.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

          Borrower represents and warrants to the Lenders that:

          4.1 Existence and Qualification; Power; Compliance With Laws. Borrower is a corporation duly formed, validly existing and in good standing under the Laws of Delaware. Borrower is duly qualified or registered to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, in each case except where the failure so to qualify or register and to be in good standing would not constitute a Material Adverse Effect. Borrower has all requisite corporate power and authority to conduct its business, to own and lease its Properties and to execute and deliver each Loan Document to which it is a Party and to perform its Obligations. All outstanding shares of Capital Stock of Borrower are (or, when issued, will be) duly authorized, validly issued, fully paid and non-assessable, and no holder thereof has any enforceable right of rescission under any applicable state or federal securities Laws. Borrower is in compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Government Agency that are necessary for the transaction of its business, except where the failure so to comply, file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

          4.2 Authority; Compliance With Other Agreements and Instruments and Government Regulations. The execution, delivery and performance by Borrower and each Significant Subsidiary of the Loan Documents to which it is a Party have been duly authorized by all necessary corporate (or partnership or other organic) action, and do not and will not:

               (a) Require any consent or approval not heretofore obtained of any partner, director, stockholder or other equity holder, security holder or creditor of such Party;

               (b) Violate or conflict with any provision of such Party's charter, articles or certificate of incorporation, or bylaws, articles of organization or operating agreement, as applicable;

               (c) Result in or require the creation or imposition of any Lien or Right of Others upon or with respect to any Property now owned or leased or hereafter acquired by such Party other than a Lien or Right of Others created in favor of the Lenders as contemplated under and pursuant to the Loan Documents;

               (d) Violate any Requirement of Law applicable to such Party, subject to obtaining the authorizations from, or filings with, the Government Agencies described in Schedule 4.3;

               (e) Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such Party is a party or by which such Party or any of its Property is bound or affected;

     and neither Borrower nor any Significant Subsidiary is in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in Section 4.2(e), in any respect that constitutes a Material Adverse Effect.

          4.3 No Governmental Approvals Required.

               (a) Except to the extent set forth on Schedule 4.3 or previously obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Government Agency is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by Borrower and the Significant Subsidiaries of the Loan Documents to which they are a Party.

               (b) Except as set forth in Schedule 4.3, all consents, approvals, permits, licenses, authorizations from, or filings with, any Government Agency or any private Person or other third party which are required or reasonably desirable to permit under applicable Laws or to otherwise authorize the construction of the Lake Charles Project or the Belterra Tower Project have been obtained by Borrower or the relevant Restricted Subsidiary.

               (c) All of the consents, approvals, permits, licenses and authorizations described in Schedule 4.3 will be accomplished as of the dates specified in Schedule 4.3.

          4.4 Subsidiaries.

               (a) Schedule 4.4 hereto correctly sets forth the (i) names, (ii) form of legal entity, (iii) number of shares of Capital Stock issued and outstanding, (iv) number of shares (or units) owned by Borrower or a Subsidiary of Borrower (and specifying such owner), (v) number of additional shares of such Capital Stock which the holders of any Rights of Others are entitled to obtain upon the exercise thereof, and (vi) jurisdictions of organization of all Subsidiaries of Borrower. Schedule 4.4 hereto correctly specifies which of the Subsidiaries of Borrower, as of the Schedule Date stated therein, are Restricted Subsidiaries, Significant Subsidiaries and Unrestricted Subsidiaries. Except as described in Schedule
     4.4 or Schedule 6.15, or as permitted by Section 6.15, Borrower does not own any Capital Stock or debt security which is convertible, or exchangeable, for Capital Stock in any Person. Unless otherwise indicated in Schedule 4.4, all of the outstanding shares of Capital Stock of each Restricted Subsidiary are owned of record and beneficially by Borrower or by the Subsidiary designated on Schedule 4.4, there are no outstanding options, warrants or other rights to purchase Capital Stock of any such Subsidiary, and all such Capital Stock so owned are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with all applicable state and federal securities and other Laws, and are free and clear of all Liens and Rights of Others, except for Permitted Encumbrances and Permitted Rights of Others.

               (b) Each Significant Subsidiary is duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization, in the form of organization stated in Schedule 4.4 therefor, is duly qualified to do business as a foreign organization and is in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification necessary (except where the failure to be so duly qualified and in good standing does not constitute a Material Adverse Effect or the liquidation or dissolution of any such Subsidiary is permitted by Section 6.3), and has all requisite power and authority to conduct its business and to own and lease its Properties.

               (c) Each Restricted Subsidiary is in compliance with all Laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and each such Subsidiary has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Government Agency that are necessary for the transaction of its business, except where the failure to be in such compliance, obtain such authorizations, consents, approvals, orders, licenses, and permits, accomplish such filings, registrations, and qualifications, or obtain such exemptions, does not constitute a Material Adverse Effect.

          4.5 Financial Statements. Borrower has furnished to the Lenders the audited consolidated financial statements of Borrower and its Subsidiaries for the Fiscal Years ended December 31, 2001 and December 31, 2002. The financial statements described in this Section fairly present in all material respects the financial condition, results of operations and changes in financial position of Borrower and its Subsidiaries as of such dates and for such periods in conformity with GAAP, consistently applied.

          4.6 No Other Liabilities; No Material Adverse Changes. As of the Closing Date (a) Borrower and its Subsidiaries do not have any material liability or material contingent liability required under GAAP to be reflected or disclosed and not reflected or disclosed in the audited balance sheet for Borrower's Fiscal Year ended December 31, 2002, other than liabilities and contingent liabilities arising in the ordinary course of business since the date of such balance sheet; and (b) no circumstance or event has occurred and is continuing that constitutes a Material Adverse Effect since December 31, 2002. As of any date subsequent to the Closing Date, no circumstance or event has occurred and is continuing that constitutes a Material Adverse Effect since the Closing Date.

          4.7 Title to Property. As of the Schedule Date for Schedule 4.7, Borrower and the Restricted Subsidiaries have valid title to the Property (other than assets which are the subject of a Capital Lease Obligation) reflected in the balance sheet described in Section 4.5 (other than items of Property or exceptions to title which are in each case immaterial to Borrower and its Subsidiaries, taken as a whole and Property subsequently sold or disposed of in the ordinary course of business or sold or disposed of in a Disposition which is otherwise permitted under this Agreement), free and clear of all Liens and Rights of Others other than Liens or Rights of Others described in Schedule 4.7 or permitted by Section 6.8.

          4.8 Intangible Assets. Borrower and the Restricted Subsidiaries own, or possess the right to use to the extent necessary in their respective businesses, all material trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are used in the conduct of their businesses as now operated, and no such Intangible Asset, to the knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect. Schedule 4.8 sets forth all trademarks, trade names and trade styles used by Borrower or any of the Restricted Subsidiaries at any time within the five year period ending on the Schedule Date for such Schedule.

          4.9 Public Utility Holding Company Act. Neither Borrower nor any of the Restricted Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, as amended.

          4.10 Litigation. Except for (a) any matter fully covered as to subject matter and amount (subject to applicable deductibles and retentions) by insurance for which the insurance carrier has not asserted lack of subject matter coverage or reserved its right to do so, (b) any matter, or series of related matters, involving a claim against Borrower or any of the Restricted Subsidiaries of less than $1,000,000, (c) matters of an administrative nature not involving a claim or charge against Borrower or any of the Restricted Subsidiaries and (d) matters set forth in Schedule 4.10, as of the Schedule Date of Schedule 4.10, there are no actions, suits, proceedings or investigations pending as to which Borrower or any of the Restricted Subsidiaries have been served or have received notice or, to the knowledge of Borrower, threatened against or affecting Borrower or any of the Restricted Subsidiaries or any Property of any of them before any Government Agency.

          4.11 Binding Obligations. Each of the Loan Documents to which Borrower or the Significant Subsidiaries is a Party will, when executed and delivered by such Party, constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws, Gaming Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

          4.12 No Default. No event has occurred and is continuing that is a Default or Event of Default.

          4.13 ERISA.

               (a) With respect to each Pension Plan:

                    (i) such Pension Plan complies in all material respects with ERISA and any other applicable Laws to the extent that non-compliance constitutes a Material Adverse Effect;

                    (ii) such Pension Plan has not incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA) that constitutes a Material Adverse Effect;

                    (iii) no "reportable event" (as defined in Section 4043 of ERISA) has occurred that constitutes a Material Adverse Effect; and

                    (iv) neither Borrower nor any of its ERISA Affiliates has engaged in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) that constitutes a Material Adverse Effect.

               (b) Neither Borrower nor any of its ERISA Affiliates has incurred or expects to incur any withdrawal liability to any Multiemployer Plan that constitutes a Material Adverse Effect.

          4.14 Regulations T, U and X; Investment Company Act. No part of the proceeds of any Loan, Swing Line Loan or Letter of Credit will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulations T, U or X. Neither Borrower nor any of the Restricted Subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

          4.15 Disclosure. No written statement made by a Senior Officer to the Administrative Agent or any Lender in connection with this Agreement, or in connection with any Loan, as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.

          4.16 Tax Liability. Borrower and the Restricted Subsidiaries have filed all tax returns which are required to be filed. Borrower and the Restricted Subsidiaries have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Borrower or any of the Restricted Subsidiaries, except (a) such taxes the amount or validity of which are as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained in conformity with GAAP, and (b) immaterial taxes so long as no material Property of Borrower or any of the Restricted Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

          4.17 Projections. As of the Closing Date, to the knowledge of Borrower, the assumptions set forth in the Projections are reasonable and consistent with each other and with all facts known to Borrower, and the Projections are reasonably based on such assumptions. Nothing in this Section
4.17 shall be construed as a representation or covenant that the Projections in fact will be achieved.

          4.18 Hazardous Materials. Except as described in Schedule 4.18 (a) neither Borrower nor any of the Restricted Subsidiaries at any time has disposed of, discharged, released or threatened the release of any Hazardous Materials on, from or under the Real Property in violation of any Hazardous Materials Law that would individually or in the aggregate constitute a Material Adverse Effect, (b) to the knowledge of Borrower, no condition exists that violates any Hazardous Material Law affecting any Real Property except for such violations that would not individually or in the aggregate constitute a Material Adverse Effect, (c) no Real Property or any portion thereof is or has been utilized by Borrower or any of the Restricted Subsidiaries as a site for the manufacture of any Hazardous Materials and (d) to the extent that any Hazardous Materials are used, generated or stored by Borrower or any of the Restricted Subsidiaries on any Real Property, or transported to or from such Real Property by Borrower or any of the Restricted Subsidiaries, such use, generation, storage and transportation are in compliance in all material respects with all Hazardous Materials Laws.

          4.19 Gaming Laws. Borrower and the Restricted Subsidiaries are in compliance with all applicable Gaming Laws in all respects which are material to the operations, businesses and prospects of Borrower and the Restricted Subsidiaries, taken as a whole. Without limitation on the foregoing, Borrower and its Restricted Subsidiaries are in compliance with the Indiana Settlement Agreement in all material respects, and have not received any notice from the State of Indiana, its agencies or instrumentalities to the effect that they have failed to comply with the terms of the Indiana Settlement Agreement in any material respect.

          4.20 Land Sales. As of the Closing Date, the Land Sale Contracts are in full force and effect (although subject to the conditions precedent set forth therein) and, to the best knowledge of Borrower, there is no material impediment to the consummation of the transactions contemplated to occur thereunder.

          4.21 Security Interests.

               (a) From and after the date of its execution and delivery, the Security Agreement creates a valid security interest in the Collateral described therein securing the Obligations (subject to such qualifications and exceptions as are contained in the applicable Uniform Commercial Code with respect to the creation of security interests in Property to which
     Article 9 of the applicable Uniform Commercial Code does not apply), which security interest is of first priority (subject only to Permitted Encumbrances, Permitted Rights of Others, purchase money liens permitted under Section 6.8(f) and matters disclosed in Schedule 4.7 and to such qualifications and exceptions as are contained in the applicable Uniform Commercial Code with respect to the priority of security interests perfected by means other than the filing of a financing statement), and all action necessary to perfect the security interests so created, other than (i) filing of UCC-1 financing statements with the appropriate Government Agency and (ii) delivery of each of the instruments listed in Schedule I to the Security Agreement to the parties indicated therein, have been taken and completed.

               (b) From and after the date of its execution and delivery, the Trademark Collateral Assignment creates a valid first priority collateral assignment of the Collateral described therein securing the Obligations (subject only to Permitted Encumbrances, Permitted Rights of Others, and matters disclosed in Schedule 4.7) and, upon filing with the United States Patent and Trademark Office, all action necessary to perfect the collateral assignment so created will have been taken and completed.

               (c) From and after the date of its execution and delivery, the Pledge Agreement (General) creates a valid first priority security interest in the Collateral described therein (including the Pledged Collateral (General)) securing the Obligations (subject only to Permitted Encumbrances, Permitted Rights of Others, and matters disclosed in Schedule 4.7) and, upon the delivery of any Certificates constituting Pledged Collateral thereunder, all action necessary to perfect the security interest so created will have been taken and completed.

               (d) From and after the date of their execution and delivery, each Pledge Agreement (Gaming Regulated) creates a valid first priority security interest in the Collateral described therein (including the Pledged Collateral (Gaming Regulated)) securing the Obligations (subject only to Permitted Encumbrances, Permitted Rights of Others, and matters disclosed in Schedule 4.7) and, upon the delivery of any Certificates constituting Pledged Collateral thereunder, all action necessary to perfect the security interest so created will have been taken and completed.

               (e) Giving effect to the amendments thereto described in Article 8, each Existing Mortgage will continue to constitute a valid Lien in the Collateral described therein securing the Obligations, other than those arising under Sections 4.18, 5.12 and 12.22 (subject only to Permitted Encumbrances, Permitted Rights of Others and matters described in Schedule 4.7), and all action necessary to perfect the Lien so created, other than recordation or filing thereof with the appropriate Government Agencies, will have been taken and completed.

               (f) The Mortgages delivered on or prior to the Closing Date pursuant to Section 8.1(a) hereof create a valid Lien in the Collateral described therein securing the Obligations, other than those arising under Sections 4.18, 5.12 and 12.22 (subject only to Permitted Encumbrances, Permitted Rights of Others and matters described in Schedule 4.7), and all action necessary to perfect the Lien so created, other than recordation or filing thereof with the appropriate Government Agencies, will have been taken and completed.

               (g) Upon the execution and delivery thereof, each Preferred Ship Mortgage creates a valid Lien in the Collateral described therein securing the Obligations (subject only to Permitted Encumbrances, Permitted Rights of Others and matters described in Schedule 4.7), and, upon the filing thereof with the appropriate United States Coast Guard offices, all action necessary to perfect the Lien so created, with the appropriate Government Agencies, will have been taken and completed.

          4.22 Lake Charles Project Entitlements.

               (a) Except as set forth on Schedule 4.22, as of the Closing Date the Borrower and its Restricted Subsidiaries have obtained all material required permits, licenses and entitlements which are necessary or reasonably desirable for the design, development, and construction of the Lake Charles Project, and the conduct of gaming operations at the Lake Charles Project, and such permits, licenses and entitlements remain effective.

               (b) As of the commencement of construction of the Lake Charles Project, Borrower and Lake Charles have obtained the Lake Charles Lease, the Cooperative Agreement, and each of the other material permits, licenses and entitlements which are necessary for the commencement of the construction of the Lake Charles Project, including without limitation each of the items described on Schedule 4.22, provided that the Borrower and Lake Charles may construct the temporary road to the site of the Lake Charles Project.

                                   ARTICLE 5
                              AFFIRMATIVE COVENANTS
                           (OTHER THAN INFORMATION AND
                             REPORTING REQUIREMENTS)

          So long as any Advance remains unpaid, or any other Obligation remains unpaid, or any portion of any of the Commitments remains in force, Borrower shall, and shall cause each of the Restricted Subsidiaries to, unless the Administrative Agent (with the written approval of those Lenders required by Section 12.2) otherwise consents:

          5.1 Payment of Taxes and Other Potential Liens. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon their respective Property or any part thereof and upon their respective income or profits or any part thereof, except that Borrower and the Restricted Subsidiaries shall not be required to pay or cause to be paid (a) any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has established and maintains adequate reserves for the payment of the same or (b) any immaterial tax so long as no material Property of Borrower or any of the Restricted Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

          5.2 Preservation of Existence. Preserve and maintain their respective existences in the jurisdiction of their formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Government Agency that are necessary for the transaction of their respective business except (a) where the failure to so preserve and maintain the existence of any Restricted Subsidiary and such authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations would not constitute a Material Adverse Effect and (b) that a merger or conversion permitted by Section 6.3 shall not constitute a violation of this covenant; and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties except where the failure to so qualify or remain qualified would not constitute a Material Adverse Effect.

          5.3 Maintenance of Properties. Maintain, preserve and protect all of their respective Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of their respective Properties, except that the failure to maintain, preserve and protect a particular item of Property that is not of significant value, either intrinsically or to the operations of Borrower and the Restricted Subsidiaries, taken as a whole, shall not constitute a violation of this covenant.

          5.4 Maintenance of Insurance. (a) Maintain liability, casualty and other insurance which is consistent with the coverages (including all deductibles and retentions) maintained by Borrower and the Restricted Subsidiaries as of the Closing Date, provided that (i) the Majority Lenders shall not unreasonably withhold their approval of changes to Borrower's insurance program which are required to address current conditions in the insurance marketplace, including the commercial unavailability or impracticability of any particular coverage, (ii) Borrower shall not unreasonably refuse to purchase any coverages requested by the Majority Lenders which is reflective of insurance ordinarily carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrower and the Restricted Subsidiaries operate. All such insurance shall be carried through insurance companies rated A+ or better by A.M. Best.

               (b) in any event, Borrower shall maintain and keep in force the following insurance:

                    (i) at all times during any period of construction, and with respect to any Property affected by such construction, a policy or policies of builder's "all risk" insurance in nonreporting form in an amount not less than the full insurable completed value of such portion of the affected Property on a replacement cost basis;

                    (ii) with respect to any Property not covered by a policy or policies described in Section 5.4(b)(i), a policy or policies of fire and hazards "all risk" insurance providing extended coverage in an amount not less $150,000,000 (provided that, in the case of the Lake Charles Project, such coverage amount shall be increased to an amount reasonably requested by the Administrative Agent (but not less than $200,000,000) on or before April 1, 2004), calculated on a replacement cost basis;

                    (iii) business interruption insurance (including insurance against income loss during a period of at least one year);

                    (iv) comprehensive liability insurance naming on an "occurrence" basis, against claims for "personal injury" liability, including bodily injury, death or property damage liability, with an aggregate limit of not less than $50,000,000;

                    (v) policies of worker's compensation insurance as may be required by applicable laws (including employer's liability insurance, if required by the Administrative Agent), covering all employees of Borrower, the Restricted Subsidiaries and the Lake Charles Contractor, LEEVAC and their respective subcontractors; and

                    (vi) If any Property is required to be insured pursuant to the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1968, and the regulations promulgated thereunder, because it is located in an area which has been identified by the Secretary of Housing and Urban Development as a Flood Hazard Area, then Borrower shall provide, maintain and keep in force at all times a flood insurance policy covering the Property in limits that would exceed the damage caused by what is expected to be the most severe flood (or any greater limits to the extent required by applicable law from time to time).

               (c) Each such policy shall name the Administrative Agent as an additional insured, and shall to the extent relevant, include a waiver of subrogation against the Administrative Agent and the Lenders, contain a provision that provides for a severability of interests, and shall provide that an act or omission by one of the insured shall not reduce or avoid coverage with respect to the other insureds, insure against loss or damage by hazards customarily included within "all risk" and "extended coverage" policies and any other risks or hazards which the Administrative Agent or the Majority Lenders may reasonably specify (and shall include boiler and machinery insurance), shall contain a Lender's Loss Payable Endorsement in a form acceptable to the Administrative Agent in favor of the Administrative Agent and shall be primary and noncontributory with any other insurance carried by the Administrative Agent or the Lenders.

          Borrower shall supply the Administrative Agent with certificates of each policy required hereunder and any other policy of insurance maintained in connection with any of the Property, and, if requested, an original or underlyer of each such policy and all endorsements thereto. When any insurance policy required hereunder expires, Borrower shall furnish the Administrative Agent with proof acceptable to the Administrative Agent that the policy has been reinstated, renewed or a new policy issued, continuing in force the insurance covered by the policy which expired. If Borrower fails to pay any such premium, the Administrative Agent shall have the right, but not the obligation, to obtain reasonable replacement coverage and advance funds to pay the premiums for it on behalf of the Lenders. Borrower shall repay the Administrative Agent immediately on demand for any advance for such premiums, which shall be considered to be an additional Loan bearing interest from the date of demand at the Default Rate.

          5.5 Compliance With Laws. Comply with all Requirements of Law noncompliance with which constitutes a Material Adverse Effect, except that Borrower and the Restricted Subsidiaries need not comply with a Requirement of Law then being contested by any of them in good faith by appropriate proceedings.

          5.6 Inspection Rights. Upon reasonable notice, at any time during regular business hours and as often as reasonably requested (but not so as to materially interfere with the business of Borrower or any of its Subsidiaries) permit the Administrative Agent or any Lender, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of their officers, key employees or accountants and, upon request, furnish promptly to the Administrative Agent or any Lender true copies of all financial information made available to the board of directors or audit committee of the board of directors of Borrower.

          5.7 Keeping of Records and Books of Account. Keep adequate records and books of account reflecting all financial transactions in conformity with GAAP, consistently applied, and in material conformity with all applicable requirements of any Government Agency having regulatory jurisdiction over Borrower or any of the Restricted Subsidiaries.

          5.8 Compliance With Agreements. Promptly and fully comply with all Contractual Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, whether such material agreements, indentures, leases or instruments are with a Lender or another Person, including without limitation the Indiana Settlement Agreement, except for any such Contractual Obligations (a) the performance of which would cause a Default or (b) then being contested by any of them in good faith by appropriate proceedings or if the failure to comply with such agreements, indentures, leases or instruments does not constitute a Material Adverse Effect.

          5.9 Use of Proceeds. Use the proceeds of Loans, Letters of Credit and Swing Line Loans as follows: (a) in respect of the Term Loans made on the Closing Date, to fund the Completion Reserve Account to assure the funding of construction costs associated with Committed Projects, (b) for Capital Expenditures and Investments permitted hereunder, including without limitation the Lake Charles Project and the Belterra Tower Project, and (c) for other working capital and general corporate purposes of Borrower and the Restricted Subsidiaries.

          5.10 Future Collateral. Upon the acquisition by Borrower or any Significant Subsidiary of (a) any Capital Stock of a new Subsidiary (other than a Subsidiary properly designated as an Unrestricted Subsidiary), deliver the certificates evidencing such stock (or interest) in pledge to the Administrative Agent (or its designee to the extent required by applicable Gaming Laws) pursuant to the Pledge Agreement (General) or a Pledge Agreement (Gaming Regulated), as the case may be, (b) any Investment in certificated securities or instruments, deliver all such securities and instruments in pledge to the Administrative Agent pursuant to the Security Agreement, and (c) any fee simple interest in Real Property, any leasehold interest in Real Property requiring aggregate rental payments in excess of $250,000 per annum, or any vessel or vehicle, any uncertificated Investment or securities entitlement or any other interest in other Property which is not subject to a perfected Lien under the Collateral Documents (other than any such Property which, under applicable Gaming Laws, cannot be subject to a Lien or cannot be subject to a Lien under applicable Gaming Laws without first obtaining the consent of a Government Agency under Gaming Laws (in which case Borrower shall diligently pursue all required consents)), execute and deliver to the Administrative Agent such Collateral Documents as are appropriate therefor, as requested by the Administrative Agent, to create a Lien thereon securing the Obligations subject in priority only to matters described on Schedule 4.7 as of the Closing Date, Permitted Encumbrances, Permitted Rights of Others, purchase money liens (if any) permitted under Section 6.8(f) and Liens existing thereon prior to such acquisition (and not done in contemplation thereof).

          5.11 New Significant Subsidiaries. Cause each of its Restricted Subsidiaries which hereafter becomes a Significant Subsidiary promptly upon so becoming (and in any event within fifteen Business Days) to execute and deliver to the Administrative Agent an instrument of joinder of the Subsidiary Guaranty, Security Agreement and the Trademark Collateral Assignment, and execute and deliver to the Administrative Agent such Mortgages covering its Real Property as the Administrative Agent may request.

          5.12 Hazardous Materials Laws. Keep and maintain all Real Property and each portion thereof in compliance in all material respects with all applicable Hazardous Materials Laws and promptly notify the Administrative Agent in writing (attaching a copy of any pertinent written material) of (a) any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing by a Government Agency pursuant to any applicable Hazardous Materials Laws, (b) any and all material claims made or threatened in writing by any Person against Borrower relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and (c) discovery by any Senior Officer of Borrower of any material occurrence or condition on any Real Property adjoining or in the vicinity of such Real Property that could reasonably be expected to cause such Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Real Property under any applicable Hazardous Materials Laws.

          5.13 Post-Closing Filings with Gaming Authorities. Promptly after the Closing Date, make filings with the Gaming Boards of all relevant jurisdictions in respect of the transactions contemplated by the Loan Documents to the extent that such filings are required by applicable Gaming Laws.

          5.14 The Lake Charles Vessel. The Lake Charles Vessel will be constructed pursuant to the Vessel Construction Contract at one or more shipyards by LEEVAC, and delivered to the coffer cell located at the site of the Lake Charles Project by LEEVAC and, in relation thereto Borrower and its Restricted Subsidiaries shall:

               (a) Assure that completion bonds acceptable to the Administrative Agent or to the Majority Lenders are obtained and maintained by LEEVAC (or on its behalf) at all times prior to the delivery of the Lake Charles Vessel to Lake Charles in accordance with the Vessel Construction Contract and its acceptance by the Borrower, provided that the amount thereof shall not be required to exceed the total consideration payable under the Vessel Construction Contract;

               (b) Prior to final acceptance of the Lake Charles Vessel from LEEVAC and the final payment of the "Acceptance Payment" described in the Vessel Construction Contract, consult with the Construction Consultant regarding the conformity of the Lake Charles Vessel with the specifications of the Vessel Construction Contract;

               (c) Promptly apply for, and receive prior to the Lake Charles Opening Date, appropriate certifications of the Lake Charles Vessel from the United States Coast Guard; and

               (d) Promptly execute and deliver to the Administrative Agent a Preferred Ship Mortgage with respect to the Lake Charles Vessel, in any event within ten Business Days following the delivery of the Lake Charles Vessel to Lake Charles (or, if later, the date upon which all Coast Guard certifications required for a valid and perfected Preferred Ship Mortgage with respect thereto have been obtained).

                                    ARTICLE 6
                               NEGATIVE COVENANTS

          So long as any Advance remains unpaid, or any other Obligation remains unpaid, or any portion of any of the Commitments remains in force, Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, unless the Administrative Agent (with the written approval of that portion of the Lenders required by Section 12.2) otherwise consents:

          6.1 Payment of Subordinated Obligations. Pay any (a) principal (including sinking fund payments) or any other amount (other than scheduled interest payments) with respect to any Subordinated Obligation, or purchase or redeem (or offer to purchase or redeem) any Subordinated Obligation, or deposit any monies, securities or other Property with any trustee or other Person to provide assurance that the principal or any portion thereof of any Subordinated Obligation will be paid when due or otherwise to provide for the defeasance of any Subordinated Obligation or (b) scheduled interest on any Subordinated Obligation unless the payment thereof is then required and permitted pursuant to the terms of the Indenture governing such Subordinated Obligation; provided, however, that this Section shall not apply to prohibit the redemption or retirement of Existing Subordinated Obligations in any amount in exchange for, or using the proceeds of, New Subordinated Obligations issued in compliance with
Section 6.9 or using the proceeds of equity securities of Borrower; provided that no Default or Event of Default exists or would result therefrom.

          6.2 Disposition of Property. Make any Disposition of its Property, whether now owned or hereafter acquired, except:

               (a) a Disposition by Borrower to a Restricted Subsidiary, or by a Restricted Subsidiary to Borrower or another Restricted Subsidiary;

               (b) a Disposition of any Investment in an Unrestricted
     Subsidiary;

               (c) Dispositions of Permitted Sale Assets (either directly or by way of the Disposition of a Subsidiary formed for the sole purpose of effecting the Disposition of Permitted Sale Assets) in arm's length transactions involving third parties which are not Affiliates of Borrower when no Default or Event of Default exists or would result therefrom, provided that (i) concurrently therewith Borrower makes the deposits to the Completion Reserve Account which are required by Section 9.4 (unless the Completion Reserve Account has then been terminated in accordance with the provisions hereof), and (ii) Borrower shall concurrently create, and thereafter maintain, all appropriate reserves for any tax liabilities associated with such Disposition on its books and records;

               (d) Any Disposition consisting of a grant of a Permitted Encumbrance or a Permitted Right of Others;

               (e) Any Disposition of Borrower's direct or indirect interests in the casino and related businesses currently conducted in Argentina through Foreign Subsidiaries, including any associated rights of the Borrower and the Restricted Subsidiaries in operating agreements for such businesses; and

               (f) other Dispositions of Property not constituting Permitted Sale Assets (i) in any one transaction or series of related transactions having a value not in excess of

     $5,000,000, and (ii) having an aggregate value not in excess of $15,000,000 in any Fiscal Year and not in excess of $25,000,000 during the term of this Agreement.

          6.3 Mergers. Merge or consolidate with or into any Person, liquidate, or change their respective forms of organization except:

               (a) mergers and consolidations of a Subsidiary of Borrower into Borrower or a Restricted Subsidiary (with Borrower or the Restricted Subsidiary as the surviving entity) or of Restricted Subsidiaries with each other, provided that Borrower and each of such Subsidiaries have executed such amendments to the Loan Documents as the Administrative Agent may reasonably determine are appropriate as a result of such merger or consolidation;

               (b) a merger or consolidation of Borrower or any Restricted Subsidiary with any other Person, provided that (i) either (A) Borrower or the Restricted Subsidiary is the surviving entity or (B) the surviving entity is a Person organized under the Laws of a State of the United States of America or the District of Columbia and, as of the date of such merger or consolidation, expressly assumes, by an appropriate instrument, the Obligations of Borrower or the Restricted Subsidiary, as the case may be,
     (ii) giving effect thereto on a pro-forma basis, no Default or Event of Default exists or would result therefrom and (iii) as a result thereof, no Change in Control has occurred;

               (c) a conversion of any of the Restricted Subsidiaries to another form of organization when no Default or Event of Default exists or would result therefrom, provided that Borrower and such Restricted Subsidiary execute any documents reasonably requested by the Administrative Agent in relation thereto; or

               (d) any liquidation or dissolution of any Restricted Subsidiary which results in any remaining assets of that Restricted Subsidiary being effectively transferred to Borrower or to another Restricted Subsidiary.

          6.4 Hostile Acquisitions. Make any offer to purchase or acquire, or consummate a purchase or acquisition of, 5% or more of the Capital Stock of any Person if the board of directors or management of such Person has notified Borrower or any of its Subsidiaries in writing that it opposes such offer or purchase and such notice has not been withdrawn or superseded.

          6.5 Distributions. Make any Distribution, whether from capital, income or otherwise, and whether in Cash or other Property, except:

               (a) Distributions by any Subsidiary of Borrower to Borrower or any Restricted Subsidiary,

               (b) Distributions by a Subsidiary of Borrower to other Persons owning shares of Capital Stock of that Subsidiary that are in the same proportion as a concurrent Distribution by that Subsidiary to Borrower or any Restricted Subsidiary;

               (c) Distributions payable solely in Common Stock or any other Capital Stock which is not Disqualified Stock;

               (d) Distributions made to repurchase or redeem Capital Stock to the extent necessary to prevent a License Revocation, the making of which is financed by the incurrence of Indebtedness permitted by Section 6.9(i); and

               (e) Distributions made when no Default or Event of Default exists or would result therefrom consisting of the repurchase or redemption of Capital Stock of Borrower owned by any employee or director of Borrower in connection with the termination, disengagement or resignation of such employee or director, provided that the consideration therefor consists of Indebtedness of Borrower in an aggregate principal amount not to exceed $1,000,000 which requires no cash interest payments or amortization prior to the date which is one year following the Term Maturity Date.

          6.6 ERISA. At any time, permit any Pension Plan to: (i) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code);
(ii) fail to comply with ERISA or any other applicable Laws; (iii) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA); or (iv) terminate in any manner, which, with respect to each event listed above, constitutes a Material Adverse Effect or (b) withdraw, completely or partially, from any Multiemployer Plan if to do so constitutes a Material Adverse Effect.

          6.7 Change in Nature of Business. Make any material change in the nature of the business of Borrower and the Restricted Subsidiaries, taken as a whole.

          6.8 Liens and Negative Pledges. Create, incur, assume or suffer to exist any Lien or Negative Pledge of any nature upon or with respect to any of their respective Properties, or engage in any sale and leaseback transaction with respect to any of their respective Properties, whether now owned or hereafter acquired, except:

               (a) Permitted Encumbrances;

               (b) Liens and Negative Pledges under the Loan Documents;

               (c) Liens and Negative Pledges existing on the Closing Date and disclosed in Schedule 4.7 and any refinancings, refundings, renewals, extensions or amendments thereof, provided that the obligations secured or benefited thereby are not increased;

               (d) any Lien or Negative Pledge on Capital Stock or any security which is convertible into Capital Stock issued by Borrower or any Restricted Subsidiary that holds, directly or indirectly through a holding company or otherwise, a registration, finding of suitability or license under any applicable Gaming Law; provided that this clause (d) shall apply only so long as applicable Gaming Laws provide that the creation of any restriction on the disposition of any of such Capital Stock shall not be effective without the prior approval of the relevant Gaming Board and, if such Gaming Laws at any time cease to so provide, then this clause (d) shall be of no further effect; and provided further that if at any time Borrower creates or suffers to exist a Lien or Negative Pledge covering such Capital Stock in favor of the holder of any other Indebtedness, it will (subject to any approval required under applicable Gaming Laws) concurrently grant a pari-passu Lien or Negative Pledge likewise covering such securities in favor of the Administrative Agent for the benefit of the Lenders;

               (e) Liens on Property acquired by Borrower or any of the Restricted Subsidiaries that were in existence at the time of the acquisition of such Property and were not created in contemplation of such acquisition;

               (f) Liens securing Indebtedness permitted by Section 6.9(f) on and limited to the capital assets acquired, constructed or financed with the proceeds of such Indebtedness or with the proceeds of any Indebtedness directly or indirectly refinanced by such Indebtedness; and

               (g) Until the date upon which the initial Loans under the Revolving Commitment are made, Liens on approximately $5,000,000 in cash collateral provided by Borrower to Bank of America, in its individual capacity, in respect of the Existing Letter of Credit and additional letters of credit issued in support of the ordinary course requirements of the Borrower and its Restricted Subsidiaries.

          6.9 Indebtedness and Guaranty Obligations. Create, incur or assume any Indebtedness or Guaranty Obligation except:

               (a) Indebtedness of Borrower in respect of the Existing Subordinated Obligations, and Guaranty Obligations in respect thereof executed by Restricted Subsidiaries which have issued guarantees of the Obligations hereunder and which are subordinated on the same terms as the Existing Subordinated Obligations;

               (b) other Indebtedness and Guaranty Obligations existing on the Closing Date and disclosed in Schedule 6.8;

               (c) Indebtedness and Guaranty Obligations under the Loan
     Documents;

               (d) Indebtedness and Guaranty Obligations owed to Borrower or any Restricted Subsidiary;

               (e) New Subordinated Obligations (and Guaranty Obligations issued by Persons which have guaranteed the Obligations and which are subordinated on the same terms), all of the proceeds of which are used to refinance Existing Subordinated Obligations;

               (f) in addition to any such obligations described on Schedule 6.8, Indebtedness consisting of Capital Lease Obligations, structured or synthetic leases, or other Indebtedness incurred to finance the purchase or construction of capital assets (which shall be deemed to have been so incurred if the Indebtedness is incurred at or within 90 days before or after the purchase or construction of the capital asset), or to refinance any such Indebtedness, provided that the aggregate principal amount of all outstanding Indebtedness under this clause (f) does not exceed $35,000,000 at any time;

               (g) Indebtedness consisting of one or more Swap Agreements, provided that the aggregate notional amount of Indebtedness covered by all Secured Swap Agreements shall not exceed $125,000,000;

               (h) Guaranty Obligations in support of the obligations of a Restricted Subsidiary, provided that (i) such obligations are not prohibited by this Agreement, (ii) no Disposition has been made of any equity interests of such Subsidiary in breach of Section 6.2, and (iii) Borrower and its other Restricted Subsidiaries shall not issue Guaranty Obligations in support of the Ogle Haus Note or the other Indebtedness and obligations of Ogle Haus, LLC; and

               (i) Indebtedness consisting of Securityholder Notes issued in consideration of the repurchase or redemption of securities of Borrower to the extent that such repurchase or redemption is necessary to prevent a License Revocation.

          6.10 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Borrower other than (a) salary, bonus, employee stock option and other compensation arrangements with directors or officers in the ordinary course of business, (b) transactions that are fully disclosed to the board of directors (or executive committee thereof) of Borrower and expressly authorized by a resolution of the board of directors (or executive committee) of Borrower which is approved by a majority of the directors (or executive committee) not having an interest in the transaction, (c) transactions between or among Borrower and the Restricted Subsidiaries, and (d) transactions on overall terms at least as favorable to Borrower or the Restricted Subsidiaries as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power.

          6.11 Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio, as of the Fiscal Quarter ending June 30, 2003, or as of the last day of any subsequent Fiscal Quarter, to be less than the ratio set forth below opposite such Fiscal Quarter:

        Fiscal Quarters Ending               Ratio
        ----------------------               -----

Closing Date through December 31, 2004     1.05:1.00

March 31, 2005                             1.10:1.00

June 30, 2005                              1.25:1.00

September 30, 2005 and thereafter          1.50:1.00

          6.12 Net Senior Debt Ratio. Permit the Net Senior Debt Ratio, as of the Fiscal Quarter ending June 30, 2003 or as of the last day of any subsequent Fiscal Quarter, to be greater than the ratio set forth below opposite such Fiscal Quarter:

        Fiscal Quarters Ending               Ratio
        ----------------------               -----

Closing Date through September 30, 2003    1.50:1.00

December 31, 2003                          1.75:1.00

March 31, 2004 through March 31, 2005      2.00:1.00

June 30, 2005 and thereafter               1.50:1.00

          6.13 Net Total Debt Ratio. Permit the Net Total Debt Ratio, as of the Fiscal Quarter ending June 30, 2003 or as of the last day of any subsequent Fiscal Quarter, to be greater than the ratio set forth below opposite such Fiscal Quarter:

        Fiscal Quarters Ending               Ratio
        ----------------------               -----

Closing Date though June 30, 2003          6.25:1.00

September 30, 2003 and December 31, 2003   6:75:1.00

March 31, 2004 and June 30, 2004           7.05:1.00

September 30, 2004                         7.25:1.00

December 31, 2004                          7.00:1.00

March 31, 2005                             6.50:1.00

June 30, 2005                              5.75:1.00

September 30, 2005                         5.00:1.00

December 31, 2005 and March 31, 2006       4.50:1.00

June 30, 2006 and September 30, 2006       4.25:1.00

December 31, 2006 and thereafter           4.00:1.00

          6.14 Capital Expenditures. Make, or become legally obligated to make, any Capital Expenditure except:

               (a) Capital Expenditures associated with the Lake Charles Project which do not result in the aggregate Capital Expenditures (including for this purpose, capitalized interest and capitalized pre-opening expenses) associated with that project (whether made prior to or after the date of this Agreement) being in excess of $325,000,000, provided that the Lake Charles Budget may be increased in an amount, not to exceed $20,000,000, which is equal to a portion of the Secondary Earned Basket Amount if the Borrower notifies the Administrative Agent in writing of such allocation and concurrently deposits the amount of the increase into the Completion Reserve Account (or, if the Completion Reserve Account has then been terminated, into a blocked account with the Administrative Agent subject to drawing requirements which are similar to those set forth in Section 8.4 and in any event reasonably acceptable to the Administrative Agent);

               (b) Capital Expenditures (including for this purpose, capitalized interest and capitalized pre-opening expenses) associated with the Belterra Tower Project which do not result in the aggregate Capital Expenditures associated with that project (whether made prior to or after the date of this Agreement) being in excess of $37,000,000;

               (c) Capital Expenditures in an aggregate amount not to exceed $10,000,000 during the term of this Agreement, for enhancements of Borrower's existing Biloxi, New Orleans, Bossier City, Belterra, Reno and card club facilities (and, to the extent of $500,000, which amount shall constitute part of the $10,000,000 amount, for any other facilities or proposed facilities of Borrower), provided that, following the completion of the Belterra Tower Project, this $10,000,000 amount may be increased to an amount not in excess of $60,000,000 (less any portion of the Secondary Earned Basket Amount allocated to the Lake Charles Budget in accordance with clause (a) of this Section) by a portion of the Secondary Earned Basket Amount which is not duplicative of any increase to the amount by which the provisions for Capital Expenditures under Sections 6.14(a) and 6.14(e) and Investments under Section 6.15(j) are increased by reason of the Secondary Earned Basket Amount;

               (d) Maintenance and Miscellaneous Capital Expenditures not in excess of $23,000,000 in any Fiscal Year, provided that (i) following the Lake Charles Opening Date this amount shall increase to $25,000,000 in any Fiscal Year for the then current Fiscal Year and for each subsequent Fiscal Year, (ii) the aggregate amount of Capital Expenditures permitted to be made in any Fiscal Year may be increased by an amount, not to exceed $5,000,000 during any Fiscal Year, by the amount of any Capital Expenditures permitted by this clause (d) and not expended in the immediately preceding Fiscal Year, and (iii) the aggregate amount of Capital Expenditures permitted to be made in any Fiscal Year may also be increased by the amount, not to exceed $1,500,000 in any Fiscal Year, which is received by Borrower in consideration of the sale, transfer or other disposition of worn out or obsolete Property sold by Borrower and its Restricted Subsidiaries and replaced by Property performing the same or a similar function within 180 days; and

               (e) Other Capital Expenditures in an aggregate amount not to exceed the sum of (i) a portion of the Primary Earned Basket Amount which does not duplicate any portion thereof allocated to Investments made pursuant to Section 6.15(j) and (ii) a portion of the Secondary Earned Basket Amount which is not duplicative of any increase to the amount by which the provisions for Capital Expenditures under Sections 6.14(a) and 6.14(c) and Investments under Section 6.15(j) are increased by reason of the Secondary Earned Basket Amount, provided that the aggregate amount expended under this clause (e) shall not exceed $10,000,000.

          6.15 Investments. Make or suffer to exist any Investment, except:

               (a) Investments in existence on the Closing Date and disclosed on
     Schedule 6.15;

               (b) Investments consisting of Cash and Cash Equivalents;

               (c) Investments consisting of loans and advances to officers, directors and employees of Borrower and the Restricted Subsidiaries in the ordinary course of business, (including, without limitation, for travel, entertainment, relocation and analogous expenses);

               (d) Investments of Borrower in any Restricted Subsidiary and Investments of any Restricted Subsidiary in another Restricted Subsidiary (but not any Investments made after the Closing Date in Unrestricted Subsidiaries except as permitted below in this Section);

               (e) Investments consisting of the extension of credit to customers or suppliers of Borrower and the Restricted Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof;

               (f) Investments received in connection with the settlement of a bona fide dispute with another Person or in satisfaction of judgments;

               (g) Investments representing all or a portion of the sales price of Property sold or services provided to another Person;

               (h) Investments consisting of Guaranty Obligations permitted by
     Section 6.9;

               (i) Investments consisting of 100 shares or less of publicly traded equity securities of Persons engaged in any business in which Borrower is engaged, which Investments do not exceed $100,000 in the aggregate at any time;

               (j) Other Investments in an aggregate amount not to exceed the sum of (i) a portion of the Primary Earned Basket Amount which does not duplicate any portion thereof allocated to Capital Expenditures made pursuant to Section 6.14(e) and (ii) a portion of the Secondary Earned Basket Amount which is not duplicative of any increase to the amount by which the provisions for Capital Expenditures under Sections 6.14(a), 6.14(c) and 6.14(e) are increased by reason of the Secondary Earned Basket Amount, provided that the aggregate amount expended under this clause (j) shall not exceed $10,000,000; and

               (k) Investments made following the Closing Date by Casino Magic Corp., a Minnesota corporation ("CMAG"), in the Argentina Subsidiaries, made using the proceeds of cash Distributions or other cash payments made to CMAG by the Argentina Subsidiaries following May 9, 2003, and in an amount not to exceed $3,000,000 in any Fiscal Year.

          6.16 Subsidiary Indebtedness. Permit (whether or not otherwise permitted under Section 6.9) any Restricted Subsidiary to create, incur, assume or suffer to exist any Indebtedness or Guaranty Obligation, except (a) Indebtedness and Guaranty Obligations in existence on the Closing Date, (b) the Subsidiary Guaranty, (c) Indebtedness owed to Borrower or another Restricted Subsidiary, (d) Capital Lease Obligations and purchase money obligations of a Restricted Subsidiary in respect of Property used by that Subsidiary or another Restricted Subsidiary, (e) other Indebtedness incurred in the ordinary course of business not in excess, with respect to any Restricted Subsidiary, of $500,000, and (f) subordinated Guaranty Obligations of Subordinated Obligations which are no more favorable to the holders thereof than the similar Guaranty Obligations executed in respect of the Existing Subordinated Obligations existing as of the Closing Date.

          6.17 Amendments to Subordinated Obligations. Amend or modify any term or provision of any indenture, agreement or instrument evidencing or governing any Subordinated Obligation in any respect that does or could adversely affect the interests of the Lenders.

          6.18 In-Balance Requirement. Fail to satisfy the In-Balance Requirement as of the Closing Date and as of the last day of any calendar month ending prior to the Lake Charles Completion Date.

          6.19 Lake Charles Project.

               (a) Fail to commence construction of the Lake Charles Project by September 30, 2003 (but in any event prior to the date required by the Louisiana Gaming Control Board as a condition to licensure of the Lake Charles Project), or, fail to diligently pursue the Lake Charles Project to completion not later than March 31, 2005 (but in any event prior to the date required by the Louisiana Gaming Control Board as a condition to licensure of the Lake Charles Project);

               (b) Fail to provide the Construction Consultant with all reasonably requested access to the Lake Charles Project construction site without unreasonable delay (except for any portions thereof not controlled by Borrower and its Restricted Subsidiary or the Lake Charles Contractor), and access to the Construction Plan, Construction Budget,

     Construction Timetable and all related plans, budgets, drawings, timetables and other related papers;

               (c) Fail to provide the Construction Consultant with all information reasonably requested by the Administrative Agent or the Construction Consultant in connection with the preparation of the monthly Construction Progress Report to the Lenders;

               (d) Fail to cooperate in the preparation of each Construction Progress Report and, if requested in writing by the Administrative Agent, fail to cause the Lake Charles Project Architect and the Lake Charles Contractor to certify that the improvements constructed as of the date of any Construction Progress Report conform to the Construction Plans in all material respects;

               (e) Fail to maintain a full set of the current working drawings at the construction office for the Lake Charles Project for review by the Construction Consultant;

               (f) Fail, within 15 days following any written request by the Administrative Agent, to deliver, to the extent not previously delivered
     (i) then current Construction Plans for the Lake Charles Project certified as true and correct by the Lake Charles Architect, (ii) then current lists of the names, addresses and telephone numbers of each material contractor, material subcontractor and material supplier with respect to the Lake Charles Project and the dollar value and amounts paid with respect to the related contracts, and (iii) then current versions of the Construction Timetable and a status report and log describing all executed contracts and subcontracts to which Borrower or any of its Restricted Subsidiaries are party for such work;

               (g) Make any change to the Construction Plans or Construction Budget which would (i) allocate or require the allocation of more than $1,000,000 (in the aggregate of all such allocations) of the general contingency of the "contingency" line item in the Construction Budget to any single line item without the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed), or more than $5,000,000 of such contingency to any single line item without the consent of the Majority Lenders, provided, in each case, that no such consent shall be required in respect of the allocation of any portion of the approximately $6,400,000 general contingency set forth in the prime construction contract with the Lake Charles Contractor, (ii) increase the overall Construction Budget to an amount (including for this purpose, capitalized interest and capitalized pre-opening expenses) which exceeds $325,000,000 (except as permitted by Section 6.14(a)), or (iii) result in the deletion of any of the amenities described on Schedule 1.1D, or make any change to the Construction Timetable which would result in any benchmark described therein being delayed for more than three months from the date indicated in the Construction Timetable, or, in any event make any change to the Construction Plans, the Construction Budget or the Construction Timetable which would cause the Lake Charles Opening Date to occur after December 31, 2004;

               (h) Fail to construct the Lake Charles Project in a good and workmanlike manner in accordance with sound building practices and without material deviation from the Construction Plans, and comply in all material respects with all existing Laws and requirements of all Government Agencies having jurisdiction over the Lake Charles Project;

               (i) Fail to promptly pay prior to delinquency (subject to applicable retentions) or otherwise discharge all Liens and other material claims for labor done and materials and services furnished in connection with the construction of the Lake Charles Project, other than Permitted Encumbrances, and except for Liens and other claims contested in good faith by appropriate proceedings and without prejudice to the Construction Timetable, provided that any such claims and Liens are covered by such payment bonds or title insurance policy endorsements as may be reasonably requested by the Administrative Agent;

               (j) Fail to properly obtain as and when required, comply with and keep in effect all material permits, licenses and approvals which are required to be obtained from Government Agencies in order to construct and occupy the Lake Charles Project as of the then current stage of construction, and deliver copies of all such permits, licenses and approvals to the Administrative Agent promptly following a written request therefor;

               (k) Fail to promptly notify the Administrative Agent if Borrower or any Restricted Subsidiary pays $1,000,000 or more for any construction materials for the Lake Charles Project that are not located on the site of the Lake Charles Project (other than any such payments in respect of the Lake Charles Vessel made prior to its delivery to the site in material conformity with the terms of the Vessel Construction Contract), or will not be delivered within thirty days after such payment (describing such construction materials, the purchase price therefor and the location thereof) and, if requested by the Administrative Agent in writing provide to the Administrative Agent the written acknowledgment of the Person having custody of such construction materials of the existence of the Administrative Agent's Lien on such construction materials and the right of the Administrative Agent, as against such Person, to have access to and to remove such construction materials (subject to the requirement of the payment of any remaining purchase price for such materials);

               (l) Fail on or before the Lake Charles Completion Date, to provide the Administrative Agent with a written certificate executed by the Lake Charles Architect, Lake Charles Contractor and the Construction Consultant (and any other relevant contracting parties reasonably requested by the Administrative Agent) certifying that the Lake Charles Project has been completed in all material respects in accordance with the Construction Plans and that the Lake Charles Project has been or is ready to be opened for business together with a Certificate executed by a Senior Officer to that effect, and such assurances as the Administrative Agent may require that the Lake Charles Project complies in all material respects with all applicable zoning, building and land use Laws; or

               (m) Fail, as soon as practicable after the Lake Charles Completion Date, to provide the Administrative Agent with an ALTA survey of the Lake Charles Project as of the Lake Charles Completion Date that (i) sets forth all recorded easements and licenses burdening the Lake Charles Project Property as of the Lake Charles Completion Date, (ii) reflects no encroachments onto the Lake Charles Project Property and no encroachments by the Lake Charles Project onto adjoining real property, and (iii) certifies the legal description of the Lake Charles Project Property to be the same as that set forth in the title insurance policy referred to in
     Section 8.1(a).

          6.20 Permitted Asset Sales. Fail to diligently pursue the consummation of the Disposition of the Property which is the subject of the Land Sale Contracts either (a) through the diligent pursuit of the Land Sale Contract, or
(b) to the extent any Land Sale Contract has been terminated or the prospects of its consummation have been impaired in Borrower's reasonable judgment, though other appropriate efforts.

          6.21 Commencement of Lake Charles Project. Commence physical construction of the Lake Charles Project prior to the recordation of the Lake Charles Mortgage.

          6.22 Impediments to Distributions. Permit any Restricted Subsidiary to enter into any Agreement limiting or prohibiting the making of Distributions by that Restricted Subsidiary to the Borrower, or restricting the ability of that Restricted Subsidiary to make Loans to or Investments in the Borrower.

                                    ARTICLE 7
                     INFORMATION AND REPORTING REQUIREMENTS

          7.1 Financial and Business Information. So long as any Advance remains unpaid, or any other Obligation remains unpaid, or any portion of any of the Commitments remains in force, Borrower shall, unless the Administrative Agent (with the written approval of the Majority Lenders) otherwise consents, at Borrower's sole expense, deliver to the Administrative Agent for distribution by it to the Lenders, a sufficient number of copies for all of the Lenders of the following:

               (a) As soon as practicable, and in any event by the thirtieth calendar day in the next following month (but not later than the last Business Day of such calendar month), an operating revenue report for the preceding calendar month (other than a month that is the last month of a Fiscal Quarter or Fiscal Year, in which case the operating revenue report for such month shall be delivered as soon as practicable and in any event within 60 days after the end of such calendar month) for each Gaming Property, in a form reasonably acceptable to the Administrative Agent, together with a written narrative statement discussing any significant trends reflected therein signed by a Senior Officer of Borrower;

               (b) As soon as practicable, and in any event within 50 days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter in each Fiscal Year), (i) the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the consolidated statements of operations and cash flows for such Fiscal Quarter, and the portion of the Fiscal Year ended with such Fiscal Quarter and (ii) supporting consolidating financial information in the form approved by the Administrative Agent prior to the Closing Date or such other form as may be acceptable to the Administrative Agent. Such financial statements shall be certified by a Senior Officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP (other than footnote disclosures), consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;

               (c) As soon as practicable, and in any event within 50 days after the end of the fourth Fiscal Quarter in each Fiscal Year, a Pricing Certificate setting forth a preliminary calculation of the Net Total Debt Ratio as of the last day of such Fiscal Quarter, and providing reasonable detail as to the calculation thereof, which calculations shall be based on the preliminary unaudited financial statements of Borrower and its Subsidiaries for such Fiscal Quarter, and as soon as practicable thereafter, in the event of any material variance in the actual calculation of the Net Total Debt Ratio from such preliminary calculation, a revised Pricing Certificate setting forth the actual calculation thereof;

               (d) As soon as practicable, and in any event within 105 days after the end of each Fiscal Year, (i) the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Year and the consolidated statements of operations, stockholders' equity and cash flows, in each case of Borrower and its Subsidiaries, for such Fiscal Year and
     (ii) supporting consolidating financial information in the form approved by the Administrative Agent prior to the Closing Date or such other form as may be acceptable to the Administrative Agent. Such financial statements shall be prepared in accordance with GAAP, consistently applied, and such consolidated balance sheet and consolidated statements shall be accompanied by a report of independent public accountants of recognized standing selected by Borrower and reasonably satisfactory to the Majority Lenders, which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Majority Lenders in their good faith business judgment to be adverse to the interests of the Lenders. Such accountants' report shall be accompanied by a certificate stating that, in making the examination pursuant to generally accepted auditing standards necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Default or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such Default, and stating that such accountants have reviewed Borrower's financial calculations as at the end of such Fiscal Year (which shall accompany such certificate) under Sections 6.11 through 6.14, and Section 6.18 have read such Sections (including the definitions of all defined terms used therein) and that nothing has come to the attention of such accountants in the course of such examination that would cause them to believe that the same were not calculated by Borrower in the manner prescribed by this Agreement;

               (e) As soon as practicable, and in any event within 60 days after the commencement of each Fiscal Year, a budget and projection of Borrower's statement of operations by Fiscal Quarter for that Fiscal Year and within 105 days after the commencement of each Fiscal Year, a budget and projection of Borrower's balance sheet for that Fiscal Year and a budget and projection of Borrower's statement of operations and balance sheet by Fiscal Year for the next two succeeding Fiscal Years, all in reasonable detail;

               (f) Promptly after request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrower by independent accountants in connection with the accounts or books of Borrower or any of its Subsidiaries, or any audit of any of them;

               (g) Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Lenders pursuant to other provisions of this Section 7.1;

               (h) Promptly after the same are available, copies of any written communication to Borrower or any of the Restricted Subsidiaries from any Gaming Board advising it of any material violation of or material non-compliance with any Gaming Law by Borrower or any of the Restricted Subsidiaries;

               (i) Promptly after request by the Administrative Agent or any Lender, copies of any other report or other document that was filed by Borrower or any of the Restricted Subsidiaries with any Government Agency;

               (j) Promptly upon a Senior Officer becoming aware, and in any event within ten Business Days after becoming aware, of the occurrence of any (i) "reportable event" (as such term is defined in Section 4043 of ERISA) or (ii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with any Pension Plan or any trust created thereunder, telephonic notice specifying the nature thereof, and, no more than five Business Days after such telephonic notice, written notice again specifying the nature thereof and specifying what action Borrower or any of the

     Restricted Subsidiaries is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

               (k) As soon as practicable, and in any event within two Business Days after a Senior Officer determines that any condition or event which constitutes a Default or Event of Default has occurred, telephonic notice specifying the nature and period of existence thereof, and, no more than two Business Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action Borrower or any of its Restricted Subsidiaries is taking or proposes to take with respect thereto;

               (l) Promptly upon a Senior Officer becoming aware that (i) any Person has commenced a legal proceeding with respect to a claim against Borrower or any of the Restricted Subsidiaries that is $5,000,000 or more in excess of the amount that is covered by insurance, (ii) any creditor or lessor under a material credit agreement or material lease has asserted a default thereunder on the part of Borrower or any of the Restricted Subsidiaries which constitutes a Material Adverse Effect, (iii) any Person has commenced a legal proceeding with respect to a claim against Borrower or any of the Restricted Subsidiaries under a contract that is not a credit agreement or material lease in excess of $5,000,000 or which constitutes a Material Adverse Effect, (iv) any labor union has notified Borrower of its intent to strike Borrower or any of the Restricted Subsidiaries on a date certain and such strike would involve more than 100 employees of Borrower and the Restricted Subsidiaries, or (v) any Gaming Board has indicated its intent to consider or act upon a License Revocation or a fine or penalty of $1,000,000 or more with respect to Borrower or any of the Restricted Subsidiaries, a written notice describing the pertinent facts relating thereto and what action Borrower or the Restricted Subsidiaries is taking or proposes to take with respect thereto;

               (m) In respect of each calendar month ending prior to the Lake Charles Completion Date, as soon as practicable, and in any event by the thirtieth calendar day in the next following month (but not later than the last Business Day of such calendar month), an In-Balance Certificate and such information as may be reasonably required for the preparation of a Construction Progress Report with respect to the Lake Charles Project (which Construction Progress Reports shall promptly be distributed by the Administrative Agent to the Lenders as and when received), provided that in respect of each December, Borrower shall have forty-five days to deliver the In-Balance Certificate and other information required by this clause
     (m); and

               (n) Such other data and information as from time to time may be reasonably requested by the Administrative Agent, any Lender (through the Administrative Agent) or the Majority Lenders.

          7.2 Compliance Certificates. So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of any of the Commitments remains outstanding, Borrower shall, at Borrower's sole expense, deliver to the Administrative Agent for distribution by it to the Lenders concurrently with the financial statements required pursuant to Sections 7.1(b) and 7.1(d), Compliance Certificates signed by a Senior Officer of Borrower.

                                    ARTICLE 8
                                   CONDITIONS

          8.1 Conditions to the Closing Date. The obligation of each of the Lenders to make the initial Advances to be made by them under this Agreement, the obligation of the Issuing Lender to issue the initial Letter of Credit, and the obligation of the Swing Line Lender to make the initial Swing Line Loan, each are subject to the following conditions precedent, each of which shall be satisfied prior to the making of such initial Advances, the issuance of such initial Letter of Credit and the making of the initial Swing Line Loan (unless all of the Lenders, in their sole and absolute discretion, shall agree otherwise):

               (a) The Administrative Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each party thereto, each dated as of the Closing Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):

                    (i) at least one executed counterpart of this Agreement, together with arrangements satisfactory to the Administrative Agent for additional executed counterparts, sufficient in number for distribution to the Lenders and Borrower;

                    (ii) Notes executed by Borrower in favor of each Lender, each in a principal amount equal to that Lender's Pro Rata Share of each of the Commitments;

                    (iii) the Swing Line Note;

                    (iv) with respect to Borrower and each Significant Subsidiary, such documentation as the Administrative Agent may reasonably require to establish the due organization, valid existence and good standing of Borrower and each such Subsidiary, its qualification to engage in business in each material jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a Party, the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, including certified copies of articles of incorporation or other similar organizational documents and amendments thereto, bylaws, partnership or operating agreements, as applicable, and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, incumbency certificates, Certificates of Responsible Officials, and the like;

                    (v) the Opinions of Counsel;

                    (vi) the Subsidiary Guaranty executed by each of the other Significant Subsidiaries;

                    (vii) [Reserved]

                    (viii) a Certificate signed by a Senior Officer of Borrower stating that (a) as of the date thereof, the representations and warranties of Borrower contained in Article 4 are true and correct,
          (b) Borrower and the other Parties are in compliance with all the terms and provisions of the Loan Documents and no Default or Event of Default has occurred and remains continuing, and (c) that, giving pro forma effect to the transactions contemplated to occur on the Closing Date, Borrower is in compliance with the In-Balance covenant set forth in Section 6.18 hereof, and attaching calculations demonstrating such compliance;

                    (ix) evidence acceptable to the Administrative Agent that the credit facilities contemplated by this Agreement have received ratings of not less than B+ (stable outlook) from Standard & Poor's and B1 (stable outlook) from Moody's;

                    (x) the Security Agreement executed by Borrower and each of the Significant Subsidiaries, together with each of the instruments listed in Schedule I to the Security Agreement, executed by the parties indicated therein;

                    (xi) such financing statements on Form UCC-1 executed by Borrower and each Significant Subsidiary with respect to the Security Agreement as the Administrative Agent may request;

                    (xii) the Pledge Agreement (General) executed by Borrower and each of its relevant Restricted Subsidiaries together with all certificates constituting the corresponding Pledged Collateral (General), accompanied by appropriate stock powers or assignments endorsed in blank;

                    (xiii) Amendments to the pledge agreements executed pursuant to the Existing Loan Agreement in respect of those of the Restricted Subsidiaries which are Nevada or Mississippi gaming licensees, or registered holding companies therefor, in form and substance acceptable to the Administrative Agent;

                    (xiv) the Pledge Agreements (Gaming Regulated) in form and substance acceptable to the Administrative Agent executed by Borrower and each of its relevant Restricted Subsidiaries together with all certificates constituting the corresponding Pledged Collateral (Gaming Regulated), accompanied by appropriate stock powers or assignments endorsed in blank;

                    (xv) the Preferred Ship Mortgages executed by the appropriate Significant Subsidiaries;

                    (xvi) the Trademark Collateral Assignment executed by Borrower and the Significant Subsidiaries;

                    (xvii) the Belterra Mortgage and other Mortgages in respect of all other Real Property Collateral other than the Lake Charles Project and portions of the Casino Magic Biloxi property not now subject to an Existing Mortgage;

                    (xviii) Deeds of Trust or Mortgages in respect of any Permitted Sale Assets which are not "Gaming Properties" other than the Ogle Haus;

                    (xix) Amendments to the Existing Mortgages executed by the appropriate Significant Subsidiaries;

                    (xx) an agreement executed by the Construction Consultant and Borrower pursuant to which the Borrower agrees to pay the fees and expenses of the Construction Consultant to monitor the construction of the Lake Charles Project;

                    (xxi) written appraisals by a qualified independent appraiser acceptable to the Administrative Agent and complying in all respects with FIRREA of each of the Gaming Properties (other than the Lake Charles Project) that are in form and substance acceptable to the Administrative Agent in its sole and absolute discretion;

                    (xxii) assurances from the Title Company that it is prepared to issue one or more ALTA extended coverage lenders policies insuring the Liens of the Mortgages (other than the approximately 296 acres of undeveloped land in the Reno, Nevada, area) in an amount not less than the aggregate fair market value of the Real Property Collateral (provided, however, that the aggregate title insurance amount shall not exceed the Commitments), subject to such exceptions as are reasonably acceptable to the Administrative Agent, with such title policy endorsements as the Administrative Agent may reasonably require and with such assurances as the Administrative Agent may reasonably require from title re-insurers acceptable to the Administrative Agent;

                    (xxiii) "Phase I" environmental reports with respect to each of the Gaming Properties prepared by a qualified independent environmental expert acceptable to the Administrative Agent, together with a Certificate of a Senior Officer of Borrower to the effect that, after appropriate inquiry, he or she has no knowledge of any event or circumstance that has occurred since the dates thereof that would increase in any significant respect the exposure under Hazardous Materials Laws with respect thereto;

                    (xxiv) the current drafts of the Lake Charles Lease, the Cooperative Agreement, the Architect's Contract, the Construction Contract and the Vessel Construction Contract; and

                    (xxv) such assurances as the Administrative Agent deems appropriate that the relevant Gaming Boards have approved the transactions contemplated by the Loan Documents to the extent that such approval is required by applicable Gaming Laws (including without limitation any required approvals of the Collateral Documents and the Liens granted thereunder);

               (b) The fees payable on the Closing Date pursuant to Article 3 shall have been paid.

               (c) The reasonable costs and expenses of the Administrative Agent in connection with the preparation of the Loan Documents payable pursuant to Section 12.3, and invoiced to Borrower prior to the Closing Date, shall have been paid.

               (d) The representations and warranties of Borrower contained in
     Article 4 shall be true and correct.

               (e) Borrower and any other Parties shall be in compliance with all the terms and provisions of the Loan Documents and no Default or Event of Default shall have occurred and be continuing.

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

               (f) The Administrative Agent shall be satisfied that, upon filing or recordation of the Collateral Documents with the appropriate Government Agencies, the Lien of the Collateral Documents will be a first priority perfected Lien on all of the assets of Borrower and the Significant Subsidiaries (other than any Property which, under applicable Gaming Laws cannot be subjected to the Lien of the Administrative Agent), subject only to Permitted Encumbrances, Permitted Rights of Others, the matters described on Schedule 4.7 and such other matters as are acceptable to the Administrative Agent.

               (g) Such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

               (h) the credit facilities described in the Existing Loan Agreement shall be deemed replaced by those described herein, and the lenders under the Existing Loan Agreement shall have received the payment of any obligations outstanding thereunder.

               (i) All legal matters relating to the Loan Documents shall be satisfactory to Sheppard, Mullin, Richter & Hampton LLP, special counsel to the Administrative Agent.

          8.2 Each Revolving Obligation and each Withdrawal from the Completion Reserve Account. The obligation of each Lender to make any Advance which increases the principal amount of the Outstanding Obligations (other than the initial Term Loans) and the obligation of the Issuing Lender to issue a Letter of Credit, and the right of the Borrower to make each withdrawal from the Completion Reserve Account, are each subject to the following conditions precedent (unless that portion of the Lenders required by Section 12.2 shall otherwise agree in their sole and absolute discretion):

               (a) except (i) for representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by this Agreement or (ii) as disclosed by Borrower and approved in writing by the Majority Lenders, the representations and warranties contained in Article 4 (other than Sections 4.4(a), 4.6 (first sentence), 4.10, and 4.17) shall be true and correct on and as of the date of the Advance as though made on that date;

               (b) other than matters then described in Schedule 4.10 or not required as of the Schedule Date thereof to be therein described, there shall not be then pending or threatened any action, suit, proceeding or investigation against or affecting Borrower or any of the Restricted Subsidiaries or any Property of any of them before any Government Agency that constitutes a Material Adverse Effect;

               (c) the Administrative Agent shall have timely received a Request for Loan\\Withdrawal Certificate in compliance with Article 2 (or telephonic or other request for Loan referred to in Section 2.1(c), if applicable) or the Issuing Lender shall have received a Request for Letter of Credit, as the case may be, in compliance with Article 2;

               (d) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or such Lenders reasonably may require;

               (e) as of each such request prior to the Lake Charles Completion Date (other than the request submitted in connection with the making of the Term Loans), the Borrower shall have certified that the proceeds of the requested Advance, Swing Line Loan, Letter of Credit or withdrawal from the Completion Reserve Account will not be used, directly or indirectly, to finance or support the costs of the design, development or construction of the Lake Charles Project (including any costs described in the Construction Budget), or shall have satisfied each of the conditions precedent set forth in Section 8.4 if such proceeds will be used, directly or indirectly, to finance or support the costs of the design, development or construction of the Lake Charles Project (including any costs described in the Construction Budget);

               (f) $40,000,000 of Net After Tax Proceeds shall have been deposited into the Completion Reserve Account in accordance with Section 9.4(b) or June 30, 2004 shall not have occurred; and

               (g) the Administrative Agent shall have received each of the following in respect of the Lake Charles Project, in each case prior to August 31, 2003, and in each case substantially in the form of the drafts heretofore circulated by the Administrative Agent's counsel or otherwise acceptable to the Managing Agents (or to the Majority Lenders) and to the Administrative Agent's counsel:

                    (i) an executed Mortgage with respect to the Lake Charles Lease securing the Subsidiary Guaranty, which shall have been properly recorded and shall be subject only to Permitted Encumbrances (it being understood that the Borrower will not commence the construction of any work of improvement on the site of the Lake Charles Project unless and until such Mortgage has been executed, delivered and recorded);

                    (ii) evidence satisfactory to the Managing Agents (or to the Majority Lenders) that the option (currently held by the Borrower) to acquire a leasehold in respect of the approximately 97 acre "option parcel" adjacent to the approximately 224 acre main site for the Lake Charles Project (y) has been transferred to Lake Charles and is subject to the Mortgage referred to in clause (i) of this Section or
          (z) is subject to a similar Mortgage executed by the Borrower in favor of the Administrative Agent;

                    (iii) executed Mortgages with respect to that portion of the Casino Magic Biloxi property not now subject to an Existing Mortgage;

                    (iv) an executed Landlord Consent in respect of the Lake Charles Lease from the Lake Charles Harbor and Terminal District, substantially in the form of Exhibit H-2, and with such changes thereto as may be acceptable to the Administrative Agent and its counsel;

                    (v) copies of any amendments following the Closing Date to the Cooperative Agreement (each of which shall be reasonably acceptable to the Administrative Agent);

                    (vi) the final executed Lake Charles Lease, any amendments to the Cooperative Agreement, the Architect's Contract, the Construction Contract and the Vessel Construction Contract, each of which shall be reasonably consistent with the drafts thereof presented in accordance with Section 8.1, with such changes as may be reasonably acceptable to the Managing Agents or the Majority Lenders;

                    (vii) the Collateral Assignment of Architect's Contract, the Collateral Assignment of Cooperative Agreement, the Collateral Assignment of Construction Contract and the Collateral Assignment of the Vessel Construction Contract, in each case executed by the parties thereto;

                    (viii) a written appraisal by a qualified independent appraiser acceptable to the Administrative Agent and complying in all respects with FIRREA of the Lake Charles Project demonstrating an "as-built" value of not less than $325,000,000;

                    (ix) a Certificate of a Senior Officer of Borrower certifying as to the accuracy of the final drafts of the Construction Budget, the Construction Plans and the Construction Timetable delivered to the Administrative Agent and the Construction Consultant (which final drafts shall be consistent in all material respects with the drafts heretofore provided to the Administrative Agent and otherwise reasonably acceptable to the Managing Agents (or to the Majority Lenders));

                    (x) an ALTA Survey of the Lake Charles Project site, certified to the Administrative Agent in a manner acceptable to the Administrative Agent, which survey shall describe, as subject to the Lake Charles Lease, land which in any event includes the approximately 226 acres of land described as parcels 1 and 3 on the boundary survey dated October 15, 2002 prepared for the Lake Charles Architect and delivered to the Administrative Agent;

                    (xi) an ALTA lenders policy of title insurance in the amount of the Commitments with respect to the Mortgages in respect of the Lake Charles Lease and Lake Charles Project site referred to in this Section, together with the endorsements to coverage and reinsurance acceptable to the Administrative Agent;

                    (xii) a Landlord Consent and Agreement substantially in the form of the Model Landlord Consent and Agreement (with such revisions thereto as may be acceptable to the Administrative Agent) executed by each lessor of any portion of the Real Property which has not previously delivered a Landlord Consent and Agreement of continuing applicability, other than the Lake Charles Project;

                    (xiii) written confirmations of the Landlord Consent and Agreements previously furnished by the lessors of all other Real Property Collateral, in form and substance acceptable to the Administrative Agent;

                    (xiv) an opinion of Marshall, Hill, Cassas & deLipkau as to perfection of the security interest of the Administrative Agent in the water rights associated with Boomtown Reno in the office of the Nevada State Engineer in accordance with Nevada Law;

                    (xv) such assurances or confirmations as the Administrative Agent may require regarding the acceptability of the interest rates provided for herein under the approvals of the Indiana Gaming Commission heretofore delivered to the Administrative Agent

                    (xvi) the Construction Consultant shall have conducted an acceptable review of the Construction Timetable, the Construction Budget, the Construction Plans and the Construction Contract; and

                    (xvii) a certificate of insurance issued by Borrower's insurance carrier or agent with respect to the insurance required to be maintained pursuant to the Mortgages, together with a lenders' loss payable endorsement on a form acceptable to the Administrative Agent and in any event providing for not less than thirty days notice to the Administrative Agent prior to cancellation of the underlying policy (or, in the case of any proposed cancellation for non-payment of premiums, 10 days notice).

               (h) All legal matters relating to the Lake Charles Project shall be satisfactory to Sheppard, Mullin, Richter & Hampton LLP, special counsel to the Administrative Agent.

          8.3 Conditions to Revolving Obligations Which Exceed $25,000,000 and to Withdrawals From The Completion Reserve Account. The obligation of each Revolving Lender to make any Advance, the obligation of the Issuing Lender to issue any Letter of Credit, and the obligation of the Swing Line Lender to make any Swing Line Loan, in each case to the extent that the same results in the Revolving Obligations being in excess of $25,000,000, and the right of the Borrower to make each withdrawal from the Completion Reserve Account, are each subject to the following conditions precedent, each of which shall be satisfied prior to the making or issuance of any such Loan, Letter of Credit or Swing Line Loan or the making of any such withdrawal (unless that portion of the Lenders required by Section 12.2 shall otherwise agree in their sole discretion):

               (a) The conditions precedent set forth in Section 8.2 shall have been satisfied;

               (b) Except in the case of any withdrawal of funds from the Completion Reserve Account which does not result in the aggregate amount withdrawn from the Completion Reserve Account following the Closing Date being in excess of $25,000,000, Borrower shall have deposited into the Completion Reserve Account, Net After Tax Proceeds in an aggregate amount which is not less than $40,000,000 (in addition to any funds deposited therein from the proceeds of the Term Commitment or otherwise) in accordance with Section 9.4(b);

               (c) Borrower shall have demonstrated to the satisfaction of the Administrative Agent that it has, during the period following September 30, 2002, expended not less than $90,000,000 of the Excess Cash to finance Committed Projects and transactional expenses associated with this Agreement;

               (d) Unless the Lake Charles Completion Date has occurred, Borrower shall certify to the Administrative Agent and the Lenders that the In-Balance Requirement has been satisfied as of the last day of then most recently ended calendar month for which the delivery of an In-Balance Certificate is required to have been delivered pursuant to Section 7.1(m);

               (e) Unless the Lake Charles Completion Date has occurred, Borrower shall certify to the Administrative Agent and the Lenders that there has been no material and adverse change to the sources or uses of the components of the In-Balance Requirement which would indicate that Borrower does not have sufficient sources of funds to finance the Committed Capital Expenditure Amount; and

               (f) In the case of any Loan, Letter of Credit or Swing Line Loan, the entire amount of the Completion Reserve Account shall have been expended in accordance with the terms hereof, or the Completion Reserve Account shall have been terminated in accordance with Section 9.5 or
     Section 9.6; and

               (g) The Administrative Agent (or the Majority Lenders) and the Construction Consultant shall be satisfied with the completion bonds provided by the Lake Charles Contractor in respect of the obligations of the Lake Charles Contractor and LEEVAC, provided that the amount of such bonds shall not be required to exceed the total consideration payable under the relevant contract.

          8.4 Conditions to Lake Charles Project Financings. The obligation of each Revolving Lender to make any Advance, the obligation of the Issuing Lender to issue any Letter of Credit, and the right of the Borrower to make each withdrawal from the Completion Reserve Account, in each case to the extent that the same will be used to finance or support to finance or support the costs of the design, development or construction of the Lake Charles Project (including any costs described in the Construction Budget), are each subject to the following conditions precedent, each of which shall be satisfied prior to the making or issuance of any such Loan or Letter of Credit or the making of any such withdrawal (unless that portion of the Lenders required by Section 12.2 shall otherwise agree in their sole discretion):

               (a) No Swing Line Loans shall be requested under this Section;

               (b) Not later than the third Business Day of each calendar month, Borrower shall submit, or shall cause the Lake Charles Contractor to submit, to the Administrative Agent and the Construction Consultant a draft Draw Package, detailing all expenses associated with the Lake Charles Project anticipated to be paid during that calendar month;

               (c) On one or more dates which are mutually convenient to the Borrower and the Construction Consultant, but in any event prior to the tenth day of each calendar month, Borrower shall cause representatives of the Borrower and the Lake Charles Contractor to be available to meet with the Construction Consultant at the site of the Lake Charles Project to review the initial Draw Package submitted by the Borrower, and shall attempt to resolve any discrepancies associated with the draft Draw Package.

               (d) Not later than the fifteenth day of each calendar month (or, if such date is not a Business Day, on the next Business Day), Borrower shall submit, or shall cause the Lake Charles Contractor to submit, a revised and final Draw Package to the Administrative Agent and the Construction Consultant, together with any supporting materials requested by the Administrative Agent or the Construction Consultant in response to the draft Draw Package for that calendar month, provided that the Administrative Agent shall endeavor to provide any such requests as promptly as possible. The final Draw Package shall be appropriately executed by the Lake Charles Architect and the Lake Charles Contractor or other appropriate contracting parties, and shall be accompanied by a Request for Loan\\Withdrawal Certificate stating the amount of the Loans and Withdrawals requested by Borrower in relation to the Draw Package and specifying that the same are to be credited to the Borrower on the last day of the current calendar month.

               (e) The Construction Consultant shall have delivered a Construction Progress Report to the Administrative Agent detailing its findings in relation to the Lake Charles Project through the then current month, and shall have approved the funding of the amount requested in the Request for Loan\\Withdrawal Certificate referred to in clause (d) (or a portion thereof mutually agreed upon as appropriate by the Administrative Agent, the Construction Consultant and the Borrower upon any discussion or review of the final Draw Package).

               (f) The requested Loan or withdrawal from the Completion Reserve Account shall be made on the last Business Day of the related calendar month.

                                   ARTICLE 9
                         THE COMPLETION RESERVE ACCOUNT

          9.1 General. Borrower has established, and hereafter agrees to maintain the Completion Reserve Account. Concurrently with the Closing Date, the net proceeds of the Term Loans made on the Closing Date (after deduction of the original issue discount contemplated by Section 3.4, shall be deposited into the Completion Reserve Account). Borrower hereby grants a security interest to the Administrative Agent in the Completion Account to secure the Obligations.

          9.2 Investments and Withdrawals. Borrower may direct the Administrative Agent regarding investment of funds contained in the Completion Reserve Account in Cash Equivalents. Borrower shall not have any right to withdraw funds from the Completion Reserve Account (or any of the income upon investment thereof), except (a) for the financing of the Committed Capital Expenditure Amount subject to the fulfillment of the conditions precedent set forth in Sections 8.3 and 8.4, and (b) upon any termination of the Completion Reserve Account in accordance with Section 9.5.

          9.3 Priority of Distributions. In the event that the Lenders elect to exercise their remedies under Article 10 upon the occurrence of any Event of Default, or upon early application of the Completion Reserve Account in accordance with Section 9.6, the funds contained in the Completion Reserve Account shall be applied (a) first, to the reasonable expenses of the Administrative Agent, (b) second to the outstanding principal amount of, and interest on, the Term Loans until the same are paid in full, (c) third, to the outstanding principal amount of, and interest on, the Revolving Loans and to the other Obligations until the same are paid in full, and then (d) returned to Borrower or the other Persons legally entitled thereto. In the event that the Completion Reserve Account is closed as contemplated by Section 9.5 without any such exercise of remedies, then any funds then remaining in the Completion Reserve Account shall be used as described in Section 9.5, provided that, notwithstanding the foregoing provisions of this Section, any amounts deposited into the Completion Reserve Account by reason of the Secondary Earned Basket Amount shall be (i) deemed utilized by withdrawals from the Completion Reserve Account following their deposit prior to funds contained in the Completion Reserve Account derived from other sources, but (ii) to the extent not so utilized, shall be distributed ratably the holders of all of the Obligations (without priority as to any Lender).

          9.4 Required Deposits. Borrower shall make the following deposits into the Completion Reserve Account, in each case on the relevant dates set forth below:

               (a) On the Closing Date, the net proceeds of the Term Loans made on the Closing Date (after deduction of original issue discount);

               (b) On the date of the receipt by Borrower or its Restricted Subsidiaries of any Net After Tax Proceeds prior to the date upon which the Completion Reserve Account is terminated pursuant to Section 9.5 or Section 9.6, until $40,000,000 in Net After Tax Proceeds has been so deposited;

               (c) On the date of the receipt by Borrower or its Restricted Subsidiaries of any Net After Tax Proceeds which, in the aggregate, exceed $45,000,000 following the

     Closing Date, in an amount equal to 50% thereof, unless Borrower elects to prepay the Loans instead using such amount in accordance with Section 3.1(e)(vi);

               (d) On the date of the receipt by Borrower or its Restricted Subsidiaries of any proceeds of the issuance of any proceeds of Qualifying Indebtedness, in the amount of the net cash proceeds to Borrower and its Restricted Subsidiaries.

          9.5 Post Construction Termination of the Completion Reserve Account.
(a) On the date which is six months following the Lake Charles Completion Date, Borrower shall direct the Administrative Agent to notify the Lenders that the Completion Reserve Account is to be closed, and that the Term Lenders, at their sole option, are entitled to a ratable prepayment of the Term Loans in accordance with this Section.

               (b) On the fifth Business Day following the provision of such notice by the Administrative Agent, Borrower shall direct the Administrative Agent to disburse and apply the then remaining funds in the Completion Reserve Account ratably in the proportion that the Revolving Commitment and the Term Loan Commitment then bear to one another:

                    (1) To the then outstanding Revolving Loans (and/or, to the extent relevant, to the Swing Line Loans), but without reducing the Revolving Commitment; and

                    (2) In the event that a majority in interest of the Term Lenders elect to receive the prepayment of the Term Loans under this Section, to the outstanding Term Loans.

          In the event that fewer than a majority in interest of the Term Lenders elect to receive the prepayment, then no Term Lender shall be entitled to prepayment of its Term Loans, and the funds otherwise payable to the Term Lenders shall be distributed to Borrower or to the Person or Persons otherwise legally entitled thereto.

          9.6 Early Termination of the Completion Reserve Account. In the event that on July 1, 2004, Borrower has failed to deposit $40,000,000 or more of Net After Tax Proceeds into the Completion Reserve Account in accordance with
Section 9.4(b) then, on that date, the Administrative Agent shall terminate the Completion Reserve Account and apply the funds contained therein to the Obligations in the order of preference described in Section 9.3.

                                   ARTICLE 10
              EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT

          10.1 Events of Default. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default:

               (a) Borrower fails to pay any principal on any of the Loans, or any portion thereof, on the date when due; or

               (b) Borrower fails to pay any interest on any of the Loans, or any fees under Sections 3.5, 3.6, 3.7 or 3.8 or any portion thereof, within two Business Days after the date when due; or fail to pay any other fee or amount payable to the Lenders under any Loan Document, or any portion thereof, within five Business Days after demand therefor; or

               (c) Borrower fails to comply with any of the covenants contained in Article 6; or

               (d) Borrower fails to comply with Section 7.1(k) in any respect that is materially adverse to the interests of the Lenders; or

               (e) Borrower, any of the Significant Subsidiaries or any other Party fails to perform or observe any other covenant or agreement (not specified in clause (a), (b), (c) or (d) above) contained in any Loan Document on its part to be performed or observed within thirty calendar days after the giving of notice by the Administrative Agent of such Default; or

               (f) Any representation or warranty of Borrower or any of the Significant Subsidiaries made in any Loan Document, or in any certificate or other writing delivered by Borrower or such Significant Subsidiary pursuant to any Loan Document, proves to have been false or misleading when made or reaffirmed; or

               (g) Borrower or any of the Restricted Subsidiaries (i) fails to pay the principal, or any principal installment, of any present or future indebtedness for borrowed money of $10,000,000 or more, or any guaranty of present or future indebtedness for borrowed money of $10,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event of default to occur, in connection with any present or future indebtedness for borrowed money of $10,000,000 or more, or of any guaranty of present or future indebtedness for borrowed money of $10,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such indebtedness due before the date on which it otherwise would become due or the right to require Borrower or any Restricted Subsidiary to redeem or purchase, or offer to redeem or purchase, all or any portion of such indebtedness; or

               (h) Any event occurs which gives the holder or holders of any Subordinated Obligation (or an agent or trustee on its or their behalf) the right to declare such Subordinated Obligation due before the date on which it otherwise would become due, or the right to require the issuer thereof to redeem or purchase, or offer to redeem or purchase, all or any portion of any Subordinated Obligation; or the trustee for, or any holder of, a Subordinated Obligation breaches any subordination provision applicable to such Subordinated Obligation; or

               (i) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement or action (or omission to act) of the Administrative Agent or the Lenders or satisfaction in full of all the Obligations ceases to be in full force and effect, fails to constitute a valid Lien on the Properties of Borrower and its Significant Subsidiaries in the manner contemplated thereby, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Majority Lenders, is materially adverse to the interests of the Lenders; or any Party thereto denies in writing that it has any or further liability or obligation under any Loan Document, that the Liens of the Administrative Agent are invalid, or purports to revoke, terminate or rescind same; or

               (j) A final judgment against any of Borrower or any of the Restricted Subsidiaries is entered for the payment of money in excess of $5,000,000 and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty calendar days after the date of entry of judgment, or in any event later than five days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty calendar days after its issue or levy; or

               (k) Borrower or any of the Significant Subsidiaries institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for sixty calendar days; or

               (l) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or

               (m) A final judgment is entered by a court of competent jurisdiction that any Subordinated Obligation is not subordinated in accordance with its terms to the Obligations; or

               (n) Any Pension Plan maintained by Borrower or any of the Restricted Subsidiaries is determined to have a material "accumulated funding deficiency" as that term is defined in Section 302 of ERISA and which constitutes a Material Adverse Effect; or

               (o) The occurrence of a License Revocation that continues for three consecutive calendar days affecting gaming operations accounting for five percent or more of the consolidated gross revenues for the most recently ended Fiscal Quarter of Borrower and the Restricted Subsidiaries.

          10.2 Remedies Upon Event of Default. Without limiting any other rights or remedies of the Administrative Agent or the Lenders provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law or in equity, or otherwise:

               (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section 10.1(k):

                    (i) the Commitments to make Advances, the obligation of the Issuing Lender to issue Letters of Credit and all other obligations of the Administrative Agent or the Lenders and all rights of Borrower and any other Parties under the Loan Documents shall be suspended without notice to or demand upon Borrower, which are expressly waived by Borrower, except that that portion of the Lenders required pursuant to
          Section 12.2 may waive an Event of Default or, without waiving, determine, upon terms and conditions satisfactory to such Lenders to reinstate the Commitments and such other obligations and rights and make further Advances, and cause the Issuing Lender to issue further Letters of Credit which waiver or determination shall apply equally to, and shall be binding upon, all the Lenders;

                    (ii) the Issuing Lender may, with the approval of the Administrative Agent on behalf of the Majority Lenders, demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstanding Letters of Credit to be held by the Issuing Lender in an interest-bearing cash collateral account as collateral hereunder; and

                    (iii) the Majority Lenders may request the Administrative Agent to, and the Administrative Agent thereupon shall, terminate the Commitments and/or declare all or any part of the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

               (b) Upon the occurrence of any Event of Default described in
     Section 10.1(k):

                    (i) the Commitments to make Advances, the obligation of the Issuing Lender to issue Letters of Credit and all other obligations of the Administrative Agent or the Lenders and all rights of Borrower and any other Parties under the Loan Documents shall terminate without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all of the Lenders may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Lenders, to reinstate the Commitments and such other obligations and rights and make further Advances and to cause the Issuing Lender to issue further Letters of Credit, which determination shall apply equally to, and shall be binding upon, all the Lenders;

                    (ii) an amount equal to the aggregate amount of all outstanding Letters of Credit shall be immediately due and payable to the Issuing Lender without notice to or demand upon Borrower, which are expressly waived by Borrower, to be held by the Issuing Lender in an interest-bearing cash collateral account as collateral hereunder; and

                    (iii) the unpaid principal of all Loans, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

               (c) Upon the occurrence of any Event of Default, the Lenders and the Administrative Agent, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except as to notices expressly provided for in any Loan Document), may proceed (but only with the consent of the Majority Lenders) to protect, exercise and enforce their rights and remedies under the Loan Documents against Borrower and any other Party and such other rights and remedies as are provided by Law or equity (as further described in Section 10.3).

               (d) The order and manner in which the Lenders' rights and remedies are to be exercised shall be determined by the Majority Lenders in their sole discretion, and all payments received by the Administrative Agent and the Lenders, or any of them, shall be applied first to the costs and expenses (including Attorney Costs of the Administrative Agent or any Lender) of the Administrative Agent and of the Lenders, and thereafter paid pro rata to the Lenders in the same proportions that the aggregate Obligations owed to each Lender under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Lenders, without priority or preference among the Lenders. Regardless of how each Lender may treat payments for the purpose of its own accounting, for the purpose of computing Borrower's Obligations hereunder and under the Notes, payments shall be applied first, to the costs and expenses of the Administrative Agent and the Lenders, as set forth above, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other amounts (including principal and fees) then owing to the Administrative Agent or the Lenders under the Loan Documents. Amounts due to a Lender under a Secured Swap Agreement shall be considered a principal amount for purposes of the preceding sentence. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Lenders hereunder or thereunder or at Law or in equity.

          10.3 Gaming Laws and Liquor Laws. Any other provision of this Agreement or any other Loan Document to the contrary notwithstanding, all rights, remedies and powers provided in this Loan Agreement and the other Loan Documents including in respect of the Collateral, may be exercised only to the extent and in the manner that the exercise thereof does not violate any applicable Gaming Laws, and all provisions of this Loan Agreement and the other Loan Documents relative to the Collateral are intended to be subject to all applicable mandatory provisions of the Gaming Laws and to be limited solely to the extent necessary to not render the provisions of this Agreement and the other Loan Documents invalid or unenforceable, in whole or in part. The Administrative Agent will timely apply for and receive all required approvals of the applicable Gaming Board for the sale or other disposition of any Collateral, including without limitation any interest in any Restricted Subsidiary holding any gaming license and any gaming equipment regulated by Gaming Laws (including any such sale or disposition of gaming equipment consisting of slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, and all other "gaming devices" (as such terms or words of like import referring thereto are defined in the applicable Gaming Laws), and "associated equipment" (as such term or words of like import referring thereto are defined in the applicable Gaming Laws)). Without limiting the foregoing, the Lenders and Secured Party acknowledge that (i) they are subject to being called forward by Gaming Boards or Liquor Authorities, in their discretion, for licensing or a finding of suitability or to file or provide other information, and (ii) all rights, remedies and powers in or under this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and the Liquor Laws and only to the extent that required approvals (including prior approvals) are obtained from the requisite Gaming Board and the Liquor Authorities. The Lenders and Secured Party agree to cooperate with the Gaming Board and the Liquor Authorities in connection with the provision of such documents or other information as may be requested by such Gaming Board and the Liquor Authorities.

                                   ARTICLE 11
                            THE ADMINISTRATIVE AGENT

          11.1 Appointment and Authorization.

               (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

               (b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article 11 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Article 11 and in the definition of "Agent-Related Person" included the Issuing Lender with respect to such acts or omissions, and
     (ii) as additionally provided herein with respect to the Issuing Lender.

          11.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

          11.3 Liability of Administrative Agent. No Agent-Related Person shall
(a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Party or any Affiliate thereof.

          11.4 Reliance by Administrative Agent.

               (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of that portion of the Lenders required by Section 12.2) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

               (b) For purposes of determining compliance with the conditions specified in Article 8, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.

          11.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default as may be directed by the Majority Lenders in accordance with Article 10; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Lenders.

          11.6 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and the other Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

          11.7 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Party and without limiting the obligation of any Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of that portion of the Lenders required by Section 12.2 shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

          11.8 Administrative Agent in its Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the Issuing Lender, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

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          11.9 Successor Administrative Agent. The Administrative Agent may
resign as Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as Issuing Lender and Swing Line Lender. If the Administrative Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by Borrower at all times other than during the existence of an Event of Default (which consent of Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, Issuing Lender and Swing Line Lender and the respective terms "Administrative Agent," "Issuing Lender" and "Swing Line Lender" shall mean such successor administrative agent, Issuing Lender and swing line lender, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring Issuing Lender's and Swing Line Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring Issuing Lender or Swing Line Lender or any other Lender, other than the obligation of the successor Issuing Lender to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 11 and Sections 12.3, 12.11 and 12.22 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

          11.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

               (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.4(i) and (j), 3.2, 3.9, 3.10 and 12.3) allowed in such judicial proceeding; and

               (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

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and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.9, 3.10 and 12.3.

          Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

          11.11 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion,

               (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any Disposition permitted hereunder or under any other Loan Document (including without limitation any Disposition of Permitted Sale Assets permitted hereunder), or (iii) subject to Section 12.2, if approved, authorized or ratified in writing by the Majority Lenders; and

               (b) to release any Significant Subsidiary from its obligations under the Subsidiary Guaranty, if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder and to correspondingly release any equity securities of that Subsidiary Guaranty which are pledged to the Administrative Agent.

          Upon request by the Administrative Agent at any time, the Majority Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section.

          11.12 Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "Syndication Agent," "Documentation Agents," "Joint Lead Arranger," "Co-Arranger," "Managing Agents," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE 12
                                  MISCELLANEOUS

          12.1 Cumulative Remedies; No Waiver. The rights, powers, privileges and remedies of the Administrative Agent and the Lenders provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article 8 hereof are inserted for the sole benefit of the Administrative Agent and the Lenders; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Loan or Letter of Credit without prejudicing the Administrative Agent's or the Lenders' rights to assert them in whole or in part in respect of any other Loan or Letter of Credit.

          12.2 Amendments; Consents.

               (a) No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower or any other Party therefrom, may in any event be effective unless in writing signed by the Administrative Agent with the written consent of the Majority Lenders (or, as set forth in clauses (b) and (c), that greater portion of the Lenders required by this Section 12.2), and, in the case of any amendment, modification or supplement of or to any Loan Document to which Borrower or any Significant Subsidiary is a Party, signed by each such Party, and then only in the specific instance and for the specific purpose given.

               (b) Without the written consent of each affected Lender, no amendment, modification, supplement, termination, waiver or consent may be effective:

                    (1) To reduce or forgive the principal of, or the amount of principal, principal prepayments or the rate of interest payable on, any Note, or the amount of any commitment fee payable to any Lender, or any other fee or amount payable to any Lender under the Loan Documents;

                    (2) To increase the amount of the Commitments or the Pro Rata Share of any Lender (except as provided in Section 2.8 and Section 2.12);

                    (3) To waive an Event of Default consisting of the failure of Borrower to pay principal, interest or any commitment fee when due;

                    (4) To amend (i) the term "Revolving Maturity Date" without the consent of all of the Revolving Lenders, (ii) the term "Term Maturity Date" without the consent of all of the Term Lenders, or
          (iii) to shorten the "Revolving Maturity Date" without the consent of the Term Lenders, or (iv) to shorten the "Term Maturity Date" without the consent of the Revolving Lenders;

                    (5) To otherwise postpone any date fixed for any payment of principal of (including any Term Loan amortization payment), prepayment of principal of or any installment of interest on, any Note or any installment of any commitment fee, or to release any Significant Subsidiary from the Subsidiary Guaranty (except as to any Subsidiary which is the subject of a permitted Disposition);

                    (6) To release any material portion of the Collateral except as otherwise expressly provided for in any Loan Document;

                    (7) To amend the provisions of the definition of "Majority Lenders", the definition of "Required Lenders", or this Section 12.2 or to amend or waive Section 6.4;

                    (8) To delete the requirement that the Completion Reserve Account be maintained in accordance with Article 9;

                    (9) To amend the provisions of Section 3.14(d), 9.3 and 10.2(d) to alter the manner in which payments are allocated amongst the Administrative Agent, the Revolving Lenders and the Term Lenders;

                    (10) to delete the requirement for any mandatory prepayment of the Loans described in Article 3;

                    (11) to modify the manner in which proceeds received from Collateral or other realization upon the Collateral are applied to the Obligations; or

                    (12) To amend any provision of this Agreement that expressly requires the consent or approval of all the Lenders.

               (c) Without the consent of the Required Lenders, no amendment, modification, supplement, termination, waiver or consent may be effective:

                    (1) to amend, modify, supplement, terminate, or waive the provisions of Sections 6.11, 6.12 or 6.13 or the definitions of "Net Senior Debt Ratio," "Net Total Debt Ratio," "Fixed Charge Coverage Ratio" or any of the constituent definitions of such financial ratios which would alter the manner in which the same are calculated or the periods for which any components of these ratios are calculated;

                    (2) to amend, modify, supplement, terminate, or waive the provisions of Section 6.18, the definition of "In-Balance Requirement," the requirement of delivery of In-Balance Certificates or any of the definitions set forth herein in a manner which would alter the manner in which the In-Balance Requirement is calculated; or

                    (3) to amend, modify, supplement, terminate, or waive the provisions of Sections 8.1, 8.2(e), 8.3(b), (c), (d), (e) or (f) or
          Article 9.

               (d) Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 12.2 shall apply equally to, and shall be binding upon, all the Lenders and the Administrative Agent.

          12.3 Costs, Expenses and Taxes. Borrower agrees (a) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents, any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs and the exercise of its rights under Section 5.6, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. Borrower shall also pay on demand the expenses of the Construction Consultant in connection with the monitoring services provided by the Construction Consultant (all as more fully set out in a letter agreement between the Administrative Agent and Borrower). The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this
Section 12.3 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Obligations.

          12.4 Nature of Lenders' Obligations. The obligations of the Lenders hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Administrative Agent or the Lenders or any of them pursuant hereto or thereto may, or may be deemed to, make the Lenders a partnership, an association, a joint venture or other entity, either among themselves or with Borrower or any Affiliate of Borrower. Each Lender's obligation to make any Advance pursuant hereto is several and not joint or joint and several, and in the case of the initial Advance only is conditioned upon the performance by all other Lenders of their obligations to make initial Advances. A default by any Lender will not increase the Pro Rata Share of the Commitments attributable to any other Lender. Any Lender not in default may, if it desires, assume in such proportion as the nondefaulting Lenders agree the obligations of any Lender in default, but is not obligated to do so. The Administrative Agent agrees that it will use its best efforts either to induce the other Lenders to assume the obligations of a Lender in default or to obtain another Lender, reasonably satisfactory to Borrower, to replace such a Lender in default.

          12.5 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Advance or the issuance of a Letter of Credit, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

          12.6 Notices and Other Communications; Facsimile Copies.

               (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                    (i) if to Borrower, the Administrative Agent, the Issuing Lender or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on the signature pages hereof or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

                    (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to Borrower, the Administrative Agent, the Issuing Lender and the Swing Line Lender.

     All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and
     (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, the Issuing Lender and the Swing Line Lender pursuant to Article 2 shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

               (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

               (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Article 7, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

               (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Requests for Letter of Credit) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

          12.7 Execution of Loan Documents. Unless the Administrative Agent otherwise specifies with respect to any Loan Document, (a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and (b) execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

          12.8 Successors and Assigns.

               (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection
     (f) or (h) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection
     (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

               (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Pro Rata Share of the Commitments and the Loans (including for purposes of this subsection (b), participations in Letter of Credit Obligations and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitments and the Obligations at the time owing to it, or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the relevant Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Acceptance, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans; (iii) each assignment of a Pro Rata Share must be approved by the Administrative Agent unless the Person that is the proposed assignee is itself a Lender (or in the case of an assignment of an interest in the Term Loans only, an Affiliate of a Lender or an Approved Fund, and in each case whether or not the proposed assignee would otherwise qualify as an Eligible Assignee), such consent not to unreasonably withheld; and (iv) the parties to each assignment shall

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     execute and deliver to the Administrative Agent an Assignment and
     Acceptance, together with a processing and recordation fee of $3,500 (provided that only a single such fee shall be required in respect of concurrent assignments to not more than five Approved Funds managed by a single manager or advisor). Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.9, 3.10, 12.3 and 12.11 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, Borrower (at its expense) shall execute and deliver appropriate Notes to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

               (c) The Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and Letter of Credit Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In the event a Lender assigns an interest in its Term Loan to any Affiliate of such Lender or an Approved Fund of such Lender and does not notify the Borrower or the Administrative Agent of such assignment, (i) the assigning Lender shall keep and maintain a supplemental register of each such assignment which is not reflected in the Administrative Agent's Register, (ii) until the assigning Lender delivers to the Agent a fully executed copy of the assignment and acceptance agreement pertaining to such assignment in accordance with this Section 12.8, the Administrative Agent, the Lenders and the Borrower shall be entitled to treat the assigning Lender as the party to this Agreement (without regard to the assignee), and (iii) the assigning Lender shall, at the request of Borrower or the Administrative Agent, promptly provide access to, or a copy of, such supplemental register and any information concerning the assignee.

               (d) Any Lender may at any time, without the consent of, or notice to, Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or Borrower or any of Borrower's Affiliates or Subsidiaries ) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in Letter of Credit Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 12.2 that directly affects such Participant. Subject to subsection (e) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.9, 3.10 and 3.14(f) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection
     (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.9 as though it were a Lender, provided such Participant agrees to be subject to Section 12.10 as though it were a Lender.

               (e) A Participant shall not be entitled to receive any greater payment under Sections 3.9, 3.10 or 3.14(f) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.10 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 12.21 as though it were a Lender.

               (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

               (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and Borrower (an "SPC") the option to provide all or any part of any Advance that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that
     (i) nothing herein shall constitute a commitment by any SPC to fund any Advance, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of Borrower under this Agreement (including its obligations under Sections 3.9, 3.10 and 3.14(f)), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior Indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Advance to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Advances to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC.

               (h) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 12.8, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and
     (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

               (i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to Borrower and the Lenders, resign as Issuing Lender and/or (ii) upon 30 days' notice to Borrower, resign as Swing Line Lender. In the event of any such resignation as Issuing Lender or Swing Line Lender, Borrower shall be entitled to appoint from among the Lenders a successor Issuing Lender or Swing Line Lender hereunder; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of Bank of America as Issuing Lender or Swing Line Lender, as the case may be. If Bank of America resigns as Issuing Lender, it shall retain all the rights and obligations of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all Letter of Credit Obligations with respect thereto (including the right to require the Lenders to make Base Advances or fund risk participations in Unreimbursed Amounts pursuant to Section 2.4). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Advances or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.10.

          12.9 Right of Setoff. If an Event of Default has occurred and is continuing, the Administrative Agent or any Lender (but in each case only with the consent of the Majority Lenders) may exercise its rights under Article 9 of the Uniform Commercial Code and other applicable Laws and, to the extent permitted by applicable Laws, apply any funds in any deposit account maintained with it by Borrower and/or any Property of Borrower in its possession against the Obligations.

          12.10 Sharing of Setoffs. Each Lender severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Lender, through any means, receives in payment of the Obligations held by that Lender, then, subject to applicable
Laws: (a) the Lender exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Lender a participation in the Obligations held by the other Lender and shall pay to the other Lender a purchase price in an amount so that the share of the Obligations held by each Lender after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Lenders share any payment obtained in respect of the Obligations ratably in accordance with each Lender's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Lender by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Lender that purchases a participation in the Obligations pursuant to this Section 12.10 shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Lender were the original owner of the Obligation purchased.

          12.11 Indemnity by Borrower. Whether or not the transactions contemplated hereby are consummated, Borrower shall indemnify and hold harmless each Agent-Related Person, the Joint Lead Arrangers, the Co-Arranger, the Syndication Agent, the Documentation Agents, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, trustees, advisors and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or
(c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities") , in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this
Section 12.11 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

          12.12 Nonliability of the Lenders. Borrower acknowledges and agrees that:

               (a) Any inspections of any Property of Borrower made by or through the Administrative Agent or the Lenders are for purposes of administration of the Loan only and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

               (b) By accepting or approving anything required to be observed, performed, fulfilled or given to the Administrative Agent or the Lenders pursuant to the Loan Documents, neither the Administrative Agent nor the Lenders shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Administrative Agent or the Lenders;

               (c) The relationship between Borrower and the Administrative Agent and the Lenders is, and shall at all times remain, solely that of borrower and lenders; neither the Administrative Agent nor the Lenders shall under any circumstance be construed to be partners or joint venturers of Borrower or its Affiliates; neither the Administrative Agent nor the Lenders shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; neither the Administrative Agent nor the Lenders undertake or assume any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with its Property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Administrative Agent or the Lenders in connection with such matters is solely for the protection of the Administrative Agent and the Lenders and neither Borrower nor any other Person is entitled to rely thereon; and

               (d) The Administrative Agent and the Lenders shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnifies and holds the Administrative Agent and the Lenders harmless on the terms set forth in Section 12.11 from any such loss, damage, liability or claim.

          12.13 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower, the Administrative Agent and the Lenders in connection with the Loans and Letters of Credit, and is made for the sole benefit of Borrower, the Administrative Agent and the Lenders, and the Administrative Agent's and the Lenders' successors and assigns. Except as provided in Sections 12.8 and 12.11, no other Person shall have any rights of any nature hereunder or by reason hereof.

          12.14 Confidentiality. Each Lender agrees to hold any confidential information that it may receive from Borrower pursuant to this Agreement in confidence, except for disclosure: (a) to other Lenders; (b) to legal counsel and accountants for Borrower or any Lender or any affiliate of any Lender; (c) to other professional advisors to Borrower or any Lender, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 12.14; (d) to regulatory officials having jurisdiction over that Lender; (e) to any Gaming

Board having regulatory jurisdiction over Borrower or its Subsidiaries, provided that each Lender agrees to use its best efforts to notify Borrower of any such disclosure unless prohibited by applicable Laws; (f) as required by Law or legal process or in connection with any legal proceeding to which that Lender and Borrower are adverse parties; (g) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Lender's interests hereunder or a participation interest in its Note, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 12.14, and (h) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees in writing to be bound by the provisions of this Section 12.14. For purposes of the foregoing, "confidential information" shall mean any information respecting Borrower or its Subsidiaries reasonably considered by Borrower to be confidential, other than
(i) information previously filed with any Government Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Lender, and (iii) information previously disclosed by Borrower to any Person not associated with Borrower without a confidentiality agreement or obligation substantially similar to this
Section 12.14. Notwithstanding the foregoing provisions of this Section, any party to this Agreement or any other Loan Document (and any employee, representative, or other agent of any party to this Agreement or any other Loan Document) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement or any other Loan Document and all materials of any kind (including opinions and other tax analyses) that are provided to it relating to such tax treatment or tax structure. However, any such information relating to the tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities Laws. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Administrative Agent or the Lenders to Borrower.

          12.15 Further Assurances. Borrower and the Significant Subsidiaries shall, at their expense and without expense to the Lenders or the Administrative Agent, do, execute and deliver such further acts and documents as the Majority Lenders or the Administrative Agent from time to time reasonably require for the assuring and confirming unto the Lenders or the Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

          12.16 Integration. This Agreement, together with the other Loan Documents and the letter agreements referred to in Sections 3.3, 3.7 and 3.8, comprise the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

          12.17 Governing Law. Except to the extent otherwise provided therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the local Laws of the State of New York.

          12.18 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

          12.19 Headings. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

          12.20 Time of the Essence. Time is of the essence of the Loan
Documents.

          12.21 Foreign Lenders and Participants.

               (a) Each Foreign Lender shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Foreign Lender by Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by Borrower pursuant to this Agreement) or such other evidence satisfactory to Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax and U.S. backup withholding taxes, including any exemption pursuant to
     Section 881(c) of the Code. Thereafter and from time to time, each such Foreign Lender shall (i) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by Borrower pursuant to this Agreement, (ii) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (iii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Foreign Lender.

               (b) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent (in the reasonable exercise of its discretion),
     (i) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (ii) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Lender.

               (c) Borrower shall not be required to pay any additional amount to any Foreign Lender (i) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section or (B) if such Lender shall have failed to satisfy the foregoing provisions of this Section; provided that if such Lender shall have satisfied the requirement of this Section on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 12.21(c) shall relieve Borrower of its obligation to pay any such amounts in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

               (d) The Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Documents with respect to which Borrower is not required to pay additional amounts under this Section.

               (e) Upon the request of the Administrative Agent, each Lender that is not a Foreign Lender shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

               (f) If any Government Agency asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Commitments, repayment of all other Obligations hereunder and the resignation of the Administrative Agent.

          12.22 Hazardous Material Indemnity. Borrower hereby agrees to indemnify, hold harmless and defend (by counsel reasonably satisfactory to the Administrative Agent) the Administrative Agent and each of the Lenders and their respective directors, officers, employees, agents, successors and assigns from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including but not limited to reasonable attorneys' fees and the reasonably allocated costs of attorneys employed by the Administrative Agent or any Lender, and expenses to the extent that the defense of any such action has not been assumed by Borrower), arising directly or indirectly out of (i) the presence on, in, under or about any Real Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from any Real Property and (ii) any activity carried on or undertaken on or off any Real Property by Borrower or any of its predecessors in title, whether prior to or during the term of this Agreement, and whether by Borrower or any predecessor in title or any employees, agents, contractors or subcontractors of Borrower or any predecessor in title, or any third persons at any time occupying or present on any Real Property, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any

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Hazardous Materials at any time located or present on, in, under or about any
Real Property. The foregoing indemnity shall further apply to any residual contamination on, in, under or about any Real Property, or affecting any natural resources, and to any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws, but the foregoing indemnity shall not apply to Hazardous Materials on any Real Property, the presence of which is caused by the Administrative Agent or the Lenders. Borrower hereby acknowledges and agrees that, notwithstanding any other provision of this Agreement or any of the other Loan Documents to the contrary, the obligations of Borrower under this Section (and under Sections 4.18 and 5.12) shall be unlimited corporate obligations of Borrower and shall not be secured by any Lien on any Real Property. Any obligation or liability of Borrower to any Indemnitee under this Section 12.22 shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to the Lenders.

          12.23 Gaming Boards. The Administrative Agent and each of the Lenders agree to cooperate with all Gaming Boards in connection with the administration of their regulatory jurisdiction over Borrower and its Subsidiaries, including the provision of such documents or other information as may be requested by any such Gaming Board relating to Borrower or any of its Subsidiaries or to the Loan Documents.

          12.24 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

   [Remainder of this page intentionally left blank - signature pages follow]

          12.25 Purported Oral Amendments. BORROWER EXPRESSLY ACKNOWLEDGES THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 12.2. BORROWER AGREES THAT IT WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF THE ADMINISTRATIVE AGENT OR ANY BANK THAT DOES NOT COMPLY WITH SECTION 12.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    PINNACLE ENTERTAINMENT. INC.


                                    By:  /s/ Daniel R. Lee
                                        ----------------------------------------
                                         Daniel R. Lee, Chief Executive Officer

                                    Address:
                                    Pinnacle Entertainment, Inc.
                                    Suite 1800
                                    3800 Howard Hughes Parkway
                                    Las Vegas, NV 89109

                                    Telecopier: (702) 784-7778
                                    Telephone:  (702) 784-7777

                                    BANK OF AMERICA, N.A., as Administrative
                                    Agent


                                    By:  /s/ Janice Hammond
                                        ----------------------------------------
                                             Janice Hammond, Vice President

                                    Address:

                                    Bank of America, N.A.
                                    Agency Management Los Angeles
                                    555 South Flower Street, 17th Floor
                                    Los Angeles, California  90071
                                    Attn: Janice Hammond
                                          Vice President

                                    Telecopier: (213) 345-1213
                                    Telephone:  (213) 345-1210

                                    BANK OF AMERICA, N.A., as a Revolving
                                    Lender and as a Term Lender


                                    By:  /s/ Scott L. Faber
                                        ----------------------------------------
                                            Scott L. Faber, Managing Director

                                    Address:

                                    Bank of America, N.A.
                                    555 South Flower Street, 17th Floor
                                    Los Angeles, California  90071
                                    Attn: Scott L. Faber, Managing Director
                                    Telecopier: (213) 345 1215
                                    Telephone:  (213) 345 1196

                                    With a copy to:

                                    Bank of America, N.A.
                                    555 South Flower Street, 17th Floor
                                    Los Angeles, California  90071
                                    Attn: William S. Newby, Managing Director
                                    Telecopier: (213) 345-1194
                                    Telephone:  (213) 345-1214

                               BEAR STEARNS CORPORATE LENDING INC., as
                               a Revolving Lender


                               By:     /s/ Keith C. Barnish
                                   ---------------------------------------------
                                   Keith C. Barnish, Executive Vice President

                               Address:

                               Bear Stearns & Co. Inc.
                               383 Madison Avenue, 8/th/ Floor
                               New York, NY 10179
                               Attn: Keith C. Barnish, Executive Vice President
                               Telecopier: 212-272-8540
                               Telephone: 212-272-6082

                               With a copy to:

                               Bear Stearns & Co. Inc.
                               383 Madison Avenue, 8/th/ Floor
                               New York, NY 10179
                               Attn: Stephen G. O'Keefe, Vice President
                               Telecopier: 212-272-9184
                               Telephone: 212-272-9430

                                    SOCIETE GENERALE, as a Revolving Lender
                                    and as a Term Lender


                                    By:     /s/ Thomas K. Day
                                        ----------------------------------------
                                            Thomas K. Day
                                    Title:  Managing Director
                                           -------------------------------------

                                    Address for Notices:
                                    Mary Brickley, Director
                                    Societe Generale
                                    Four Embarcadero Center, Suite 1200
                                    San Francisco, CA 94111
                                    415/646-7328
                                    415/646-7200 general
                                    415/989-9922 FAX
                                    mary.brickley@us.socgen.com

                                    HIBERNIA NATIONAL BANK, as a Revolving
                                    Lender


                                    By:      /s/ Ross S. Wales
                                        ----------------------------------------
                                             Ross S. Wales
                                    Title:   Vice President
                                           -------------------------------------
                                    Address: 313 Carondelet Street
                                           -------------------------------------
                                             New Orleans, Louisiana 70130
                                    --------------------------------------------

                                    --------------------------------------------
                                    Telecopier: (504) 533-2060
                                                 ---  --------------
                                    Telephone:  (504) 533-5719
                                                 ---  --------------

                                    CIBC INC. , as a Revolving Lender


                                    By:    /s/ Paul J. Chakmak
                                        ----------------------------------------
                                    Name:  Paul J. Chakmak
                                    Title: Managing Director
                                    CIBC World Markets Corp., as Agent

                                    Address for Notices:
                                    CIBC Inc.
                                    10880 Wilshire Boulevard, Suite 1700
                                    Los Angeles, CA 90024
                                    Attention: Paul J. Chakmak
                                    Telecopier: (310) 446-3610
                                    Telephone:  (310) 446-3535

                                    BANK OF SCOTLAND, as a Revolving Lender
                                    and as a Term Lender


                                    By: /s/ Joseph Fratus
                                        ----------------------------------------
                                            Joseph Fratus
                                    Title:  First Vice President
                                           -------------------------------------
                                    Address: 565 5th Avenue
                                             -----------------------------------
                                             New York, NY 10017
                                    --------------------------------------------

                                    --------------------------------------------
                                    Telecopier: (212) 687-4412
                                    Telephone:  (212) 450-0875
                                    Attn: Shirley Vargas

                                    KZH ING-2 LLC, as a Term Lender


                                    By: /s/ Dorian Herrera
                                        ----------------------------------------
                                            Dorian Herrera
                                    Title:  Authorized Agent
                                           -------------------------------------

                                    Address:
                                    KZH ING 2-LLC
                                    c/o JPMorgan Chase Bank
                                    4 MetroTech Center, 10th Floor
                                    Brooklyn, NY 11245
                                    Attention:  Virginia Conway
                                    Telecopier: (718) 242-6220
                                    Telephone:  (718) 242-4932

                                    KZH CYPRESSTREE-1 LLC, as a Term Lender


                                    By: /s/  Dorian Herrera
                                        ----------------------------------------
                                             Dorian Herrera
                                    Title:   Authorized Agent
                                           -------------------------------------

                                    Address:
                                    KZH CypressTree-1 LLC
                                    c/o JPMorgan Chase Bank
                                    4 MetroTech Center, 10th Floor
                                    Brooklyn, NY 11245
                                    Attention:  Virginia Conway
                                    Telecopier: (718) 242-6220
                                    Telephone:  (718) 242-4932

                                    KZH STERLING LLC, as a Term Lender


                                    By: /s/  Dorian Herrera
                                        ----------------------------------------
                                             Dorian Herrera
                                    Title:   Authorized Agent
                                           -------------------------------------

                                    Address:
                                    KZH STERLING LLC
                                    c/o JPMorgan Chase Bank
                                    4 MetroTech Center, 10th Floor
                                    Brooklyn, NY 11245
                                    Attention:  Virginia Conway
                                    Telecopier: (718) 242-6220
                                    Telephone:  (718) 242-4932

                                    ABLECO FINANCE LLC, as a Revolving
                                    Lender and a Term Lender


                                    By: /s/ Kevin Genda
                                        ----------------------------------------
                                    Name:   Kevin Genda
                                         ---------------------------------------
                                    Title:  SVP
                                           -------------------------------------

                                    Address:
                                    Ableco Finance LLC
                                             450 Park Ave.
                                    --------------------------------------------
                                             New York, N.Y. 10022
                                    --------------------------------------------
                                    Telecopier: (212) 891-1541
                                    Telephone:  (212) 891-2117

                                    A3 FUNDING LP, as a Revolving Lender and a Term Lender

                                    By: A3 Fund Management LLC, its General
                                        Partner


                                        By: /s/ Kevin Genda
                                            ------------------------------------
                                        Name:   Kevin Genda
                                             -----------------------------------
                                        Title:  V.P.
                                               ---------------------------------

                                    Address:
                                             450 Park Ave.
                                    --------------------------------------------
                                             New York, N.Y. 10022
                                    --------------------------------------------

                                    --------------------------------------------
                                    Telecopier: (212) 891-1541
                                    Telephone:  (212) 891-2117

                                    CONTINENTAL CASUALTY COMPANY, as a
                                    Term Lender


                                    By: /s/ Marilou R. McGirr
                                        ----------------------------------------
                                    Name: Marilou R. McGirr
                                        ----------------------------------------
                                    Title: Vice President
                                           -------------------------------------

                                    Address:
                                    Continental Casualty Company
                                           CNA Plaza - 23 South
                                    --------------------------------------------
                                           Chicago, IL 60685
                                    --------------------------------------------
                                    Telecopier: (312) 817-1680
                                    Telephone:  (312) 822-4376